Filed Pursuant to Rule 424(b)(3)
Registration Nos. 333-139913
333-139913-04

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities Offered	Maximum Aggregate Offering Price	Amount of Registration Fee(1)
7 3/4% Trust Preferred Securities	$450,000,000	$17,685.00

(1)	The filing fee of $17,685 is calculated in accordance with Rule 457(r) of the Securities Act of 1933.

Prospectus Supplement to Prospectus dated February 6, 2008.

PNC Capital Trust E
$450,000,000
7 3/4% Trust Preferred Securities
(liquidation amount $25 per security)
fully and unconditionally guaranteed, as described herein, by
The PNC Financial Services Group, Inc.

PNC Capital Trust E, a Delaware statutory trust, will issue the Trust Preferred Securities. Each Trust Preferred Security represents an undivided beneficial interest in the Trust. The only assets of the Trust will be the 7 3/4% Junior Subordinated Notes due March 15, 2068 issued by The PNC Financial Services Group, Inc., which we refer to as the “JSNs.” The Trust will pay distributions on the Trust Preferred Securities only from the proceeds, if any, of interest payments on the JSNs.

The JSNs will bear interest from and including February 13, 2008 at the annual rate of 7 3/4% of their principal amount, payable quarterly in arrears on each March 15, June 15, September 15 and December 15, beginning on June 15, 2008.

We have the right, on one or more occasions, to defer the payment of interest on the JSNs for one or more consecutive interest periods through the earlier of the first period in which we pay current interest and five years without being subject to our obligations under the alternative payment mechanism described in this prospectus supplement and for one or more consecutive interest periods that do not exceed 10 years without giving rise to an event of default. In the event of our bankruptcy, holders of the JSNs will have a limited claim for deferred interest.

If we redeem the JSNs, the Trust will redeem the Trust Preferred Securities using the proceeds from repayment or redemption of the JSNs. We have agreed to redeem the JSNs on March 15, 2038, which we refer to as the “scheduled redemption date,” but only out of net proceeds from the sale of certain replacement capital securities described in this prospectus supplement. In addition, we may, at our option, redeem the JSNs (i) at 100% of their principal amount on or after March 15, 2013 or prior to such date after the occurrence of a “tax event,” “investment company event” or “capital treatment event,” as described in this prospectus supplement, or (ii) prior to March 15, 2013 at a make-whole redemption price after the occurrence of a “rating agency event” as described in this prospectus supplement, in each case plus accrued and unpaid interest through the date of redemption. If not redeemed earlier, the JSNs mature, and will be redeemed, on March 15, 2068, which we refer to as the “final maturity date.”

The JSNs will be subordinated in right of payment and upon our liquidation to all existing and future senior indebtedness of The PNC Financial Services Group, Inc., but will rank equally in right of payment and upon our liquidation with debt that by its terms does not rank senior in right or payment and upon our liquidation to the JSNs and with our trade creditors, and will be effectively subordinated to all liabilities of our subsidiaries. As a result, the Trust Preferred Securities also will be effectively subordinated to the same debt and liabilities. The PNC Financial Services Group, Inc. will guarantee the Trust Preferred Securities on a subordinated basis to the extent described in this prospectus supplement.

The Trust Preferred Securities and the JSNs are not deposits or other obligations of a bank. They are not insured by the FDIC or any other government agency.

Application will be made to list the Trust Preferred Securities on the New York Stock Exchange under the symbol “PNH.” Trading of the Trust Preferred Securities on the New York Stock Exchange is expected to commence within a 30-day period after the initial delivery of the Trust Preferred Securities.

See “Risk Factors” beginning on page S-9 of this prospectus supplement to read about factors you should consider before buying the Trust Preferred Securities.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed on the accuracy or adequacy of this prospectus supplement. Any representation to the contrary is a criminal offense.

	Per Trust
	Preferred Security	Total(1)
Initial public offering price	$25.00	$450,000,000
Underwriting discount(2)	$0.7875	$14,175,000
Proceeds, before expenses, to PNC Financial	$24.2125	$435,825,000

(1)	The initial public offering price does not include accrued distributions, if any, on the Trust Preferred Securities from February 6, 2008 to the date of delivery.

(2)	We will pay the underwriters an underwriting discount of $0.50 for each Trust Preferred Security sold to certain institutions instead of the amount specified in the table above. Therefore, to the extent of any sales to such institutions, the actual total underwriting discount will be less than, and the proceeds to us, before expenses, will be greater than, the amount shown in the table above. See “Underwriting.”

The underwriters expect to deliver the Trust Preferred Securities in book-entry form only through the facilities of The Depository Trust Company against payment in New York, New York on February 13, 2008. Beneficial interests in the Trust Preferred Securities will be shown on, and transfers thereof will be effected only through, records maintained by The Depository Trust Company and its direct and indirect participants, including Clearstream Banking, société anonyme, Luxembourg and Euroclear Bank S.A./N.V.

Joint Book-Runners

MORGAN STANLEY	CITI	MERRILL LYNCH & CO.
(Sole Structuring Advisor)
Senior Co-Manager
UBS INVESTMENT BANK

Prospectus Supplement dated February 6, 2008

ABOUT THIS PROSPECTUS SUPPLEMENT

This document consists of two parts. The first part is the prospectus supplement, which describes the specific terms of this offering. The second part is the prospectus, which describes more general information, some of which may not apply to this offering. You should read both this prospectus supplement and the accompanying prospectus, together with additional information described under the heading “Where You Can Find More Information.”

Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus supplement to “PNC Financial,” “we,” “us,” “our” or similar references mean The PNC Financial Services Group, Inc. and its subsidiaries, and references to the “Trust” mean PNC Capital Trust E.

If the information set forth in this prospectus supplement differs in any way from the information set forth in the accompanying prospectus, you should rely on the information set forth in this prospectus supplement.

You should rely only on the information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus. This prospectus supplement may be used only for the purpose for which it has been prepared. No one is authorized to give information other than that contained in this prospectus supplement and in the documents referred to in this prospectus supplement and which are made available to the public. We have not, and the underwriters have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it.

We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information appearing in this prospectus supplement, the accompanying prospectus or any document incorporated by reference is accurate as of any date other than the date of the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date. Neither this prospectus supplement nor the accompanying prospectus constitutes an offer, or an invitation on our behalf or on behalf of the underwriters, to subscribe for and purchase, any of the securities and may not be used for or in connection with an offer or solicitation by anyone, in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission, or the “SEC.” You may read and copy any document that we file at the SEC’s public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. Please call the SEC at 800-SEC-0330 for further information on the public reference room. In addition, our SEC filings are available to the public from the SEC’s web site at www.sec.gov. Our SEC filings are also available at the offices of the New York Stock Exchange. For further information on obtaining copies of our public filings at the New York Stock Exchange, you should call 212-656-5060.

The SEC allows us to incorporate by reference the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus supplement, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the following documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the “Exchange Act,” until we or any of the underwriters sell all of the securities:

•	Annual Report on Form 10-K and 10-K/A (two filings) for the year ended December 31, 2006;

•	Quarterly Reports on Form 10-Q and 10-Q/A for each of the quarters ended March 31, 2007, June 30, 2007 and September 30, 2007; and

•	Current Reports on Form 8-K filed January 10, 2007, January 24, 2007 (with respect to item 8.01), February 2, 2007, February 9, 2007, February 20, 2007, March 6, 2007, March 7, 2007, March 8, 2007, March 28, 2007, March 30, 2007, April 30, 2007, June 13, 2007, June 14, 2007, July 3, 2007, August 13, 2007 (with respect to item 8.01), October 1, 2007, December 12, 2007, January 22, 2008 and February 4, 2008 (two filings).

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

The PNC Financial Services Group, Inc.
One PNC Plaza
249 Fifth Avenue
Pittsburgh, Pennsylvania 15222-2707
Attention: Shareholder Services
Telephone: 800-982-7652
Email: webqueries@computershare.com

We have also filed a registration statement (Numbers 333-139913, 333-139913-01, 333-139913-02, 333-139913-03 and 333-139913-04) with the SEC relating to the securities offered by this prospectus supplement and the accompanying prospectus. This prospectus supplement is part of the registration statement. You may obtain from the SEC a copy of the registration statement and exhibits that we filed with the SEC when we registered the Trust Preferred Securities. The registration statement may contain additional information that may be important to you.

The Trust has no separate financial statements. The statements would not be material to holders of the securities because the Trust has no independent operations.

Unless otherwise indicated, currency amounts in this prospectus supplement are stated in U.S. dollars.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

We make statements in this prospectus, and we may from time to time make other statements, regarding our outlook or expectations for earnings, revenues, expenses and/or other matters regarding or affecting PNC Financial that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “will,” “ project” and other similar words and expressions.

Forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made. We do not assume any duty and do not undertake to update our forward-looking statements. Actual results or future events could differ, possibly materially, from those that we anticipated in our forward-looking statements, and future results could differ materially from our historical performance.

Our forward-looking statements are subject to the following principal risks and uncertainties. We provide greater detail regarding some of these factors in our 2006 Form 10-K and our 2007 Form 10-Qs, including in the Risk Factors and Risk Management sections of these reports. Our forward-looking statements may also be subject to other risks and uncertainties, including those discussed elsewhere in this prospectus or in our other filings with the SEC.

•	Our businesses and financial results are affected by business and economic conditions, both generally and specifically in the principal markets in which we operate. In particular, our businesses and financial results may be impacted by:

•	Changes in interest rates and valuations in the debt, equity and other financial markets.

•	Disruptions in the liquidity and other functioning of financial markets, including such disruptions in the markets for real estate and other assets commonly securing financial products.

•	Actions by the Federal Reserve and other government agencies, including those that impact money supply and market interest rates.

•	Changes in our customers’, suppliers’ and other counterparties’ performance in general and their creditworthiness in particular.

•	Changes in customer preferences and behavior, whether as a result of changing business and economic conditions or other factors.

•	A continuation of recent turbulence in significant portions of the global financial markets could impact our performance, both directly by affecting our revenues and the value of our assets and liabilities and indirectly by affecting the economy generally.

•	Our operating results are affected by our liability to provide shares of BlackRock common stock to help fund certain BlackRock long-term incentive plan (“LTIP”) programs, as our LTIP liability is adjusted quarterly (“marked-to-market”) based on changes in BlackRock’s common stock price and the number of remaining committed shares, and we recognize gain or loss on such shares at such times as shares are transferred for payouts under the LTIP programs.

•	Competition can have an impact on customer acquisition, growth and retention, as well as on our credit spreads and product pricing, which can affect market share, deposits and revenues.

•	Our ability to implement our business initiatives and strategies could affect our financial performance over the next several years.

•	Legal and regulatory developments could have an impact on our ability to operate our businesses or our financial condition or results of operations or our competitive position or reputation. Reputational impacts, in turn, could affect matters such as business generation and retention, our ability to attract and retain management, liquidity, and funding. These legal and regulatory developments could include: (a) the unfavorable resolution of legal proceedings or regulatory and other governmental inquiries; (b) increased litigation risk from recent regulatory and other governmental developments; (c) the results of the regulatory

S-ii

examination process, our failure to satisfy the requirements of agreements with governmental agencies, and regulators’ future use of supervisory and enforcement tools; (d) legislative and regulatory reforms, including changes to laws and regulations involving tax, pension, education lending, and the protection of confidential customer information; and (e) changes in accounting policies and principles.

•	Our business and operating results are affected by our ability to identify and effectively manage risks inherent in our businesses, including, where appropriate, through the effective use of third-party insurance, derivatives, and capital management techniques.

•	Our ability to anticipate and respond to technological changes can have an impact on our ability to respond to customer needs and to meet competitive demands.

•	The adequacy of our intellectual property protection, and the extent of any costs associated with obtaining rights in intellectual property claimed by others, can impact our business and operating results.

•	Our business and operating results can also be affected by widespread natural disasters, terrorist activities or international hostilities, either as a result of the impact on the economy and capital and other financial markets generally or on us or on our customers, suppliers or other counterparties specifically.

•	Also, risks and uncertainties that could affect the results anticipated in forward-looking statements or from historical performance relating to our equity interest in BlackRock, Inc. are discussed in more detail in BlackRock’s 2006 Form 10-K, including in the Risk Factors section, and in BlackRock’s other filings with the SEC, accessible on the SEC’s website and on or through BlackRock’s website at www.blackrock.com. None of BlackRock’s SEC filings and none of the information displayed on BlackRock’s website is incorporated by reference in this prospectus supplement (other than those Blackrock filings that are expressly incorporated by reference into any of our filings which are incorporated herein under “Where You Can Find More Information”).

We grow our business from time to time by acquiring other financial services companies, including our pending acquisition of Sterling Financial Corporation, with whom we entered into a definitive agreement on July 19, 2007 and agreed to purchase for approximately 4.5 million shares of our common stock and $224 million in cash. Acquisitions in general present us with risks other than those presented by the nature of the business acquired. In particular, acquisitions may be substantially more expensive to complete (including as a result of costs incurred in connection with the integration of the acquired company) and the anticipated benefits (including anticipated cost savings and strategic gains) may be significantly harder or take longer to achieve than expected. In some cases, acquisitions involve our entry into new businesses or new geographic or other markets, and these situations also present risks resulting from our inexperience in these new areas. As a regulated financial institution, our pursuit of attractive acquisition opportunities could be negatively impacted due to regulatory delays or other regulatory issues. Regulatory and/or legal issues related to the pre-acquisition operations of an acquired business may cause reputational harm to PNC Financial following the acquisition and integration of the acquired business into ours and may result in additional future costs arising as a result of those issues.

S-iii

SUMMARY INFORMATION

This summary highlights information contained elsewhere, or incorporated by reference, in this prospectus supplement. As a result, it does not contain all of the information that may be important to you or that you should consider before investing in the Trust Preferred Securities or the JSNs. You should read this entire prospectus supplement and the accompanying prospectus, including the “Risk Factors” section and the documents incorporated by reference, which are described under “Where You Can Find More Information.”

Recent Developments

PNC Earnings for Fourth Quarter and Year Ended December 31, 2007

On January 17, 2008, PNC Financial announced its unaudited financial results for the quarter and year ended December 31, 2007. Net income for the year ended December 31, 2007 was $1.5 billion, or $4.35 per diluted share, compared with 2006 net income of $2.6 billion, or $8.73 per diluted share. Net income for 2006 included a $1.3 billion after-tax gain from the BlackRock/Merrill Lynch Investment Managers (“MLIM”) transaction. Net income for the fourth quarter of 2007 was $178 million, or $.52 per diluted share, compared with $376 million, or $1.27 per diluted share, in the fourth quarter of 2006. Our consolidated financial statements for the year ended December 31, 2007 will not be available until after this offering is completed, and, consequently, will not be available to you prior to investing in this offering. The final audited financial results for the year ended 2007 may vary from our expectations and may be materially different from the preliminary financial results we are providing above due to the completion of the year end audit. Accordingly, you should not place undue reliance on the foregoing financial information.

The PNC Financial Services Group, Inc.

The PNC Financial Services Group, Inc. is a Pennsylvania corporation, a bank holding company and a financial holding company under United States federal law.

PNC Financial is one of the largest diversified financial services companies in the United States based on assets, with businesses engaged in retail banking, corporate and institutional banking, asset management and global fund processing services. PNC Financial provides many of its products and services nationally and others in PNC Financial’s primary geographic markets located in Pennsylvania, New Jersey, Washington, DC, Maryland, Virginia, Ohio, Kentucky and Delaware. PNC Financial also provides certain global fund processing services internationally.

PNC Financial stock is listed on the New York Stock Exchange under the symbol “PNC.”

As of September 30, 2007, PNC Financial had total consolidated assets of approximately $131.4 billion, total consolidated deposits of approximately $78.4 billion and total consolidated shareholders’ equity of approximately $14.5 billion. The principal executive offices of PNC Financial are located at One PNC Plaza, 249 Fifth Avenue, Pittsburgh, Pennsylvania 15222-2707, and its telephone number is 412-762-2000.

PNC Capital Trust E

The Trust is a statutory trust formed under Delaware law pursuant to a declaration of trust by PNC Financial, as sponsor of the Trust, and the property trustee, the Delaware trustee and the administrative trustees. The Trust exists for the exclusive purposes of:

•	issuing the Trust Preferred Securities and common securities, which we refer to as the “Trust Common Securities,” representing undivided beneficial interests in the Trust;

•	investing the gross proceeds of the Trust Preferred Securities and the Trust Common Securities in the JSNs; and

•	engaging in only those activities convenient, necessary or incidental thereto.

The Trust’s business and affairs will be conducted by its trustees, each appointed by us as sponsor of the Trust. The trustees will be The Bank of New York as the “property trustee,” BNYM (Delaware), formerly The Bank of New York (Delaware), as the “Delaware trustee,” and three or more individual trustees who are employees or officers of or affiliated with us as “administrative trustees.”

The principal executive office of the Trust is c/o The PNC Financial Services Group, Inc., One PNC Plaza, 249 Fifth Avenue, Pittsburgh, Pennsylvania 15222 and the Trust’s telephone number is 412-762-2000.

The Trust Preferred Securities

Each Trust Preferred Security represents an undivided beneficial interest in the Trust.

The Trust will sell the Trust Preferred Securities to the public and the Trust Common Securities to PNC Financial. The Trust will use the proceeds from those sales to purchase $450,010,000 aggregate principal amount of 7 3/4% Junior Subordinated Notes due March 15, 2068 of PNC Financial, which we refer to in this prospectus supplement as the “JSNs.” PNC Financial will pay interest on the JSNs at the same rate and on the same dates as the Trust makes payments on the Trust Preferred Securities. The Trust will use the payments it receives on the JSNs to make the corresponding payments on the Trust Preferred Securities.

Distributions

If you purchase Trust Preferred Securities, you will be entitled to receive periodic distributions on the stated liquidation amount of $25 per Trust Preferred Security (the “liquidation amount”) on the same payment dates and in the same amounts as we pay interest to the Trust on a principal amount of JSNs equal to the liquidation amount of such Trust Preferred Security. Distributions will accumulate from February 13, 2008. The Trust will make distribution payments on the Trust Preferred Securities quarterly in arrears on March 15, June 15, September 15 and December 15 of each year, beginning on June 15, 2008. If we defer payment of interest on the JSNs, distributions by the Trust on the Trust Preferred Securities will also be deferred.

Deferral of Distributions

We have the right, on one or more occasions, to defer the payment of interest on the JSNs for one or more consecutive interest periods that do not exceed five years without being subject to our obligations described under “Description of the Junior Subordinated Notes — Alternative Payment Mechanism,” and for one or more consecutive interest periods that do not exceed 10 years without giving rise to an event of default under the terms of the JSNs or the Trust Preferred Securities. However, no interest deferral may extend beyond March 15, 2068 or the earlier repayment or redemption in full of the JSNs.

If we exercise our right to defer interest payments on the JSNs, the Trust will also defer payment of a corresponding amount of distributions on the Trust Preferred Securities during that period of deferral.

Although neither we nor the Trust will be required to make any interest or distribution payments during a deferral period other than pursuant to the alternative payment mechanism, interest on the JSNs will continue to accrue during deferral periods and, as a result, distributions on the Trust Preferred Securities will continue to accumulate at the interest rate of 7 3/4% on the JSNs, compounded on each distribution date.

Following the earlier of (i) the fifth anniversary of the commencement of a deferral period or (ii) a payment of current interest on the JSNs, we will be required, with certain exceptions, to pay deferred interest on the JSNs pursuant to the alternative payment mechanism described under “Description of the Junior Subordinated Notes — Alternative Payment Mechanism.” At any time during a deferral period, we may not pay deferred interest except pursuant to the alternative payment mechanism, subject to limited exceptions. However, we may pay current interest on any interest payment date out of any source of funds free of the limitations of the alternative payment mechanism, even if that interest payment date is during a deferral period.

If we defer payments of interest on the JSNs, the JSNs will be treated as being issued with original issue discount for United States federal income tax purposes at the time of exercise. This means that you must thereafter accrue stated interest as original issue discount in gross income for United States federal income tax purposes, even though neither we nor the Trust will make actual payments on the JSNs, or on the Trust Preferred Securities, as the case may be, during a deferral period. See “Certain United States Federal Income Tax Consequences — U.S. Holders — Interest Income and Original Issue Discount.”

Redemption of Trust Preferred Securities

If we repay or redeem the JSNs, the Trust will use the proceeds of such repayment or redemption to redeem, on a proportionate basis, an equal amount of Trust Preferred Securities and Trust Common Securities. For a description of our rights and obligations to redeem the JSNs, see “Description of the Junior Subordinated Notes — Redemption.”

Liquidation of the Trust and Distribution of JSNs to Holders

We may elect to dissolve the Trust at any time and, after satisfaction of the Trust’s liabilities, to cause the property trustee to distribute the JSNs to the holders of the Trust Preferred Securities. However, if then required under the risk-based capital guidelines or policies of the Board of Governors of the Federal Reserve System applicable to bank holding companies, or any successor federal bank regulatory agency having primary jurisdiction over us (collectively referred to as the “Federal Reserve”) applicable to bank holding companies, we must obtain the approval of the Federal Reserve prior to making that election.

Additional Trust Preferred Securities

The Trust has the right to issue additional Trust Preferred Securities of this series in the future without the consent of or notice to the holders of the Trust Preferred Securities or the JSNs, subject to the conditions described under “Description of the Trust Preferred Securities — Additional Trust Preferred Securities.” Any such additional Trust Preferred Securities will have the same terms as the Trust Preferred Securities being offered by this prospectus supplement but may be offered at a different offering price and accrue distributions from a different date than the Trust Preferred Securities being offered hereby. If issued, any such additional Trust Preferred Securities will become part of the same series as the Trust Preferred Securities being offered hereby.

Book-Entry

The Trust Preferred Securities will be represented by one or more global securities registered in the name of and deposited with The Depository Trust Company (“DTC”) or its nominee. This means that you will not receive a certificate for your Trust Preferred Securities, and Trust Preferred Securities will not be registered in your name, except under certain limited circumstances described in “Book-Entry System.”

The Trust Preferred Securities will be accepted for clearance by DTC. Beneficial interests in the global securities will be shown on, and transfers thereof will be effected only through, the book-entry records maintained by DTC and its direct and indirect participants, including Euroclear Bank, S.A./N.V. (“Euroclear”) and Clearstream Banking, société anonyme, Luxembourg (“Clearstream”). Owners of beneficial interests in the Trust Preferred Securities will receive all payments relating to their Trust Preferred Securities in United States dollars.

Listing of the Trust Preferred Securities

We will apply to list the Trust Preferred Securities on the New York Stock Exchange and we expect trading of the Trust Preferred Securities to commence within 30 days after they are first issued. No assurance can be given, however, that the New York Stock Exchange will approve the Trust Preferred Securities for listing. You should be aware that the listing of the Trust Preferred Securities will not necessarily ensure that a liquid trading market will be available for the Trust Preferred Securities or that you will be able to sell your Trust Preferred Securities at the price you originally paid for them.

The JSNs

Interest

The JSNs will bear interest at the annual rate of 7 3/4%. Interest on the JSNs will accrue from February 13, 2008. We will pay that interest quarterly in arrears on March 15, June 15, September 15 and December 15 of each year (we refer to these dates as “interest payment dates”), beginning on June 15, 2008.

In the event any interest payment date is not a business day, the payment will be made on the following business day without adjustment.

Subordination

The JSNs will be unsecured and subordinated in payment and upon our liquidation to all our senior indebtedness. Senior indebtedness includes all of our existing and future indebtedness for money borrowed, as well as indebtedness evidenced by securities, notes, debentures, bonds and other similar instruments issued, assumed or guaranteed by us (including all junior subordinated debt securities issued to PNC Capital Trust C and PNC Capital Trust D). However, the JSNs will rank equally in payment and upon liquidation with debt that by its terms does not rank senior upon our liquidation to the JSNs and with our trade creditors, and will rank senior to debt that by its terms is subordinated to the JSNs. The JSNs will be effectively subordinated to all liabilities of our subsidiaries. See “Description of the Junior Subordinated Notes — Subordination” for the definition of “senior indebtedness.”

Substantially all of our existing indebtedness is senior indebtedness. As of September 30, 2007, our indebtedness for money borrowed ranking senior to the JSNs in right of payment and upon liquidation, on an unconsolidated basis, totaled approximately $7.1 billion and our subsidiaries’ direct borrowings and deposit liabilities that would effectively rank senior to the JSNs totaled approximately $102.6 billion.

Certain Payment Restrictions Applicable to PNC Financial

During any period in which we have given notice of our election to defer interest payments on the JSNs but the related deferral period has not yet commenced or a deferral period is continuing, we and our subsidiaries generally may not make payments on or redeem or repurchase our capital stock or our debt securities or guarantees ranking pari passu with or junior to the JSNs, subject to certain limited exceptions. In addition, if any deferral period lasts longer than one year, we and our subsidiaries generally may not be permitted to purchase or acquire any of our securities ranking junior to or pari passu with any “qualifying APM securities” the proceeds of which were used to settle deferred interest during the relevant deferral period until the first anniversary of the date on which all deferred interest has been paid. See “Description of the Junior Subordinated Notes — Dividend and Other Payment Stoppages during Interest Deferral and under Certain Other Circumstances.”

The terms of the JSNs permit us to make any payment of current or deferred interest on our debt securities or guarantees that rank on a parity with the JSNs upon our liquidation (“parity securities”) so long as the payment is made pro rata to the amounts due on parity securities (including the JSNs), subject to the limitations described in the last paragraph under “Description of the Junior Subordinated Notes — Alternative Payment Mechanism” to the extent that they apply, and any payment of principal of or deferred interest on parity securities that, if not made, would cause us to breach the terms of the instrument governing such parity securities.

Optional Early Redemption of JSNs

We may elect to redeem any or all of the JSNs at any time on or after March 15, 2013. In addition, we may elect to redeem all, but not less than all, of the JSNs at any time prior to March 15, 2013 if certain changes occur relating to the capital treatment or tax treatment of the JSNs, investment company laws or the rating agency equity credit accorded to the Trust Preferred Securities. In each case, the redemption price of the JSNs will be equal to their principal amount (or, in the case of a redemption in connection with changes in the rating agency credit accorded to the Trust Preferred Securities, a make-whole redemption price), plus accrued and unpaid interest thereon through the date of redemption. For a description of the events that would permit redemption of the JSNs prior to March 15,

2013 and the make-whole redemption price, see “Description of the Junior Subordinated Notes — Optional Early Redemption.”

Any redemption of the JSNs before the final maturity date will be subject to the approval of the Federal Reserve if then required under the capital guidelines or policies of the Federal Reserve.

Maturity and Repayment of JSNs

The JSNs mature, and will be redeemed for their principal amount plus accrued and unpaid interest on March 15, 2068, which we refer to as the “final maturity date.” If that day is not a business day, the JSNs will be redeemed on the next business day without adjustment.

However, we have agreed to redeem the JSNs on March 15, 2038, which we refer to as the “scheduled redemption date.” We will redeem the JSNs on the scheduled redemption date only to the extent we raise sufficient net proceeds from the sale to third party purchasers of one or more issuances of securities, which we refer to as “replacement capital securities,” in the amounts specified under “Description of the Junior Subordinated Notes — Replacement Capital Securities.” We refer to this obligation as the “replacement capital obligation.” We will raise these net proceeds during a 180-day period ending on a notice date that is not more than 30 and not less than 15 days prior to the scheduled redemption date, subject to the occurrence of a “market disruption event” (as defined under “Description of the Junior Subordinated Notes — Market Disruption Events and Supervisory Events”).

If we have not raised sufficient net proceeds to permit full redemption on the scheduled redemption date, we may not otherwise redeem the JSNs and the unpaid principal amount of the JSNs will remain outstanding from interest payment to interest payment date, and the replacement capital obligation will continue to apply, until the first to occur of (i) March 15, 2048, (ii) the date we have raised sufficient net proceeds to permit repayment of the JSNs in full in accordance with the replacement capital obligation, and (iii) an event of default resulting in acceleration of the JSNs under the indenture. See “Description of the Junior Subordinated Notes — Repayment of Principal.”

Any repayment or redemption of the JSNs before the final maturity date will be subject to the approval of the Federal Reserve if then required under the capital guidelines or policies of the Federal Reserve.

Events of Default

The following events are “events of default” with respect to the JSNs:

•	default in the payment of interest, including compounded interest, in full on any JSNs for a period of 30 days after the conclusion of a 10-year period following the commencement of any deferral period; or

•	bankruptcy or receivership of The PNC Financial Services Group, Inc.

If an event of default under the indenture occurs and continues, the indenture trustee or the holders of at least 25% in aggregate principal amount of the outstanding JSNs may declare the entire principal and all accrued but unpaid interest of all JSNs to be due and payable immediately. If the indenture trustee or the holders of JSNs do not make such declaration and the JSNs are beneficially owned by the property trustee on behalf of the Trust, the property trustee or the holders of at least 25% in aggregate liquidation amount of the Trust Preferred Securities shall have such right.

Guarantee by PNC Financial

The payment of distributions out of money held by the Trust, and payments upon redemption of the Trust Preferred Securities or liquidation of the Trust, are guaranteed by us to the extent described under “Description of the Guarantee.” The guarantee, when taken together with our obligations under the JSNs, the indenture and the declaration of trust, including our obligations to pay costs, expenses, debts and liabilities of the Trust, other than with respect to the Trust Common Securities and the Trust Preferred Securities, has the effect of providing a full and unconditional guarantee of amounts due on the Trust Preferred Securities.

The Bank of New York, as the guarantee trustee, will hold the guarantee for the benefit of the holders of the Trust Preferred Securities. The guarantee does not cover payment of distributions when the Trust does not have sufficient available funds to pay those distributions. In that case, except in the limited circumstances in which the holder may take direct action, the remedy of a holder of the Trust Preferred Securities is to vote to direct the property trustee to enforce the property trustee’s rights under the JSNs on behalf of the Trust.

Replacement Capital Covenant

Under a replacement capital covenant, which we refer to as the “replacement capital covenant,” we agree, for the benefit of persons that buy, hold or sell a specified series of our long-term indebtedness ranking senior to the JSNs, that the JSNs and the Trust Preferred Securities will not be repaid, redeemed or purchased by us or any of our subsidiaries on or after March 15, 2038, unless:

•	in the case of a redemption or purchase, we have obtained the prior approval of the Federal Reserve if such approval is then required under the Federal Reserve’s capital guidelines or policies applicable to bank holding companies; and

•	the principal amount repaid or the applicable redemption or purchase price does not exceed specified percentages of certain equity or equity-like replacement capital securities, as described under “Description of the Junior Subordinated Notes — Replacement Capital Securities.”

The replacement capital covenant will terminate upon the earliest to occur of (i) March 15, 2048 or, if earlier, the date the JSNs are otherwise redeemed in full, (ii) the date on which the holders of a majority of the principal amount of a then specified series of long term indebtedness agree to terminate the replacement capital covenant, (iii) the date on which we no longer have outstanding any indebtedness eligible to qualify as “covered debt,” as defined in the replacement capital covenant, and (iv) the occurrence of an event of default and acceleration of the JSNs under the indenture.

See “Replacement Capital Covenant.”

Tax Treatment

In connection with the issuance of the Trust Preferred Securities, Reed Smith LLP, our special tax counsel, will render its opinion substantially to the effect that, while there is no authority directly on point and the issue is not free from doubt, the JSNs will be treated for United States federal income tax purposes as our indebtedness. This opinion is subject to certain customary conditions. By investing in the Trust Preferred Securities, each beneficial owner of Trust Preferred Securities agrees to treat the JSNs as debt for United States federal income tax purposes.

Under that treatment, interest payments on the Trust Preferred Securities will be taxable to U.S. holders as ordinary interest income at the time that such payments are accrued or are received, in accordance with such holders’ method of tax accounting. If a deferral of an interest payment occurs, holders will be required to accrue income for U.S. federal income tax purposes in the form of original issue discount, even though cash distributions are deferred and even though such holders may be cash basis taxpayers. See “Certain United States Federal Income Tax Consequences.”

Use of Proceeds

The Trust will use all of the proceeds from the sale of the Trust Preferred Securities and the Trust Common Securities to purchase the JSNs issued by The PNC Financial Services Group, Inc. The PNC Financial Services Group, Inc intends to use the net proceeds from the sale of the JSNs for general corporate purposes.

Risk Factors

Your investment in the Trust Preferred Securities will involve risks. You should carefully consider the discussion of risks that follows below under “Risk Factors,” and the other information in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein, before deciding whether an investment in the Trust Preferred Securities is suitable for you.

Selected Consolidated Financial Data

The following is selected consolidated financial data for PNC Financial for the years ended December 2006, 2005, 2004, 2003 and 2002 and the nine-month periods ended September 30, 2007 and 2006. The selected consolidated financial data for each of the years ended December 31, 2006, 2005, 2004, 2003 and 2002 are derived from our audited consolidated financial statements. Our consolidated financial statement for each of the five fiscal years ended December 31, 2006 were audited by Deloitte & Touche LLP, an independent registered public accounting firm. The selected unaudited consolidated condensed financial data for PNC Financial for the nine-month periods ended September 30, 2007 and 2006 are derived from our unaudited consolidated financial statements included in our Quarterly Reports on Form 10-Q and 10-Q/A for the periods then ended and, in our opinion, such financial statements reflect all normal recurring adjustments necessary for a fair presentation of the data for those periods.

The summary below should be read in conjunction with our unaudited consolidated financial statements, and the related notes thereto, and the other detailed information included in our Quarterly Reports on Form 10-Q and 10-Q/A for the periods ended September 30, 2007, June 30, 2007, March 31, 2007 and our audited consolidated financial statements, and the related notes thereto, and the other detailed information included in our Annual Report on Form 10-K and Amendments No. 1 and 2 on Forms 10-K/A for the year ended December 31, 2006.

	Nine Months Ended
	September 30,		Twelve Months Ended December 31,
	2007(a)	2006	2006(b)(c)	2005	2004	2003	2002
	(dollars in millions, except per share data)

Summary of Operations
Net interest income	$2,122	$1,679	$2,245	$2,154	$1,969	$1,996	$2,197
Provision for credit losses	127	82	124	21	52	177	309
Noninterest income	2,956	5,358	6,327	4,173	3,572	3,263	3,197
Noninterest expense	3,083	3,474	4,443	4,306	3,712	3,467	3,223

Income before minority interests and income taxes	1,868	3,481	4,005	2,000	1,777	1,615	1,862
Minority interest in income of BlackRock	—	47	47	71	42	47	41
Income taxes	579	1,215	1,363	604	538	539	621

Income from continuing operations	1,289	2,219	2,595	1,325	1,197	1,029	1,200
Income (loss) from discontinued operations, net of tax	—	—	—	—	—	—	(16)

Income before cumulative effect of accounting change	1,289	2,219	2,595	1,325	1,197	1,029	1,184
Cumulative effect of accounting change, net of tax	—	—	—	—	—	(28)	—

Net income	$1,289	$2,219	$2,595	$1,325	$1,197	$1,001	$1,184

	Nine Months Ended
	September 30,		Twelve Months Ended December 31,
	2007(a)	2006	2006(b)(c)	2005	2004	2003	2002
	(dollars in millions, except per share data)

Per Common Share Data
Basic earnings (loss)
Continuing operations	$3.92	$7.60	$8.89	$4.63	$4.25	$3.68	$4.23
Discontinued operations	—	—	—	—	—	—	(0.05)

Before cumulative effect of accounting changes	3.92	7.60	8.89	4.63	4.25	3.68	4.18
Cumulative effect of accounting change	—	—	—	—	—	(0.10)	—

Net income	$3.92	$7.60	$8.89	$4.63	$4.25	$3.58	$4.18

Diluted earnings (loss)
Continuing operations	$3.85	$7.46	$8.73	$4.55	$4.21	$3.65	$4.20
Discontinued operations	—	—	—	—	—	—	(0.05)

Before cumulative effect of accounting changes	3.85	7.46	8.73	4.55	4.21	3.65	4.15
Cumulative effect of accounting change	—	—	—	—	—	(0.10)	—

Net income	$3.85	$7.46	$8.73	$4.55	$4.21	$3.55	$4.15

Cash Dividends declared	$1.81	$1.60	$2.15	$2.00	$2.00	$1.94	$1.92
Period End Balances
Total assets	$131,366	$98.436	$101,820	$91,954	$79,723	$68,168	$66,377
Total deposits	78,409	64,572	66,301	60,275	53,269	45,241	44,982
Total borrowed funds	27,453	14,695	15,028	16,897	11,964	11,453	9,116
Total shareholders’ equity	14,539	10,758	10,788	8,563	7,473	6,645	6,859

(a)	Amounts for 2007 reflect the impact of PNC Financial’s March 2, 2007 acquisition of Mercantile Bankshares Corp.

(b)	Noninterest income for 2006 included the pretax impact of the following: gain on the BlackRock/Merrill Lynch Investment Managers (“MLIM”) transaction of $2.1 billion; securities portfolio rebalancing loss of $196 million; and mortgage loan portfolio repositioning loss of $48 million. Noninterest expense for 2006 included the pretax impact of BlackRock/MLIM transaction integration costs of $91 million. An additional $10 million of integration costs, recognized in the fourth quarter of 2006, were included in noninterest income as a negative component of the asset management line. The after-tax impact of these items was as follows: BlackRock/MLIM transaction gain — $1.3 billion; securities portfolio rebalancing loss — $127 million; mortgage loan portfolio repositioning loss — $31 million; and BlackRock/MLIM transaction integration costs — $47 million.

The aggregate after-tax impact of these items increased net income for the year ended December 31, 2006 by $1.1 billion. On a per share basis, the aggregate after-tax impact of these items increased net income by $3.72 per basic common share or $3.67 per diluted common share.

(c)	Due to the significant one-time adjustments for PNC Financial during 2006, the results for that year may not be typical.

RISK FACTORS

An investment in the Trust Preferred Securities is subject to the risks described below. You should carefully review the following risk factors and other information contained in this prospectus supplement, in documents incorporated by reference in this prospectus supplement and in the accompanying prospectus (including Part I, Item 1A of our most recent Annual Report on Form 10-K and any updates in Part II, Item 1A of a subsequently filed Quarterly Report on Form 10-Q) before deciding whether this investment is suited to your particular circumstances. In addition, because each Trust Preferred Security sold in the offering will represent a beneficial interest in the Trust, which will own our JSNs, you are also making an investment decision with regard to the JSNs, as well as our guarantee of the Trust’s obligations. You should carefully review all the information in this prospectus supplement about all of these securities.

The indenture does not limit the amount of indebtedness for money borrowed — we may issue debt that ranks senior to the JSNs upon our liquidation or in right of payment as to principal or interest.

The JSNs will be subordinate and junior in right of payment and upon our liquidation to our obligations under all of our indebtedness for money borrowed that is not, by its terms, made pari passu with or junior to the JSNs in right of payment and upon liquidation, which includes approximately $526 million of junior subordinated debt securities underlying outstanding trust preferred securities of PNC Financial. However, the JSNs will be pari passu with trade creditors and with other subordinated debt that is, by its terms, expressly made pari passu with the JSNs in right of payment and upon liquidation. As at September 30, 2007, our indebtedness for money borrowed ranking senior to the JSNs in right of payment and upon liquidation, on an unconsolidated basis, totaled approximately $7.1 billion.

“Parity securities” means our debt securities or guarantees that rank on a parity with the JSNs in right of payment and upon our liquidation. We may issue parity securities as to which we are required to make payments of interest during a deferral period on the JSNs that, if not made, would cause us to breach the terms of the instrument governing such parity securities. The terms of the JSNs permit us to make any payment of principal or deferred interest on parity securities that, if not made, would cause us to breach the terms of the instrument governing such parity securities. The JSNs also permit us to make any payment of current or deferred interest on parity securities and on the JSNs during a deferral period that is made pro rata to the amounts due on such parity securities and the JSNs, subject to the limitations described in the last paragraph under “Description of the Junior Subordinated Notes — Alternative Payment Mechanism” to the extent that they apply.

The JSNs beneficially owned by the Trust will be effectively subordinated to the obligations of our subsidiaries.

We receive substantially all of our revenue from dividends from our subsidiaries. Because we are a holding company, our right to participate in any distribution of the assets of our banking or non-banking subsidiaries, upon a subsidiary’s dissolution, winding-up, liquidation or reorganization or otherwise, and thus your ability to benefit indirectly from such distribution, is subject to the prior claims of creditors of any such subsidiary, except to the extent that we may be a creditor of that subsidiary and our claims are recognized. There are legal limitations on the extent to which some of our subsidiaries may extend credit, pay dividends or otherwise supply funds to, or engage in transactions with, us or some of our other subsidiaries. Our subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay amounts due under our contracts or otherwise to make any funds available to us. Accordingly, the payments on our JSNs, and therefore the Trust Preferred Securities, effectively will be subordinated to all existing and future liabilities of our subsidiaries. As at September 30, 2007, our subsidiaries’ direct borrowings and deposit liabilities totaled approximately $102.6 billion.

Our ability to make distributions on or redeem the Trust Preferred Securities is restricted.

Federal banking authorities will have the right to examine the Trust and its activities because it is our subsidiary. Under certain circumstances, including any determination that our relationship to the Trust would result in an unsafe and unsound banking practice, these banking authorities have the authority to issue orders, which could restrict the Trust’s ability to make distributions on or to redeem the Trust Preferred Securities.

We guarantee distributions on the Trust Preferred Securities only if the Trust has cash available.

If you hold any of the Trust Preferred Securities, we will guarantee you, on an unsecured and junior subordinated basis, the payment of the following:

•	any accumulated and unpaid distributions required to be paid on the Trust Preferred Securities, to the extent the Trust has funds available to make the payment;

•	the redemption price for any Trust Preferred Securities called for redemption, to the extent the Trust has funds available to make the payment; and

•	upon a voluntary or involuntary dissolution, winding-up or liquidation of the Trust, other than in connection with a distribution of corresponding assets to holders of Trust Preferred Securities, the lesser of:

•	the aggregate of the stated liquidation amount and all accumulated and unpaid distributions on the Trust Preferred Securities to the date of payment, to the extent the Trust has funds available to make the payment; and

•	the amount of assets of the Trust remaining available for distribution to holders of the Trust Preferred Securities upon liquidation of the Trust.

If we do not make a required interest payment on the JSNs, the Trust will not have sufficient funds to make the related payment on the Trust Preferred Securities. In that case, you will not be able to rely on the guarantee because the guarantee does not cover payments on the Trust Preferred Securities when the Trust does not have sufficient funds to make them. Instead, holders of the Trust Preferred Securities will have to rely on the enforcement by the property trustee of the property trustee’s rights as the beneficial holder of the JSNs on behalf of the trust or proceed directly against us for payment of any amounts due on the JSNs.

Our obligations under the guarantee are unsecured and are subordinated to and junior in right of payment to all of our secured indebtedness and our senior indebtedness, and will rank on a parity with any similar guarantees issued by us in the future.

Holders of the Trust Preferred Securities should not rely on the distributions from the Trust Preferred Securities through their maturity date — they may be redeemed at our option.

The Trust Preferred Securities may be redeemed, in whole or in part, at our option at any time on or after March 15, 2013, at the redemption prices set forth herein, plus any accrued and unpaid distributions through the date of redemption. The holders of the Trust Preferred Securities should assume that this redemption option will be exercised if we are able to refinance at a lower interest rate or it is otherwise in our interest to redeem the JSNs. If the JSNs are redeemed, the Trust must redeem the Trust Preferred Securities and the Trust Common Securities having an aggregate liquidation amount equal to the aggregate principal amount of the JSNs to be redeemed.

Holders of the Trust Preferred Securities should not rely on the distributions from the Trust Preferred Securities through their maturity date — they may be redeemed at any time if certain changes in tax, investment company and bank regulatory law occur or if the rating agency equity credit we receive for the Trust Preferred Securities is reduced.

If certain changes in tax, investment company or bank regulatory law occur or if the rating agency equity credit we receive for the Trust Preferred Securities is reduced, the Trust Preferred Securities could be redeemed by the Trust within 90 days of the event at a redemption price described herein.

Our right to redeem the JSNs is limited by our obligations in the replacement capital covenant.

At or around the time of issuance of the Trust Preferred Securities, we will enter into a replacement capital covenant for the benefit of holders of a designated series of our indebtedness that ranks senior to the JSNs. Pursuant to the replacement capital covenant, we will covenant not to repay, redeem or repurchase JSNs or Trust Preferred Securities during the period from (and including) March 15, 2038 up to (and including) March 15, 2048, unless during the applicable measurement period we or our subsidiaries have received sufficient proceeds from the sale of certain equity or equity-like securities the terms of which are set forth in the replacement capital covenant as described in “Description of the Junior Subordinated Notes — Repayment of Principal.” Our obligations in the replacement capital covenant may prevent us from redeeming JSNs at a time that we would otherwise wish to do so. See “Replacement Capital Covenant.”

Our agreement to redeem the JSNs on or after the scheduled redemption date is limited by the replacement capital covenant, the replacement capital obligation and regulatory approvals.

Our agreement to redeem the JSNs on or after the scheduled redemption date is subject to the replacement capital covenant and the replacement capital obligation. In addition, our agreement to redeem will be subject to approval of the Federal Reserve under the capital guidelines or policies of the Federal Reserve if such approval is then required.

We will covenant in a “replacement capital covenant” for the benefit of a specified class of covered debtholders that we will not, and we will not cause the Trust or our subsidiaries to, redeem, repurchase or purchase, as applicable, the JSNs or the Trust Preferred Securities on or after the scheduled redemption date unless (i) we have obtained any then required regulatory approval, and (ii) subject to certain limitations, during a 180-day period ending on the notice date not more than 30 and not less than 15 days prior to the date of such redemption, repurchase or purchase, as applicable, we have received net proceeds from the sale of replacement capital securities as defined in “Description of the Junior Subordinated Notes — Replacement Capital Securities” in the amounts specified in the replacement capital covenant.

In the replacement capital obligation, we will agree to redeem the JSNs on the scheduled redemption date only out of proceeds raised from the sale of replacement securities in the amounts specified for such securities. See “Description of Junior Subordinated Notes — Repayment of Principal” and “Description of Junior Subordinated Notes — Replacement Capital Securities.”

If a market disruption event (as defined in “Description of Junior Subordinated Notes — Market Disruption Events and Supervisory Events”) occurs or we are unable to raise sufficient net proceeds from the sale of replacement capital securities to permit full redemption on the scheduled redemption date, the unpaid amount will remain outstanding until (i) we have raised sufficient proceeds to permit repayment in full in accordance with the replacement capital obligation or, from March 15, 2048, we have otherwise raised sufficient proceeds after to permit repayment in full, (ii) the JSNs are otherwise redeemed in full on the final maturity date, or (iii) an event of default resulting in an acceleration occurs. See “Description of Junior Subordinated Notes — Replacement Capital Securities.”

We have the right to defer interest for 10 years without causing an event of default.

We have the right to defer interest on the JSNs for a period of up to 10 consecutive years. Although we would be subject to the alternative payment mechanism after we have deferred interest for a period of five consecutive years (or such shorter period resulting from our payment of current interest), if we are unable to raise sufficient eligible proceeds under the alternative payment mechanism, we may fail to pay accrued interest on the JSNs for a period of up to 10 consecutive years without causing an event of default. During any such deferral period, holders of Trust Preferred Securities will receive limited or no current payments on the Trust Preferred Securities and, so long as we are otherwise in compliance with our obligations, such holders will have no remedies against the Trust or us for nonpayment unless we fail to pay all deferred interest (including compounded interest thereon) at the end of the 10-year deferral period.

Our ability to pay deferred interest is limited by the terms of the alternative payment mechanism, and is subject to market disruption events and other factors beyond our control.

If we elect to defer interest payments, we will not be permitted to pay deferred interest on the JSNs (and compounded interest thereon) during the deferral period, which may last up to 10 years, from any source other than the issuance of qualifying APM securities, unless a supervisory event has occurred and is continuing (i.e., the Federal Reserve has disapproved of such issuance or disapproved of the use of proceeds of such issuance to pay deferred interest). In this case, we will be permitted, but not required, to pay deferred interest with cash from any source, all as described under “Description of the Junior Subordinated Notes — Alternative Payment Mechanism.”

The preferred stock issuance cap limits the net proceeds of the issuance of qualifying preferred stock that we may apply to the payment of deferred interest with respect to all deferral periods to 25% of the aggregate principal amount of the JSNs initially issued. The occurrence of a market disruption event or supervisory event may prevent or delay a sale of qualifying APM securities pursuant to the alternative payment mechanism and, accordingly, the payment of deferred interest on the JSNs. Market disruption events include events and circumstances both within and beyond our control, such as the failure to obtain approval of a regulatory body or governmental authority to issue qualifying APM securities or shareholder consent to increase the shares available for issuance in a sufficient amount, in each case, notwithstanding our commercially reasonable efforts. Moreover, we may encounter difficulties in successfully marketing our qualifying APM securities, particularly during times when we are subject to the restrictions on dividends as a result of the deferral of interest. If we do not sell sufficient qualifying APM securities to fund deferred interest payments in these circumstances (other than as a result of a supervisory event), we will not be permitted to pay deferred interest to the Trust and, accordingly, no payment of distributions may be made on the Trust Preferred Securities, even if we have cash available from other sources. See “— Option to Defer Interest Payments,” “— Alternative Payment Mechanism” and “— Market Disruption Events and Supervisory Events” under “Description of the Junior Subordinated Notes.”

The terms of our outstanding junior subordinated debentures prohibit us from making any payment of principal of or interest on the JSNs or the guarantee relating to the Trust Preferred Securities and from repaying, redeeming or repurchasing any JSNs if, depending on the series:

•	we have actual knowledge of any event that would be an event of default under any indenture governing those debentures;

•	an event of default has occurred and is continuing;

•	in certain circumstances, we are in default in respect of payment obligations under the guarantee of such debentures; or

•	at any time when we have deferred interest thereunder.

We must notify the Federal Reserve before using the alternative payment mechanism and may not use it if the Federal Reserve shall have disapproved.

The indenture for the JSNs provides that we must notify the Federal Reserve if the alternative payment mechanism is applicable and that we may not sell our qualifying APM securities or apply any eligible equity proceeds to pay interest pursuant to the alternative payment mechanism if a supervisory event has occurred and is continuing (i.e., the Federal Reserve has disapproved of such issuance or disapproved of the use of proceeds of such issuance to pay deferred interest). The Federal Reserve may allow the issuance of qualifying APM securities, but not allow use of the proceeds to pay deferred interest on the JSNs, and require that the proceeds be applied to other purposes, including supporting a troubled bank subsidiary. Accordingly, if we elect to defer interest on the JSNs and the Federal Reserve disapproves of the issuance of qualifying APM securities or the application of the proceeds to pay deferred interest, we will be unable to pay the deferred interest on the JSNs. See “Description of the Junior Subordinated Notes — Market Disruption Events and Supervisory Events.”

We may continue to defer interest in the event of Federal Reserve disapproval of all or part of the alternative payment mechanism until 10 years have elapsed since the beginning of the deferral period without triggering an event of default under the indenture. As a result, we could defer interest for up to 10 years without being required to sell qualifying APM securities and apply the proceeds to pay deferred interest.

The indenture limits our obligation to raise proceeds from the sale of common stock to pay deferred interest during the first five years of a deferral period and generally does not obligate us to issue qualifying warrants.

The indenture limits our obligation to raise proceeds from the sale of shares of common stock to pay deferred interest attributable to the first five years of any deferral period (including compounded interest thereon) prior to the fifth anniversary of the commencement of a deferral period in excess of an amount we refer to as the “common equity issuance cap.” The common equity issuance cap takes into account all sales of common stock and qualifying warrants under the alternative payment mechanism for that deferral period. Once we reach the common equity issuance cap for a deferral period, we will no longer be obligated to sell common stock to pay deferred interest relating to such deferral period, unless such deferral extends beyond the date which is five years following the commencement of the relevant deferral period. Although we have the right to sell common stock if we have reached the common equity issuance cap, we have no obligation to do so. In addition, the sale of qualifying warrants to raise proceeds to pay deferred interest is an option that we have, but in general we are not obligated to sell qualifying warrants and no party may require us to. See “Description of the Junior Subordinated Notes — Alternative Payment Mechanism.”

We have the ability under certain circumstances to narrow the definition of qualifying APM securities.

We may, without the consent of the holders of the Trust Preferred Securities or the JSNs, amend the definition of “qualifying APM securities” for the purposes of the alternative payment mechanism to eliminate common stock or qualifying warrants (but not both) from the definition if, after the initial issue date for the Trust Preferred Securities, an accounting standard or interpretive guidance of an existing accounting standard issued by an organization or regulator that has responsibility for establishing or interpreting accounting standards in the United States becomes effective such that there is more than an insubstantial risk that failure to eliminate common stock or qualifying warrants as a qualifying APM security would result in a reduction in our earnings per share as calculated for financial reporting purposes. The elimination of either common stock or qualifying warrants from the definition of qualifying APM securities, together with continued application of the preferred stock cap, may make it more difficult for us to succeed in selling sufficient qualifying APM securities to fund the payment of deferred interest.

Deferral of interest payments could adversely affect the market price of the Trust Preferred Securities and cause you to accrue taxable income without the receipt of any cash distribution.

We currently do not intend to exercise our right to defer payments of interest on the JSNs. However, if we exercise that right in the future, the market price of the Trust Preferred Securities is likely to be affected. As a result of the existence of our deferral right, the market price of the Trust Preferred Securities, payments on which depend solely on payments being made on the JSNs, may be more volatile than the market prices of other securities that are not subject to optional deferrals. If we do defer interest on the JSNs and you elect to sell Trust Preferred Securities during the period of that deferral, you may not receive the same return on your investment as a holder that continues to hold its Trust Preferred Securities until the payment of interest at the end of the deferral period.

If we do defer interest payments on the JSNs, you will be required to accrue income, in the form of original issue discount, for United States federal income tax purposes in respect of your proportionate share of the JSNs even if you normally report income when received and even though you may not receive the cash attributable to that income during the deferral period. You will also not receive the cash distribution related to any accrued and unpaid interest from the Trust if you sell the Trust Preferred Securities before the record date for any deferred distributions, even if you held the Trust Preferred Securities on the date that the payments would normally have been paid.

If we exercise our option to defer payment of interest on the JSNs, the Trust Preferred Securities may trade at a price that does not fully reflect the accrued but unpaid interest relating to the underlying JSNs. In the event of that deferral, a holder who disposes of its Trust Preferred Securities will be required to include in income as ordinary income accrued but unpaid interest on the JSNs to the date of disposition and to add that amount to its adjusted tax basis in its ratable share of the underlying JSNs. To the extent the selling price is less than the holder’s adjusted tax basis, that holder will recognize a capital loss. Capital losses generally cannot be applied to offset ordinary income for United States federal income tax purposes. See “Certain United States Federal Income Tax Consequences — U.S. Holders — Interest Income and Original Issue Discount.”

Redemption of the Trust Preferred Securities could have tax and other consequences for the holders of the Trust Preferred Securities.

At our election, we may redeem the JSNs at any time. That redemption would cause a mandatory redemption of the Trust Preferred Securities. If the Trust Preferred Securities were redeemed, the redemption would be a taxable event to the holders of the Trust Preferred Securities. In addition, holders of the Trust Preferred Securities may not be able to reinvest the money received upon the redemption of the Trust Preferred Securities at the same rate as the rate of return on the Trust Preferred Securities.

Claims would be limited upon bankruptcy, insolvency or receivership.

In certain events of our bankruptcy, insolvency or receivership prior to the redemption or repayment of any JSNs, whether voluntary or not, a holder of JSNs will have no claim for, and thus no right to receive, deferred and unpaid interest (including compounded interest thereon) that has not been settled through the application of the alternative payment mechanism, except to the extent such interest (including compounded interest thereon) relates to the earliest two years of the portion of the optional deferral period for which interest has not been paid on such holder’s JSNs. The reduction in such claims for unpaid interest by holders of the JSNs will, in turn, reduce such claims by holders of the Trust Preferred Securities. Because we are permitted to defer interest payments for up to 40 consecutive quarterly interest periods without an event of default, claims may be extinguished in respect of interest accrued (and compounded) during as many as 32 quarterly interest periods.

Holders of the Trust Preferred Securities have limited rights under the JSNs.

Except as described below, you, as a holder of the Trust Preferred Securities, will not be able to exercise directly any other rights with respect to the JSNs.

If an event of default under the Declaration of Trust were to occur and be continuing, holders of the Trust Preferred Securities would rely on the enforcement by the property trustee of its rights as the beneficial holder of the JSNs on behalf of the Trust against us. In addition, the holders of a majority in liquidation amount of the Trust Preferred Securities would have the right to direct the time, method and place of conducting any proceeding for any remedy available to the property trustee, or to direct the exercise of any trust or power conferred upon the property trustee under the Declaration of Trust, including the right to direct the property trustee to exercise the remedies available to it as the beneficial holder of the JSNs on behalf of the Trust.

The indenture for the JSNs provides that the indenture trustee must give holders notice of all defaults or events of default within 60 days after it becomes known to the indenture trustee. However, except in the cases of a default or an event of default in payment on the JSNs, the indenture trustee will be protected in withholding the notice if its responsible officers determine that withholding of the notice is in the interest of such holders.

If the property trustee were to fail to enforce its rights under the JSNs in respect of an indenture event of default after a record holder of the Trust Preferred Securities had made a written request, that record holder may, to the extent permitted by applicable law, institute a legal proceeding against us to enforce the property trustee’s rights under the JSNs. In addition, if we were to fail to pay interest or principal on the JSNs on the date that interest or principal is otherwise payable, except for deferrals permitted by the Declaration of Trust and the indenture, and this failure to pay were continuing, holders of the Trust Preferred Securities may directly institute a proceeding for enforcement of payment of the principal of or interest on the JSNs having a principal amount equal to the aggregate liquidation amount of their Trust Preferred Securities (a “direct action”) after the respective due dates specified in the JSNs. In connection with a direct action, we would have the right under the indenture and the Declaration of Trust to set off any payment made to that holder by us.

The property trustee, as the beneficial holder of the JSNs on behalf of the Trust, has only limited rights of acceleration.

The property trustee, as the beneficial holder of the JSNs on behalf of the Trust, may accelerate payment of the principal and accrued and unpaid interest on the JSNs only upon the occurrence and continuation of an indenture event of default. An indenture event of default is generally limited to payment defaults after giving effect to our deferral rights, and specific events of bankruptcy, insolvency and reorganization relating to us or the receivership of our lead bank.

There is no right of acceleration upon breaches by us of other covenants under the indenture or default on our payment obligations under the guarantee. In addition, the indenture does not protect holders from a sudden and dramatic decline in credit quality resulting from takeovers, recapitalizations, or similar restructurings or other highly leveraged transactions.

PNC Financial generally will control the Trust because your voting rights are very limited; your interests may not be the same as PNC Financial’s interests.

As a holder of the Trust Preferred Securities, you will have limited voting rights. You will be entitled to vote only on the following matters:

•	removal of the property trustee or the Delaware trustee when there is a default under the JSNs or at any other time for cause;

•	certain modifications to the terms of the Trust Preferred Securities and the guarantee that would adversely affect the rights of the holders of the Trust Preferred Securities; and

•	the exercise of certain rights of the Trust as holder of the JSNs.

PNC Financial and the administrative trustees, who are employees or officers of PNC Financial or its affiliates, may amend the Declaration of Trust without the consent of holders of Trust Preferred Securities as described under “Description of Trust Preferred Securities — Amendment of Declaration of Trust.”

There can be no assurance as to the market prices for the Trust Preferred Securities or the JSNs; therefore, the holders of the Trust Preferred Securities may suffer a loss.

We and the Trust cannot give the holders of the Trust Preferred Securities any assurances as to the market prices for the Trust Preferred Securities or the JSNs. Accordingly, the Trust Preferred Securities that an investor may purchase, whether pursuant to the offer made by this prospectus or in the secondary market, may trade at a discount to the price that the investor paid to purchase the Trust Preferred Securities. Several factors will influence the trading price of the Trust Preferred Securities, including:

•	interest and yield rates in the market;

•	the time remaining to the maturity of the Trust Preferred Securities; and

•	PNC Financial’s creditworthiness.

Some or all of these factors will influence the price that you will receive if you sell your Trust Preferred Securities prior to the maturity date.

Additionally, as a result of the right to defer payments on the JSNs, the market price of the Trust Preferred Securities may be more volatile than the market prices of other securities that are not subject to such a deferral right.

The secondary market for the Trust Preferred Securities may be illiquid.

We are unable to predict how the Trust Preferred Securities will trade in the secondary market or whether that market will be liquid or illiquid. There is currently no secondary market for the Trust Preferred Securities. Although we will apply to list the Trust Preferred Securities on the New York Stock Exchange under the symbol “PNH,” we can give you no assurance as to the liquidity of any market that may develop for the Trust Preferred Securities.

The holders of the Trust Preferred Securities may receive a distribution of the JSNs under certain circumstances, and the JSNs may trade at a price that is lower than the price you paid for the Trust Preferred Securities.

Subject to obtaining any then required regulatory approval, PNC Financial may terminate the Trust at any time. If PNC Financial decides to exercise its right to terminate the Trust prior to the redemption or acceleration of the JSNs, the property trustee will distribute the JSNs to holders of the Trust Preferred Securities and holders of the Trust Common Securities in liquidation of the Trust.

No one can accurately predict the market prices for the JSNs that may be distributed. Accordingly, the JSNs that you receive upon a distribution, or the Trust Preferred Securities you hold pending the distribution, may trade at a lower price than what you paid to purchase the Trust Preferred Securities.

There can be no assurance that the Internal Revenue Service or a court will agree with the characterization of the JSNs as indebtedness for United States federal income tax purposes.

The JSNs are novel financial instruments and there is no statutory, judicial or administrative authority that directly addresses the United States federal income tax treatment of securities similar to the JSNs. Thus, no assurance can be given that the Internal Revenue Service or a court will agree with the characterization of the JSNs as indebtedness for United States federal income tax purposes. If the JSNs were recharacterized as equity of PNC Financial, payment on the Trust Preferred Securities to non-U.S. holders would generally be subject to the United States federal withholding tax at a rate of 30% (or such lower applicable treaty rate). See “Certain United States Federal Income Tax Consequences.”

THE PNC FINANCIAL SERVICES GROUP, INC.

PNC Financial is a bank holding company registered under the Bank Holding Company Act of 1956, as amended, and a financial holding company under the Gramm-Leach-Bliley Act. PNC Financial was incorporated under Pennsylvania law in 1983 with the consolidation of Pittsburgh National Corporation and Provident National Corporation. Since 1983, PNC Financial has diversified its geographic presence, business mix and product capabilities through strategic bank and nonbank acquisitions and the formation of various nonbanking subsidiaries.

PNC Financial is one of the largest diversified financial services companies in the United States based on assets, with businesses engaged in retail banking, corporate and institutional banking, asset management and global fund processing services. PNC Financial provides many of its products and services nationally and others in PNC Financial’s primary geographic markets located in Pennsylvania, New Jersey, Washington, DC, Maryland, Virginia, Ohio, Kentucky and Delaware. PNC Financial also provides certain global fund processing services internationally. PNC Financial stock is listed on the New York Stock Exchange under the symbol “PNC.” As of September 30, 2007, PNC Financial had total consolidated assets of approximately $131.4 billion, total consolidated deposits of approximately $78.4 billion and total consolidated shareholders’ equity of approximately $14.5 billion. PNC Financial is the issuer of the junior JSNs.

PNC Financial is a holding company and services its obligations primarily with dividends and advances that it receives from subsidiaries. PNC Financial’s subsidiaries that operate in the banking and securities business can only pay dividends if they are in compliance with the applicable regulatory requirements imposed on them by federal and state bank regulatory authorities and securities regulators. PNC Financial’s subsidiaries may be party to credit agreements that also may restrict their ability to pay dividends. PNC Financial currently believes that none of these regulatory or contractual restrictions on the ability of its subsidiaries to pay dividends will affect PNC Financial’s ability to service its own debt. PNC Financial must also maintain the required capital levels of a bank holding company before it may pay dividends on its stock.

Under the regulations of the Federal Reserve, a bank holding company is expected to act as a source of financial strength for its subsidiary banks. As a result of this regulatory policy, the Federal Reserve might require PNC Financial to commit resources to its subsidiary banks when doing so is not otherwise in the interests of PNC Financial or its shareholders or creditors.

PNC Financial’s principal executive offices are located at One PNC Plaza, 249 Fifth Avenue, Pittsburgh, Pennsylvania 15222-2707, and its telephone number is 412-762-2000.

THE TRUST

The following is a summary of some of the terms of the Trust. This summary, together with the summary of some of the provisions of the related documents described below, contains a description of the material terms of the Trust but is not necessarily complete. We refer you to the documents referred to in the following description, copies of which are available upon request as described under “Where You Can Find More Information.”

PNC Capital Trust E, which we refer to as the “Trust,” is a statutory trust organized under Delaware law pursuant to a Declaration of Trust, signed by us, as sponsor of the Trust, and the Delaware trustee, the property trustee and the administrative trustees and the filing of a certificate of trust with the Delaware Secretary of State. The Trust’s Declaration of Trust will be amended and restated in its entirety by us, the Delaware trustee, the property trustee and the administrative trustees before the issuance of the Trust Preferred Securities. We refer to the Declaration of Trust, as so amended and restated, as the “Declaration of Trust.” The Declaration of Trust will be qualified as an indenture under the Trust Indenture Act of 1939, as amended, which we refer to as the “Trust Indenture Act.”

The Trust was established solely for the following purposes:

•	issuing the Trust Preferred Securities and the Trust Common Securities representing undivided beneficial interests in the Trust;

•	investing the gross proceeds of the Trust Preferred Securities and the Trust Common Securities in the JSNs; and

•	engaging in only those activities convenient, necessary or incidental thereto.

We will own all of the Trust Common Securities, either directly or indirectly. The Trust Common Securities rank equally with the Trust Preferred Securities and the Trust will make payment on its Trust securities pro rata, except that upon certain events of default under the Declaration of Trust relating to payment defaults on the JSNs, the rights of the holders of the Trust Common Securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the Trust Preferred Securities. We will acquire Trust Common Securities in an aggregate liquidation amount equal to $10,000.

The Trust’s business and affairs will be conducted by its trustees, each appointed by us as sponsor of the Trust. The trustees will be The Bank of New York, as the “property trustee,” BNYM (Delaware), formerly The Bank of New York (Delaware), as the “Delaware trustee,” and three or more individual trustees who are employees or officers of or affiliated with us, as “administrative trustees.” The property trustee will act as sole trustee under the Declaration of Trust for purposes of compliance with the Trust Indenture Act. The Bank of New York will act as trustee under the guarantee and the indenture. See “Description of the Guarantee.”

Holders of a majority in liquidation amount of the Trust Common Securities will be entitled to appoint, remove or replace the property trustee and/or the Delaware trustee, unless an event of default under the indenture has occurred and is continuing at a time that the Trust owns any JSNs. Holders of a majority in liquidation amount of the Trust Preferred Securities will be entitled to remove or replace the property trustee and/or the Delaware trustee for cause. In addition, holders of a majority in liquidation amount of the Trust Preferred Securities will be entitled to appoint, remove or replace the property trustee and/or the Delaware trustee, for cause or without cause, if an event of default under the indenture has occurred and is continuing.

The right to vote to appoint, remove or replace the administrative trustees is vested exclusively in the holders of the Trust Common Securities, and in no event will the holders of the Trust Preferred Securities have such right.

The Trust is a “finance subsidiary” of us within the meaning of Rule 3-10 of Regulation S-X under the Securities Act. As a result, no separate financial statements of the Trust are included in this prospectus supplement, and we do not expect that the Trust will file reports with the SEC under the Exchange Act.

The Trust is perpetual, but may be dissolved earlier as provided in the Declaration of Trust.

We will pay all fees and expenses related to the Trust and the offering of the Trust Preferred Securities.

USE OF PROCEEDS

All of the net proceeds from the sale of the Trust Preferred Securities will be invested by the Trust in the JSNs of The PNC Financial Services Group, Inc., which is referred to in this section as “PNC.” PNC will use the proceeds from the sale of the JSNs to the Trust for general corporate purposes, which may include:

•	advances to its subsidiaries to finance their activities;

•	financing of possible future acquisitions;

•	repayment of outstanding indebtedness; and

•	repurchases of issued and outstanding shares of common and/or preferred stock under authorized programs of PNC.

Until it uses the net proceeds for these purposes, PNC will use the net proceeds to reduce short term indebtedness or for temporary investments. PNC expects to incur additional indebtedness in the future to fund its business.

REGULATORY CONSIDERATIONS

For a discussion of the material elements of the regulatory framework applicable to bank holding companies and their subsidiaries and specific information relevant to PNC Financial, please refer to our Annual Report on Form 10-K for the fiscal year ended December 31, 2006 and any subsequent reports we file with the SEC, which are incorporated by reference in this prospectus supplement. The following is a brief overview of the regulatory framework in which we do business.

The PNC Financial Services Group, Inc. is a bank holding company registered under the Bank Holding Company Act of 1956 as amended and a financial holding company under the Gramm-Leach-Bliley Act. We are subject to numerous governmental regulations. Applicable laws and regulations restrict permissible activities and investments and require compliance with protections for loan, deposit, brokerage, fiduciary, mutual fund and other customers, among other things. They also restrict our ability to repurchase stock or to receive dividends from bank subsidiaries and impose capital adequacy requirements. The consequences of noncompliance can include substantial monetary and nonmonetary sanctions.

In addition, we are subject to comprehensive examination and supervision by, among other regulatory bodies, the Board of Governors of the Federal Reserve System and the Office of the Comptroller of the Currency (“OCC”). We are subject to examination by these regulators, which results in examination reports and ratings (which are not publicly available) that can impact the conduct and growth of our businesses. These examinations consider not only compliance with applicable laws and regulations, but also capital levels, asset quality and risk, management ability and performance, earnings, liquidity, and various other factors. An examination downgrade by any of our federal bank regulators potentially can result in the imposition of significant limitations on our activities and growth. These regulatory agencies generally have broad discretion to impose restrictions and limitations on the operations of a regulated entity where the agencies determine, among other things, that such operations are unsafe or unsound, fail to comply with applicable law or are otherwise inconsistent with laws and regulations or with the supervisory policies of these agencies. This supervisory framework could materially impact the conduct, growth and profitability of our operations.

We are also subject to regulation by the SEC by virtue of our status as a public company and due to the nature of some of our businesses.

As a regulated financial services firm, our relationships and good standing with regulators are of fundamental importance to the continuation and growth of our businesses. The Federal Reserve, OCC, SEC and other domestic and foreign regulators have broad enforcement powers, and powers to approve, deny, or refuse to act upon our applications or notices to conduct new activities, acquire or divest businesses or assets, or reconfigure existing operations.

Over the last several years, there has been an increasing regulatory focus on compliance with anti-money laundering laws and regulations, resulting in, among other things, several significant publicly announced enforcement actions. There has also been a heightened focus recently on the protection of confidential customer information.

ACCOUNTING AND REGULATORY CAPITAL TREATMENT

The Trust will not be consolidated on PNC Financial’s balance sheet as a result of the accounting changes reflected in FASB Interpretation No. 46, “Consolidation of Variable Interest Entities,” as revised in December 2003. Accordingly, for balance sheet purposes, PNC Financial will recognize the aggregate principal amount, net of discount, of the JSNs it issues to the Trust as a liability and the amount it invests in the Trust Common Securities as an asset. The interest paid on the JSNs will be recorded as interest expense on PNC Financial’s income statement.

On March 1, 2005, the Federal Reserve adopted amendments to its risk-based capital guidelines. Among other things, the amendments confirm the continuing inclusion of outstanding and prospective issuances of trust preferred securities in the Tier 1 capital of bank holding companies, but make the qualitative requirements for trust preferred securities issued on or after April 15, 2005 more restrictive in certain respects and make the quantitative limits applicable to the aggregate amount of trust preferred securities and other restricted core capital elements that may be included in Tier 1 capital of bank holding companies more restrictive. The Trust Preferred Securities will qualify as Tier 1 capital for PNC Financial.

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

The following unaudited table presents our consolidated ratio of earnings to fixed charges. The consolidated ratio of earnings to fixed charges was computed by dividing income from continuing operations before fixed charges and income taxes (which excludes the income from discontinued operations and the cumulative effect of changes in accounting principles) by fixed charges. Fixed charges represent all interest expense (ratios are presented both excluding and including interest on deposits), the portion of net rental expense that is deemed to be equivalent to interest on debt, borrowed funds discount amortization expense and distributions on trust preferred capital securities. Interest expense (other than on deposits) includes interest on bank notes and senior debt, federal funds purchased, repurchase agreements, other borrowed funds and subordinated debt.

	Nine Months Ended September 30,				Twelve Months Ended December 31,
	2007		2006		2006		2005		2004		2003		2002

Ratio of earnings to fixed charges
Excluding interest on deposits	2.89	x	6.48	x	5.64	x	3.93	x	5.86	x	5.53	x	5.22	x
Including interest on deposits	1.70		2.94		2.60		2.18		3.06		2.95		2.67

CONSOLIDATED RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

The following unaudited table presents our consolidated ratio of earnings to combined fixed charges and preferred stock dividends. The consolidated ratio of earnings to combined fixed charges and preferred stock dividends was computed by dividing income from continuing operations before income taxes (which excludes the income from discontinued operations and the cumulative effect of changes in accounting principles) and fixed charges and preferred stock dividends by fixed charges and preferred stock dividends. Fixed charges represent all interest expense (ratios are presented both excluding and including interest on deposits), the portion of net rental expense that is deemed to be equivalent to interest on debt, borrowed funds discount amortization expense and distributions on trust preferred capital securities. Interest expense (other than on deposits) includes interest on bank notes and senior debt, federal funds purchased, repurchase agreements, other borrowed funds and subordinated debt.

	Nine Months Ended September 30,				Twelve Months Ended December 31,
	2007		2006		2006		2005		2004		2003		2002

Ratio of earnings to fixed charges
Excluding interest on deposits	2.89	x	6.47	x	5.63	x	3.93	x	5.84	x	5.52	x	5.20	x
Including interest on deposits	1.70		2.94		2.60		2.18		3.06		2.95		2.67

CAPITALIZATION

The following table sets forth the consolidated capitalization of PNC Financial as of September 30, 2007 and as adjusted to give effect to the issuance of the Trust Preferred Securities and the JSNs.

You should read the following table together with PNC Financial’s consolidated financial statements and notes thereto incorporated by reference into the prospectus accompanying this prospectus supplement.

	September 30, 2007
	Actual	As Adjusted
	(dollars in millions)

Debt
Deposits	$78,409	$78,409
Subordinated debt	3,976	4,426
Other borrowed funds	23,477	23,477

Total debt	105,862	106,312
Equity capital
Common stock	1,764	1,764
Preferred stock	—	—
Treasury stock	(1,132)	(1,132)
Capital surplus	2,631	2,631
Retained earnings	11,531	11,531
Other	(255)	(255)

Total equity capitalization	14,539	14,539

Total capitalization	$120,401	$120,851

DESCRIPTION OF THE TRUST PREFERRED SECURITIES

The following is a brief description of the terms of the Trust Preferred Securities and of the Declaration of Trust under which they are issued. It does not purport to be complete in all respects. This description is subject to and qualified in its entirety by reference to the Declaration of Trust, copies of which are available upon request from us.

General

The Trust Preferred Securities will be issued pursuant to the Declaration of Trust. The property trustee, The Bank of New York, will act as sole trustee for the Trust Preferred Securities under the Declaration of Trust for purposes of compliance with the provisions of the Trust Indenture Act. The terms of the Trust Preferred Securities will include those stated in the Declaration of Trust, including any amendments thereto, and those made part of the Declaration of Trust by the Trust Indenture Act and the Delaware Statutory Trust Act. The Trust will own all of our 7 3/4% Junior Subordinated Notes due March 15, 2068, which we refer to as the “JSNs.”

In addition to the Trust Preferred Securities, the Declaration of Trust authorizes the administrative trustees of the Trust to issue common securities on behalf of the Trust, which we refer to as the “Trust Common Securities.” We will own, directly or indirectly, all of the Trust Common Securities. The Trust Common Securities rank on a parity, and payments upon redemption, liquidation or otherwise will be made on a proportionate basis, with the Trust Preferred Securities except as set forth under “— Ranking of Trust Common Securities.” The Declaration of Trust does not permit the Trust to issue any securities other than the Trust Common Securities and the Trust Preferred Securities or to incur any indebtedness.

The payment of distributions out of money held by the Trust, and payments upon redemption of the Trust Preferred Securities or liquidation of the Trust, are guaranteed by us to the extent described under “Description of the Guarantee.” The guarantee, when taken together with our obligations under the JSNs, the indenture and the Declaration of Trust, including our obligations to pay costs, expenses, debts and liabilities of the Trust, other than with respect to the Trust Common Securities and the Trust Preferred Securities, has the effect of providing a full and unconditional guarantee of amounts due on the Trust Preferred Securities. The Bank of New York, as the guarantee trustee, will hold the guarantee for the benefit of the holders of the Trust Preferred Securities. The guarantee does not cover payment of distributions when the Trust does not have sufficient available funds to pay those distributions. In that case, except in the limited circumstances in which the holder may take direct action, the remedy of a holder of the Trust Preferred Securities is to vote to direct the property trustee to enforce the property trustee’s rights on behalf of the Trust under the JSNs.

When we use the term “holder” in this prospectus supplement with respect to a registered Trust Preferred Security, we mean the person in whose name such Trust Preferred Securities is registered in the security register. The Trust Preferred Securities will be held in book-entry form only, as described under “Book-Entry System,” except in the circumstances described in that section, and will be held in the name of The Depository Trust Company (“DTC”) or its nominee.

We will apply to list the Trust Preferred Securities on the New York Stock Exchange under the symbol “PNH.”

Distributions

You will be entitled to receive periodic distributions on the stated liquidation amount of $25 per Trust Preferred Security on the same payment dates and in the same amounts as we pay interest on a principal amount of JSNs equal to the liquidation amount of such Trust Preferred Security. The Trust will make distribution payments on the Trust Preferred Securities quarterly in arrears on March 15, June 15, September 15 and December 15 of each year beginning on June 15, 2008.

We refer to these dates to as “distribution dates,” and to the period beginning on and including February 13, 2008 and ending on but excluding the first distribution date, and each successive period beginning on and including a distribution date and ending on but excluding the next distribution date, as a “distribution period.”

On each distribution date, the Trust will pay the applicable distribution to the holders of the Trust Preferred Securities on the record date for that distribution date. The record date for a distribution date will be the last day of the month immediately preceding the month in which the distribution date falls, whether or not a business day. In the event that any distribution date is not a business day, then payment of that distribution will be made on the next succeeding business day without adjustment.

Distributions on the Trust Preferred Securities will accrue from February 13, 2008. Accrued distributions that are not paid to holders of Trust Preferred Securities on the applicable distribution date or on the following business day in the circumstances described above will bear additional interest, to the extent permitted by law, at the same annual rate, from the relevant distribution date, compounded on each subsequent distribution date. The term “distribution” includes any interest payable on unpaid distributions unless otherwise stated.

For purposes of this prospectus supplement, “business day” means any day other than a Saturday, Sunday or any other day on which banking institutions in New York City, New York, the City of Pittsburgh, Pennsylvania, the Commonwealth of Pennsylvania or the City of Wilmington, Delaware are authorized or required by applicable law, regulation or executive order to close.

The Trust Preferred Securities will be effectively subordinated to the same debts and liabilities to which the JSNs are subordinated, as described under “Description of the Junior Subordinated Notes — Subordination.”

The funds available to the Trust for distribution to holders of the Trust Preferred Securities will be limited to payments under the JSNs. If we do not make interest payments on the JSNs, the Trust will not have funds available to pay distributions on the Trust Preferred Securities. The Trust will pay distributions through the property trustee, which will hold amounts received from the JSNs in a payment account for the benefit of the holders of the Trust Preferred Securities and the Trust Common Securities. If we defer payment of interest on the JSNs, distributions by the Trust on the Trust Preferred Securities will also be deferred as described under “— Deferral of Distributions.”

Deferral of Distributions

We have the right, on one or more occasions, to defer payment of interest on the JSNs for one or more consecutive interest periods that do not exceed 10 years, as described under “Description of the Junior Subordinated Notes — Option to Defer Interest Payments.” If we exercise this right, the Trust will also defer payment of a corresponding amount of distributions on the Trust Preferred Securities during that period of deferral. We refer to this period as a “deferral period.” No deferral period may extend beyond the final repayment date of the JSNs or the earlier repayment or redemption in full of the JSNs.

Although neither we nor the Trust will be required to make interest or distribution payments during deferral periods other than pursuant to the alternative payment mechanism described under “Description of the Junior Subordinated Notes — Alternative Payment Mechanism,” interest on the JSNs will continue to accrue during deferral periods and, as a result, distributions on the Trust Preferred Securities will continue to accumulate at the annual rate for the JSNs, compounded on each distribution date. References to “accumulated and unpaid distributions” in this prospectus supplement include all accumulated and unpaid distributions, including compounded amounts thereon.

If the Trust defers distributions, the accumulated and unpaid distributions will be paid on the distribution date following the last day of the deferral period to the holders on the record date for that distribution date. Upon termination of a deferral period and payment of all amounts due on the Trust Preferred Securities, PNC Financial may elect to begin a new deferral period.

If we exercise our deferral right, then during any deferral period, we and our subsidiaries generally may not make payments on or redeem or repurchase our capital stock or our debt securities or guarantees ranking pari passu with or junior to the JSNs upon liquidation, subject to certain limited exceptions, as described under “Description of the Junior Subordinated Notes — Dividend and Other Payment Stoppages during Interest Deferral and under Certain Other Circumstances.”

Redemption

If we repay or redeem the JSNs, in whole or in part, the property trustee will use the JSNs or the proceeds of that repayment or redemption to redeem Trust Preferred Securities and Trust Common Securities with an aggregate liquidation amount equal to the aggregate principal amount of JSNs redeemed or repaid. To the extent that redemption of the Trust Preferred Securities in connection with a repayment or redemption of the JSNs requires prior approval of the Federal Reserve, any such redemption will be subject to such prior approval. Under the Federal Reserve’s current risk-based capital guidelines applicable to bank holding companies, early redemptions of the Trust Preferred Securities will require prior approval of the Federal Reserve.

The redemption price per Trust Preferred Security will equal the applicable redemption or repayment price attributed to $25 in principal amount of the JSNs calculated as described under “Description of the Junior Subordinated Notes — Redemption” or “— Repayment of Principal,” in each case plus accumulated but unpaid distributions to the date of payment. If less than all Trust Preferred Securities and Trust Common Securities are redeemed, the amount of each to be redeemed will be allocated pro rata based upon the total amount of Trust Preferred Securities and Trust Common Securities outstanding, except in the case of a payment default, as set forth under “— Ranking of Trust Common Securities.” However, if redemption of less than all the Trust Preferred Securities in connection with a partial repayment or redemption of the JSNs would result in a delisting of the Trust Preferred Securities, PNC Financial may only redeem the JSNs in whole and not in part.

Redemption Procedures

Notice of any redemption of the Trust Preferred Securities will be mailed by the property trustee at least 30 days but not more than 60 days before the redemption date to the registered address of each holder of Trust Preferred Securities to be redeemed.

If (i) the Trust gives a notice of redemption of Trust Preferred Securities for cash and (ii) we have paid to the property trustee, or the paying agent on behalf of the property trustee, a sufficient amount of cash in connection with the related redemption or maturity of the JSNs, then, by 12:00 p.m., New York City time, on the redemption date, the property trustee, or the paying agent on behalf of the property trustee, will irrevocably deposit with DTC funds sufficient to pay the redemption price for the Trust Preferred Securities being redeemed. See “Book-Entry System.” The Trust will also give DTC irrevocable instructions and authority to pay the redemption amount in immediately available funds to the beneficial owners of the global securities representing the Trust Preferred Securities being redeemed. Distributions to be paid on or before the redemption date for any Trust Preferred Securities called for redemption will be payable to the holders as of the record dates for the related dates of distribution. If the Trust Preferred Securities called for redemption are no longer in book-entry form, the property trustee, to the extent funds are available, will irrevocably deposit with the paying agent for the Trust Preferred Securities funds sufficient to pay the applicable redemption price and will give such paying agent irrevocable instructions and authority to pay the redemption price to the holders thereof upon surrender of their certificates evidencing the Trust Preferred Securities.

If notice of redemption shall have been given and funds deposited as required, then upon the date of such deposit:

•	all rights of the holders of such Trust Preferred Securities called for redemption will cease, except the right of the holders of such Trust Preferred Securities to receive the redemption price and any distribution payable in respect of the Trust Preferred Securities on or prior to the redemption date, but without interest on such redemption price; and

•	the Trust Preferred Securities called for redemption will cease to be outstanding.

If any redemption date is not a business day, then the redemption amount will be payable on the next business day (without any interest or other payment in respect of any such delay).

If payment of the redemption amount for any JSNs called for redemption is improperly withheld or refused and, accordingly, the redemption amount of the Trust Preferred Securities is not paid either by the Trust or by us under the guarantee, then interest on the JSNs will continue to accrue and distributions on the Trust Preferred

Securities called for redemption will continue to accumulate at the annual rate, compounded on each distribution date, from the original redemption date scheduled to the actual date of payment. In this case, the actual payment date will be considered the redemption date for purposes of calculating the redemption amount.

If less than all of the JSNs are to be redeemed on a redemption date, then the aggregate liquidation amount of Trust Preferred Securities and Trust Common Securities to be redeemed shall be allocated pro rata to the Trust Preferred Securities and Trust Common Securities based upon the relative liquidation amounts of such classes, except in the case of a payment default, as set forth under “— Ranking of Trust Common Securities.” The property trustee will select the particular Trust Preferred Securities to be redeemed on a pro rata basis not more than 60 days before the redemption date from the outstanding Trust Preferred Securities not previously called for redemption by any method the property trustee deems fair and appropriate, or if the Trust Preferred Securities are in book-entry only form, in accordance with DTC’s standard procedures. See “Book-Entry System.”

For all purposes of the Declaration of Trust, unless the context otherwise requires, all provisions relating to the redemption of Trust Preferred Securities shall relate, in the case of any Trust Preferred Securities redeemed or to be redeemed only in part, to the portion of the aggregate liquidation amount of Trust Preferred Securities that has been or is to be redeemed.

Subject to applicable law, including, without limitation, United States federal securities laws and the replacement capital covenant, and subject to the Federal Reserve’s risk-based capital guidelines and policies applicable to bank holding companies, we or our affiliates may at any time and from time to time purchase outstanding Trust Preferred Securities by tender, in the open market or by private agreement.

Optional Liquidation of Trust and Distribution of JSNs to Holders

Under the Declaration of Trust, the Trust shall dissolve upon the first to occur of:

•	certain events of bankruptcy, dissolution or liquidation of PNC Financial;

•	the written direction from us, as holder of the Trust Common Securities, to all of the trustees to dissolve the Trust and distribute a like amount of the JSNs to the holders of the Trust Preferred Securities and the Trust Common Securities, subject to our having received any required prior approval of the Federal Reserve;

•	redemption of all of the Trust Preferred Securities as described under “— Redemption;” or

•	the entry of an order for the dissolution of the Trust by a court of competent jurisdiction.

If an early dissolution occurs as described above, the property trustee will liquidate the Trust as expeditiously as possible by distributing, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, to the holders of the Trust Preferred Securities and the Trust Common Securities a number of JSNs with an aggregate stated principal amount equal to the aggregate stated liquidation amount of the outstanding Trust Preferred Securities and the Trust Common Securities and bearing accrued and unpaid interest in an amount equal to the accrued and unpaid distributions on such Trust Preferred Securities and the Trust Common Securities. However, if the property trustee (after consultation with us) determines that such distribution is not possible or if the early dissolution occurs as a result of the redemption of Trust Preferred Securities, then the holders will be entitled to receive out of the assets of the Trust available for distribution to holders, and after satisfaction of liabilities to creditors of the Trust as provided by applicable law, an amount equal to the aggregate liquidation amount plus accrued and unpaid distributions to the date of payment. If the Trust has insufficient assets available to pay in full such aggregate liquidation distribution, then the amounts payable directly by the Trust on its Trust Preferred Securities and Trust Common Securities shall be paid on a pro rata basis, except as set forth under “— Ranking of Trust Common Securities.”

After the liquidation date fixed for any distribution of JSNs to holders of Trust Preferred Securities:

•	the Trust Preferred Securities will no longer be deemed to be outstanding;

•	to the extent JSNs are required to be delivered to holders of Trust Preferred Securities, DTC or its nominee, as the record holder of the Trust Preferred Securities, will receive a registered global certificate or certificates representing the JSNs to be delivered upon such distribution;

•	any certificates representing the Trust Preferred Securities not held by DTC or its nominee or surrendered to the exchange agent will be deemed to represent JSNs having a principal amount equal to the stated liquidation amount of such Trust Preferred Securities, and bearing accrued and unpaid interest in an amount equal to the accrued and unpaid distributions on such Trust Preferred Securities until such certificates are so surrendered for transfer or reissuance; and

•	all rights of the holders of the Trust Preferred Securities will cease, except the right to receive JSNs upon such surrender.

Under current United States federal income tax law, and assuming, as expected, the Trust is treated as a grantor trust, a distribution of JSNs in exchange for the Trust Preferred Securities would not be a taxable event to you. See “Certain United States Federal Income Tax Consequences — U.S. Holders — Receipt of JSNs or Cash upon Liquidation of the Trust.”

Ranking of Trust Common Securities

Payment of distributions on, and the redemption price of and the liquidation distribution in respect of, Trust Preferred Securities and Trust Common Securities, as applicable, shall be made pro rata based on the liquidation amount of the Trust Preferred Securities and Trust Common Securities, except that upon the occurrence and continuation of a payment default on the JSNs, the rights of the holders of the Trust Common Securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the Trust Preferred Securities.

In the case of any event of default under the Declaration of Trust resulting from an event of default under the indenture for the JSNs, we, as holder of the Trust Common Securities, will have no right to act with respect to any such event of default under the Declaration of Trust until the effect of all such events of default with respect to the Trust Preferred Securities have been cured, waived or otherwise eliminated. Until all events of default under the Declaration of Trust with respect to the Trust Preferred Securities have been so cured, waived or otherwise eliminated, the property trustee shall act solely on behalf of the holders of Trust Preferred Securities and not on our behalf, and only the holders of the Trust Preferred Securities will have the right to direct the property trustee to act on their behalf.

If an early dissolution event occurs in respect of the Trust, no liquidation distributions shall be made on the Trust Common Securities unless full liquidation distributions are made on the Trust Preferred Securities.

Please note, however, that the aggregate liquidation preference of the Trust Common Securities is in any event only $10,000.

Events of Default under Declaration of Trust

Any one of the following events constitutes an event of default under the Declaration of Trust, which we refer to as a “Trust Event of Default,” regardless of the reason for such event of default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

•	the occurrence of an event of default under the indenture with respect to the JSNs beneficially owned by the Trust;

•	the default by the Trust in the payment of any distribution on any Trust security of the Trust when such becomes due and payable, and continuation of such default for a period of 30 days;

•	the default by the Trust in the payment of any redemption price of any Trust security of the Trust when such becomes due and payable;

•	the failure to perform or the breach, in any material respect, of any other covenant or warranty of the trustees in the Declaration of Trust for 90 days after the defaulting trustee or trustees have received written notice of the failure to perform or breach in the manner specified in such Declaration of Trust; or

•	the occurrence of certain events of bankruptcy or insolvency with respect to the property trustee and our failure to appoint a successor property trustee within 90 days.

Within 60 days after any Trust Event of Default actually known to the property trustee occurs, the property trustee will transmit notice of such Trust Event of Default to the holders of the affected class of Trust securities and to the administrative trustees, unless such Trust Event of Default shall have been cured or waived. We, as sponsor, and the administrative trustees are required to file annually with the property trustee a certificate as to whether or not we or they are in compliance with all the conditions and covenants applicable to us and to them under the Declaration of Trust.

The existence of a Trust Event of Default under the Declaration of Trust, in and of itself, with respect to the JSNs does not entitle the holders of the Trust Preferred Securities to accelerate the maturity of such JSNs.

An event of default under the indenture for the JSNs with respect to our failure to pay interest that we are otherwise obligated to pay on the JSNs in full within 30 days after the conclusion of a deferral period that continues for 10 years entitles the property trustee, as sole beneficial holder of the JSNs on behalf of the Trust, to declare the JSNs due and payable under the indenture. For a more complete description of remedies available upon the occurrence of an event of default with respect to the JSNs, see “Description of the Junior Subordinated Notes — Events of Default; Waiver and Notice” and “Relationship among Trust Preferred Securities, Junior Subordinated Notes and Guarantees.”

Removal of Trustees

Unless an event of default under the indenture has occurred and is continuing, the property trustee and/or the Delaware trustee may be removed at any time by the holder of the Trust Common Securities. The property trustee and the Delaware trustee may be removed by the holders of a majority in liquidation amount of the outstanding Trust Preferred Securities either (i) for cause, or (ii) if an event of default under the indenture has occurred and is continuing.

In no event will the holders of the Trust Preferred Securities have the right to vote to appoint, remove or replace the administrative trustees, which voting rights are vested exclusively in us as the holder of the Trust Common Securities.

No resignation or removal of a trustee and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the Declaration of Trust.

Co-Trustees and Separate Property Trustee

Unless an event of default under the indenture shall have occurred and be continuing, at any time or from time to time, for the purpose of meeting the legal requirements of the Trust Indenture Act or of any jurisdiction in which any part of the Trust property may at the time be located, we, as the holder of the Trust Common Securities, and the administrative trustees shall have the power to appoint one or more persons either to act as a co-trustee, jointly with the property trustee, of all or any part of such Trust property, or to act as separate trustee of any such property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such person or persons in such capacity any property, title, right or power deemed necessary or desirable, subject to the provisions of such Declaration of Trust. If an event of default under the indenture has occurred and is continuing, the property trustee alone shall have power to make such appointment.

Merger or Consolidation of Trustees

In case the property trustee or Delaware trustee is not a natural person, any person into which either of such trustees may be merged or converted or with which either of such trustees may be consolidated, or any person resulting from any merger, conversion or consolidation to which either of such trustees shall be a party, or any person succeeding to all or substantially all the corporate trust business of either of such trustees, shall be the successor of such trustee under the Declaration of Trust, provided that such person shall be otherwise qualified and eligible.

Mergers, Consolidations, Amalgamations or Replacements of the Trust

The Trust may not merge with or into, consolidate, amalgamate, be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to us or any other person, except as described below or as otherwise described in the Declaration of Trust. The Trust may, at our request, with the consent of the administrative trustees but without the consent of the holders of the Trust Preferred Securities, the property trustee or the Delaware trustee, merge with or into, consolidate, amalgamate, be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to, a successor trust organized as such under the laws of any state if:

•	such successor entity either:

•	expressly assumes all of the obligations of the Trust with respect to the Trust Preferred Securities, or

•	substitutes for the Trust Preferred Securities other securities having substantially the same terms as the Trust Preferred Securities, which we refer to as the “Successor Securities,” so long as the Successor Securities rank the same as the Trust Preferred Securities in priority with respect to distributions and payments upon liquidation, redemption and otherwise;

•	a trustee of such successor entity possessing the same powers and duties as the property trustee is appointed to hold the JSNs then beneficially held by the property trustee on behalf of the Trust;

•	such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the Trust Preferred Securities, including any Successor Securities, to be downgraded by any nationally recognized statistical rating organization;

•	such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of Trust Preferred Securities, including any Successor Securities, in any material respect;

•	such successor entity has purposes substantially identical to those of the Trust;

•	prior to such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, the property trustee has received an opinion from counsel to the Trust experienced in such matters to the effect that:

•	such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of Trust Preferred Securities, including any Successor Securities, in any material respect, and

•	following such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the Trust nor such successor entity will be required to register as an investment company under the Investment Company Act of 1940, which we refer to as the “Investment Company Act”;

•	the Trust has received an opinion of counsel experienced in such matters that such merger, consolidation, amalgamation, conveyance, transfer or lease will not cause the Trust or the successor entity to be classified as an association or a partnership for United States federal income tax purposes; and

•	we or any permitted successor or assignee own all of the Trust Common Securities of such successor entity and guarantee the obligations of such successor entity under the Successor Securities at least to the extent provided by the guarantee.

Notwithstanding the foregoing, the Trust may not, except with the consent of holders of 100% in liquidation amount of the Trust Preferred Securities, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the Trust or the successor entity to be classified as other than one or more grantor trusts or agency arrangements or to be classified as an association or a partnership for United States federal income tax purposes.

Voting Rights

Except as provided herein and under “Description of the Guarantee — Amendments and Assignment” and as otherwise required by law and the Declaration of Trust, the holders of the Trust Preferred Securities will have no voting rights or control over the administration, operation or management of the Trust or the obligations of the parties to the Declaration of Trust, including in respect of JSNs beneficially owned by the Trust. However, under the Declaration of Trust, the property trustee will be required to obtain the consent of such holders:

•	to make certain amendments to the Declaration of Trust as described under “— Amendment of the Declaration of Trust”; or

•	before exercising some of its rights in respect of the JSNs on behalf of the Trust as described under “— Rights under the Indenture and JSNs.”

No vote or consent of the holders of Trust Preferred Securities will be required for the Trust to redeem and cancel the Trust Preferred Securities in accordance with the Declaration of Trust.

Any required approval of holders of Trust Preferred Securities may be given at a meeting of holders of Trust Preferred Securities convened for such purpose or pursuant to written consent. The property trustee will cause a notice of any meeting at which holders of Trust Preferred Securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be given to each record holder of Trust Preferred Securities in the manner set forth in the Declaration of Trust.

Notwithstanding that holders of the Trust Preferred Securities are entitled to vote or consent under any of the circumstances described above, any of the Trust Preferred Securities that are owned by us or our affiliates, shall, for purposes of such vote or consent, be treated as if they were not outstanding.

Amendment of the Declaration of Trust

We and the administrative trustees may amend the Declaration of Trust without the consent of the holders of the Trust Preferred Securities, the property trustee or the Delaware trustee to:

•	cure any ambiguity, correct or supplement any provisions in the Declaration of Trust that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under such Declaration of Trust, which may not be inconsistent with the other provisions of the Declaration of Trust, unless such amendment will materially and adversely affect the interests of any holder of Trust Preferred Securities, the property trustee or the Delaware trustee or impose any additional duty or obligation on the property trustee or the Delaware trustee;

•	modify, eliminate or add to any provisions of the Declaration of Trust to such extent as shall be necessary to ensure that the Trust will be classified for United States federal income tax purposes as one or more grantor trusts or agency arrangements and not as an association or a partnership at all times that any Trust securities are outstanding, to ensure that the Trust will not be required to register as an “investment company” under the Investment Company Act or to ensure the treatment of the Trust Preferred Securities as Tier 1 capital under prevailing Federal Reserve rules and regulations, unless such amendment will materially and adversely affect the interests of any holder of Trust Preferred Securities, the property trustee or the Delaware trustee or impose any additional duty or obligation on the property trustee or the Delaware trustee;

•	provide that certificates for the Trust Preferred Securities may be executed by an administrative trustee by facsimile signature instead of manual signature, in which case such amendment(s) shall also provide for the appointment by us of an authentication agent and certain related provisions;

•	require that holders that are not United States persons for United States federal income tax purposes irrevocably appoint a United States person to exercise any voting rights to ensure that the Trust will not be treated as a foreign trust for United States federal income tax purposes; or

•	conform the terms of the Declaration of Trust to the description of the Declaration of Trust, the Trust Preferred Securities and the Trust Common Securities in this prospectus supplement, in the manner provided in the Declaration of Trust.

Any such amendment shall become effective when notice thereof is given to the property trustee, the Delaware trustee and the holders of the Trust Preferred Securities.

We and the administrative trustees may generally amend the Declaration of Trust with the consent of holders representing not less than a majority in liquidation amount of the outstanding Trust Preferred Securities affected by the amendments; provided that the trustees of the Trust receive an opinion of counsel to the effect that such amendment or the exercise of any power granted to the trustees of the Trust in accordance with such amendment will not affect the Trust’s status as one or more grantor trusts or agency arrangements for United States federal income tax purposes or affect the Trust’s exemption from status as an “investment company” under the Investment Company Act.

However, the Declaration of Trust may not be amended without the consent of each affected holder of Trust securities to:

•	change the amount or timing, or otherwise adversely affect the amount, of any distribution required to be made in respect of Trust securities as of a specified date; or

•	restrict the right of a holder of Trust securities to institute a suit for the enforcement of any such payment on or after such date.

Rights under the Indenture and JSNs

So long as the property trustee beneficially holds any JSNs on behalf of the Trust, the trustees of the Trust may not, without obtaining the prior approval of the holders of a majority in aggregate liquidation amount of all outstanding Trust Preferred Securities:

•	direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee for the JSNs, or execute any trust or power conferred on the indenture trustee with respect to such JSNs;

•	waive any past default that is waivable under the indenture;

•	exercise any right to rescind or annul a declaration that the principal of all the JSNs is due and payable; or

•	consent to any amendment, modification or termination of the indenture or such JSNs, where such consent by the holders of the JSNs shall be required.

If a consent under the indenture would require the consent of each holder of JSNs affected thereby, no such consent may be given by the property trustee without the prior consent of each holder of the Trust Preferred Securities.

The property trustee will notify each holder of Trust Preferred Securities of any notice of default with respect to the JSNs. In addition to obtaining the foregoing approvals of the holders of the Trust Preferred Securities, before taking any of the foregoing actions, the administrative trustees of the Trust will obtain an opinion of counsel experienced in such matters to the effect that such action would not cause the Trust to be classified as other than one or more grantor trusts or agency arrangements or as an association or a partnership for United States federal income tax purposes. The property trustee may not revoke any action previously authorized or approved by a vote of the holders of the Trust Preferred Securities except by subsequent vote of the holders of the Trust Preferred Securities.

Payment and Paying Agent

Payments on the Trust Preferred Securities shall be made to DTC, which shall credit the relevant accounts on the applicable distribution dates. If any Trust Preferred Securities are not held by DTC, such payments shall be made by check mailed to the address of the holder as such address shall appear on the register.

The paying agent shall initially be The Bank of New York and any co-paying agent chosen by the property trustee and reasonably acceptable to us and to the administrative trustees. The paying agent shall be permitted to resign as paying agent upon 30 days’ written notice to the administrative trustees and to the property trustee. In the event that The Bank of New York shall no longer be the paying agent, the property trustee will appoint a successor to act as paying agent, which will be a bank or trust company reasonably acceptable to the administrative trustees and to us.

Registrar and Transfer Agent

The Bank of New York will act as registrar and transfer agent for the Trust Preferred Securities.

The Trust Preferred Securities may be presented for registration of transfer, duly endorsed or accompanied by a satisfactory written instrument of transfer, at the office or agency maintained by us for that purpose in a place of payment. Any Trust Preferred Securities can be exchanged for other Trust Preferred Securities so long as such other Trust Preferred Securities are denominated in authorized denominations and have the same aggregate liquidation amount and same terms as the Trust Preferred Securities that were surrendered for exchange.

There will be no service charge for any registration of transfer or exchange of the Trust Preferred Securities, but we may require holders to pay any tax or other governmental charge payable in connection with a transfer or exchange of the Trust Preferred Securities. We may at any time rescind the designation or approve a change in the location of any office or agency, in addition to the security registrar, designated by us where holders can surrender the Trust Preferred Securities for registration of transfer or exchange. However, the Trust will be required to maintain an office or agency in each place of payment for the Trust Preferred Securities.

Neither the Trust nor the transfer agent shall be required to register the transfer of or exchange any Trust security during a period beginning at the opening of business 15 days before the day of selection for redemption of Trust securities and ending at the close of business on the day of mailing of notice of redemption or to transfer or exchange any Trust security so selected for redemption in whole or in part, except, in the case of any Trust security to be redeemed in part, any portion thereof not to be redeemed.

Information Concerning the Property Trustee

Other than during the occurrence and continuance of a Trust Event of Default, the property trustee undertakes to perform only the duties that are specifically set forth in the Declaration of Trust. After a Trust Event of Default, the property trustee must exercise the same degree of care and skill as a prudent individual would exercise or use in the conduct of his or her own affairs. Subject to this provision, the property trustee is under no obligation to exercise any of the powers vested in it by the Declaration of Trust at the request of any holder of Trust Preferred Securities unless it is offered indemnity satisfactory to it by such holder against the costs, expenses and liabilities that might be incurred. If no Trust Event of Default has occurred and is continuing and the property trustee is required to decide between alternative courses of action, construe ambiguous provisions in the Declaration of Trust or is unsure of the application of any provision of the Declaration of Trust, and the matter is not one upon which holders of Trust Preferred Securities are entitled under the Declaration of Trust to vote, then the property trustee will take any action that we direct. If we do not provide direction, the property trustee may take or refrain from taking any action that it deems advisable and in the interests of the holders of the Trust securities and will have no liability except for its own bad faith, gross negligence or willful misconduct.

We and our affiliates may maintain certain accounts and other banking relationships with the property trustee and its affiliates in the ordinary course of business.

Trust Expenses

Pursuant to the Declaration of Trust, we, as sponsor, agree to pay:

•	all debts and other obligations of the Trust (other than with respect to the Trust Preferred Securities);

•	all costs and expenses of the Trust, including costs and expenses relating to the organization of the Trust, the fees, expenses and indemnities of the trustees and the cost and expenses relating to the operation of the Trust; and

•	any and all taxes and costs and expenses with respect thereto, other than United States withholding taxes, to which the Trust might become subject.

Governing Law

The Declaration of Trust will be governed by and construed in accordance with the laws of Delaware.

Miscellaneous

The administrative trustees are authorized and directed to conduct the affairs of and to operate the Trust in such a way that it will not be required to register as an “investment company” under the Investment Company Act or characterized as other than one or more grantor trusts or agency arrangements for United States federal income tax purposes. The administrative trustees are authorized and directed to conduct their affairs so that the JSNs will be treated as indebtedness of PNC Financial for United States federal income tax purposes.

In this regard, we and the administrative trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust of the Trust or the Declaration of Trust, that we and the administrative trustees determine to be necessary or desirable to achieve such end, as long as such action does not materially and adversely affect the interests of the holders of the Trust Preferred Securities.

Holders of the Trust Preferred Securities have no preemptive or similar rights. The Trust Preferred Securities are not convertible into or exchangeable for our common stock or preferred stock.

Subject to the replacement capital covenant and to the Federal Reserve’s risk-based capital guidelines and policies applicable to bank holding companies, we or our affiliates may from time to time purchase any of the Trust Preferred Securities that are then outstanding by tender, in the open market or by private agreement.

The Trust may not borrow money or issue debt or mortgage or pledge any of its assets.

Additional Trust Preferred Securities

The Trust has the right to issue additional Trust Preferred Securities of this series in the future without the consent or notice to the holders of the Trust Preferred Securities or the JSNs, provided that:

•	the Trust receives an opinion of counsel experienced in such matters that after the issuance the Trust will continue to be classified for United States federal income tax purposes as a grantor trust, that the issuance will not result in a gain or loss to existing holders and that the additional Trust Preferred Securities will be fungible with the Trust Preferred Securities issued hereunder for United States federal income tax purposes;

•	the Trust receives an opinion of counsel experienced in such matters that after the issuance the Trust will not be required to register as an investment company under the Investment Company Act; and

•	the Trust concurrently purchases a like amount of JSNs.

Any such additional Trust Preferred Securities will have the same terms as the Trust Preferred Securities being offered by this prospectus supplement but may be offered at a different offering price and accrue distributions from a different date than the Trust Preferred Securities being offered hereby. If issued, any such additional Trust Preferred Securities will become part of the same series as the Trust Preferred Securities being offered hereby.

DESCRIPTION OF THE JUNIOR SUBORDINATED NOTES

The following is a brief description of the terms of the JSNs and the indenture. It does not purport to be complete in all respects. This description is subject to and qualified in its entirety by reference to the JSNs and the indenture referred to herein, copies of which are available upon request from us.

The JSNs will be issued pursuant to the amended and restated junior subordinated indenture, to be dated as of February 13, 2008, between us and The Bank of New York, as indenture trustee. We refer to the junior subordinated indenture, as amended and supplemented (including by a first supplemental indenture, to be dated as of February 13, 2008), as the “indenture,” and to The Bank of New York or its successor, as indenture trustee, as the “indenture trustee.” You should read the indenture for provisions that may be important to you.

When we use the term “holder” in this prospectus supplement with respect to a registered JSN, we mean the person in whose name such JSN is registered in the security register. We expect that the JSNs will be held in book-entry form only, as described under “Book-Entry System,” and will be held in the name of DTC or its nominee.

As used under this caption, the term “PNC Financial,” “we,” “us,” “our” or similar references mean The PNC Financial Services Group, Inc. and not any of its subsidiaries.

The indenture does not limit the amount of debt that we or our subsidiaries may incur either under the indenture or other indentures to which we are or become a party. The JSNs are not convertible into or exchangeable for our common stock or authorized preferred stock.

General

The JSNs will be unsecured and subordinated in payment and upon our liquidation (whether in bankruptcy or otherwise) to all of our indebtedness for money borrowed, including approximately $526 million of junior subordinated debt securities underlying outstanding trust preferred securities of PNC Financial and other subordinated debt that is not, by its terms, expressly made pari passu with, or junior to, the JSNs in right of payment and upon liquidation. However, the JSNs will be pari passu with trade creditors and other subordinated debt that is, by its terms, expressly made pari passu with the JSNs in right of payment and upon liquidation.

Interest Payments

The JSNs will bear interest at the annual rate of 7 3/4%, from and including February 13, 2008, payable quarterly in arrears on March 15, June 15, September 15 and December 15 of each year, beginning on June 15, 2008.

We refer to these dates as “interest payment dates,” and to the period beginning on and including February 13, 2008 and ending on but excluding the first interest payment date, and each successive period beginning on and including an interest payment date and ending on but excluding the next interest payment date, as an “interest period.” The amount of interest payable will be computed on the basis of a 360-day year consisting of twelve 30-day months.

On each interest payment date, we will pay the applicable interest to the holders of the JSNs on the record date for that interest payment date. The record date for an interest payment date shall be the last day of the month immediately preceding the month in which the interest payment date falls, whether or not a business day. In the event any interest payment date is not a business day, the payment made on the following business day shall be made without adjustment.

Interest on the JSNs will accrue from February 13, 2008. Accrued interest that is not paid on the applicable interest payment date or on the following business day in the circumstances described above will bear additional interest, to the extent permitted by law, at the same annual rate, from the relevant interest payment date, compounded on each subsequent interest payment date. The terms “interest” and “deferred interest” refer not only to regularly scheduled interest payments but also to interest on interest payments not paid on the applicable interest payment date (i.e., compounded interest).

Option to Defer Interest Payments

We may elect at one or more times to defer payment of interest on the JSNs for one or more consecutive interest periods that do not exceed 10 years. We may defer payment of interest subject to our obligations described under “— Alternative Payment Mechanism.” We may not defer interest beyond the final maturity date or the earlier repayment or redemption in full of the JSNs.

Deferred interest on the JSNs will bear interest at the annual rate of 7 3/4%, compounded on each interest payment date, subject to applicable law. As used in this prospectus supplement, a “deferral period” refers to the period beginning on an interest payment date with respect to which we elect to defer interest and ending on the earlier of (i) the tenth anniversary of that interest payment date and (ii) the next interest payment date on which we have paid the deferred interest, all deferred interest with respect to any subsequent period and all other accrued interest on the JSNs. At the end of any deferral period, we will pay all deferred interest on the JSNs to the holder as of the close of business on the record date with respect to the interest payment date at the end of such deferral period.

We have agreed in the indenture that, subject to the occurrence and continuation of a “supervisory event” or a “market disruption event” (each as defined under “— Market Disruption Events and Supervisory Events”):

•	immediately following the first interest payment date during the deferral period on which we elect to pay current interest or, if earlier, the fifth anniversary of the beginning of the deferral period, we will be required to sell “qualifying APM securities” (as defined under “— Alternative Payment Mechanism”) pursuant to the alternative payment mechanism and apply the eligible proceeds to the payment of any deferred interest (including compounded interest thereon) on the next interest payment date, and this requirement will continue in effect until the end of the deferral period; and

•	we will not pay deferred interest (including compounded interest thereon) during any deferral period prior to the final repayment date or at any time an event of default has occurred and is continuing from any source other than eligible proceeds, except as contemplated by the following paragraph. We may pay current interest at all times from any available funds.

If a supervisory event has occurred and is continuing, then we may (but are not obligated to) pay deferred interest with cash from any source without a breach of our obligations under the indenture. In addition, if we sell qualifying APM securities pursuant to the alternative payment mechanism but a supervisory event arises from the Federal Reserve disapproving the use of the proceeds to pay deferred interest, we may use the proceeds for other purposes and continue to defer interest without a breach of our obligations under the indenture.

If we are involved in a merger, consolidation, amalgamation or conveyance, transfer or lease of assets substantially as an entirety to any other person (a “business combination”) where immediately after the consummation of the business combination more than 50% of the surviving entity’s voting stock is owned by the shareholders of the other party to the business combination, then the foregoing rules with respect to the alternative payment mechanism and payment of interest during a deferral period will not apply to any deferral period that is terminated on the next interest payment date following the date of consummation of the business combination (or if later, at any time within 90 days following the date of consummation of the business combination). The settlement of all deferred interest, whether it occurs on an interest payment date or another date, will immediately terminate the deferral period. We will establish a special record date for the payment of any deferred interest pursuant to this paragraph on a date other than an interest payment date, which record date shall also be a special record date for the payment of the corresponding distribution on the Trust Preferred Securities.

Although our failure to comply with the foregoing rules with respect to the alternative payment mechanism and payment of interest during a deferral period will be a breach of the indenture, it will not constitute an event of default under the indenture or give rise to a right of acceleration or similar remedy under the terms thereof.

If we have paid all deferred interest (including compounded interest) on the JSNs, we may again defer interest payments on the JSNs as described above.

If the property trustee, on behalf of the Trust, is the sole beneficial holder of the JSNs, we will give the property trustee and the relevant Delaware trustee written notice of our election to begin or extend any deferral period at least five business days before the earlier of:

•	the next succeeding date on which the distributions on the Trust Preferred Securities are payable; and

•	the date the property trustee is required to give notice to holders of the Trust Preferred Securities of the record or payment date for the related distribution.

The property trustee will give notice of PNC Financial’s election of a deferral period to the holders of the Trust Preferred Securities.

If the property trustee, on behalf of the Trust, is not the sole beneficial holder of the JSNs, we will give the holders of the JSNs and the indenture trustee written notice of our election of a deferral period at least five business days before the next interest payment date.

PNC Financial has no present intention of exercising its right to defer payments of interest by extending the interest payment period on the JSNs.

Dividend and Other Payment Stoppages during Interest Deferral and under Certain Other Circumstances

We will agree that, so long as any JSNs remain outstanding, if we have given notice of our election to defer interest payments on the JSNs but the related deferral period has not yet commenced or a deferral period is continuing, then neither we nor any of our subsidiaries will:

•	declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any shares of our capital stock;

•	make any payment of principal of, or interest or premium, if any, on, or repay, repurchase or redeem any of our debt securities or guarantees that rank in right of payment and upon our liquidation on a parity with the JSNs (including the JSNs, “parity securities”) or junior to the JSNs; or

•	make any payments under any guarantee of ours that ranks pari passu with or junior to our guarantee related to the JSNs.

The restrictions listed above do not apply to:

•	any repurchase, redemption or other acquisition of shares of our capital stock in connection with:

•	any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors, consultants or independent contractors,

•	the satisfaction of our obligations pursuant to any contract entered into in the ordinary course prior to the beginning of the deferral period,

•	a dividend reinvestment or shareholder purchase plan, or

•	the issuance of our capital stock, or securities convertible into or exercisable for such capital stock, as consideration in an acquisition transaction entered into prior to the applicable deferral period;

•	any exchange, redemption or conversion of any class or series of our capital stock, or the capital stock of one of our subsidiaries, for any other class or series of our capital stock, or of any class or series of our indebtedness for any class or series of our capital stock;

•	any purchase of fractional interests in shares of our capital stock pursuant to the conversion or exchange provisions of such capital stock or the securities being converted or exchanged;

•	any declaration of a dividend in connection with any shareholder rights plan, or the issuance of rights, stock or other property under any shareholder rights plan, or the redemption or repurchase of rights pursuant thereto;

•	payments by us under any guarantee agreement executed for the benefit of the holders of the Trust Preferred Securities;

•	any dividend in the form of stock, warrants, options or other rights where the dividend stock or stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks equally with or junior to such stock;

•	any payment of current or deferred interest on parity securities that is made pro rata to the amounts due on such parity securities (including the JSNs), provided that such payments are made in accordance with the last paragraph under “— Alternative Payment Mechanism” to the extent it applies, and any payments of deferred interest on parity securities that, if not made, would cause us to breach the terms of the instrument governing such parity securities; or

•	any payment of principal on parity securities necessary to avoid a breach of the instrument governing such parity securities.

Our outstanding junior subordinated debt securities contain provisions that will restrict the payment of principal of, and interest on, and the repayment or redemption of, any of the JSNs as well as any guarantee payments on the guarantee of the JSNs if circumstances comparable to the foregoing occur with respect to those securities, subject to certain exceptions.

In addition, if any deferral period lasts longer than one year, neither we nor any of our subsidiaries may repurchase or acquire any securities ranking junior to or pari passu with any qualifying APM securities the proceeds of which were used to settle deferred interest during the relevant deferral period before the first anniversary of the date on which all deferred interest has been paid, subject to the exceptions listed above. However, if we are involved in a business combination, then the one-year restriction on such repurchases will not apply to any deferral period that is terminated on or prior to the next interest payment date following the date of consummation of the business combination (or if later, at any time within 90 days following the date of consummation of the business combination).

Alternative Payment Mechanism

Subject to the conditions described in “— Option to Defer Interest Payments” and to the exclusions described in this section and in “— Market Disruption Events and Supervisory Events,” if we defer interest on the JSNs, we will be required, commencing not later than the earlier of (i) the first interest payment date following the commencement of a deferral period on which we pay current interest on the JSNs (which we may do from any source of funds) or (ii) the fifth anniversary of the commencement of the deferral period, to issue qualifying APM securities until we have raised an amount of eligible proceeds at least equal to the aggregate amount of accrued and unpaid deferred interest, including compounded interest, on the JSNs. We refer to this period as the “APM period” and to this method of funding the payment of accrued and unpaid interest as the “alternative payment mechanism.” We have agreed to apply eligible proceeds raised during any deferral period pursuant to the alternative payment mechanism to pay deferred interest (including compounded interest) on the JSNs.

Notwithstanding (and as a qualification to) the foregoing, under the alternative payment mechanism:

•	we may (but are not obligated to) pay deferred interest with cash from any source if a supervisory event has occurred and is continuing;

•	we are not required to issue common stock (or, if we have amended the definition of “qualifying APM securities” to eliminate common stock, as discussed below, qualifying warrants) with respect to deferred interest attributable to the first five years of any deferral period (including compounded interest thereon) if the net proceeds of any issuance of common stock applied during such deferral period to pay interest on the JSNs pursuant to the alternative payment mechanism, together with the net proceeds of all prior issuances of common stock and qualifying warrants so applied for that deferral period, would exceed an amount equal to 2% of the product of the average of the current stock market prices of our common stock on the 10 consecutive trading days ending on the second trading day immediately preceding the date of issuance multiplied by the total number of issued and outstanding shares of our common stock as of the date of our then most recent publicly available consolidated financial statements (the “common equity issuance cap”);

•	we are not required to issue qualifying preferred stock to the extent that the net proceeds of any issuance of qualifying preferred stock applied to pay interest on the JSNs pursuant to the alternative payment mechanism, together with the net proceeds of all prior issuances of qualifying preferred stock applied during the current and all prior deferral periods, would exceed 25% of the aggregate principal amount of the JSNs initially issued under the indenture (the “preferred stock issuance cap”); and

•	so long as the definition of “qualifying APM securities” has not been amended to eliminate common stock, as discussed below, the sale of qualifying warrants to pay deferred interest is an option that may be exercised at our sole discretion, subject to the common equity issuance cap, and we will not be obligated to sell qualifying warrants or to apply the proceeds of any such sale to pay deferred interest on the JSNs, and no class of investors of our securities, or any other party, may require us to issue qualifying warrants.

Once we reach the common equity issuance cap for a deferral period, we will not be required to issue more common stock under the alternative payment mechanism with respect to deferred interest attributable to the first five years of such deferral period (including compounded interest thereon) even if the amount referred to in the second bullet point above subsequently increases because of a subsequent increase in the current stock market price of our common stock or the number of outstanding shares of our common stock. The common equity issuance cap will cease to apply after the fifth anniversary of the commencement of any deferral period, at which point we must pay any deferred interest regardless of the time at which it was deferred, using the alternative payment mechanism, subject to any supervisory event or market disruption event. In addition, if the common equity issuance cap is reached during a deferral period and we subsequently repay all deferred interest, the common equity issuance cap will cease to apply at the termination of such deferral period and will not apply again unless and until we start a new deferral period.

“Eligible proceeds” means, for each relevant interest payment date, the net proceeds (after underwriters’ or placement agents’ fees, commissions or discounts and other expenses relating to the issuance or sale) we have received during the 180-day period prior to that interest payment date from the issuance or sale of qualifying APM securities (excluding sales of qualifying preferred stock in excess of the preferred stock issuance cap) to persons that are not our subsidiaries.

“Intent-based replacement disclosure” means, as to any security or combination of securities (in this definition, collectively “securities”), that the issuer has publicly stated its intention, either in the prospectus or other offering document under which such securities were initially offered for sale or in filings with the SEC made by the issuer under the Exchange Act prior to or contemporaneously with the issuance of such securities, that the issuer or its subsidiaries will redeem or purchase such securities only with the proceeds of replacement capital securities that have terms and provisions at the time of redemption or purchase that are as or more equity-like than the securities then being redeemed or purchased, raised within 180 days prior to the applicable redemption or purchase date. Notwithstanding the use of the term “intent-based replacement disclosure” in the definition of “qualifying preferred stock” in this section or in the definition of “qualifying capital securities” under “— Replacement Capital Securities,” the requirement in each such definition that a particular security or the related transaction documents include intent-based replacement disclosure shall be disregarded and given no force or effect for so long as we are a bank holding company within the meaning of the Bank Holding Company Act of 1956, as amended.

“Permitted remedies” means, with respect to any securities, one or both of the following remedies: (i) rights in favor of the holders of such securities permitting such holders to elect one or more directors of the issuer (including any such rights required by the listing requirements of any stock or securities exchange on which such securities may be listed or traded), and (ii) complete or partial prohibitions on the issuer paying distributions on or repurchasing common stock or other securities that rank pari passu with or junior to such securities for so long as distributions on such securities, including unpaid distributions, remain unpaid.

“Qualifying APM securities” means common stock, qualifying preferred stock and qualifying warrants; provided that we may, without the consent of the holders of the Trust Preferred Securities or the JSNs, amend the definition of “qualifying APM securities” to eliminate common stock or qualifying warrants (but not both) from this definition if, after the initial issue date for the Trust Preferred Securities, an accounting standard or interpretive guidance of an existing accounting standard issued by an organization or regulator that has responsibility for establishing or interpreting accounting standards in the United States becomes effective such that there is more than an insubstantial risk that failure to eliminate common stock or qualifying warrants as a qualifying APM security would result in a reduction in our earnings per share as calculated for financial reporting purposes. We will promptly notify the holders of the JSNs, and the trustees of the Trust will notify the holders of the Trust Preferred Securities, in the manner contemplated in the indenture and the Declaration of Trust, of such change.

“Qualifying preferred stock” means non-cumulative perpetual preferred stock issued by us that (a) ranks pari passu with or junior to all our other preferred stock, and (b) either (i) is subject to a qualifying replacement capital covenant or (ii) is subject to intent-based replacement disclosure and has a provision that prohibits us from paying any dividends thereon upon our failure to satisfy one or more financial tests set forth therein, and (c) as to which the transaction documents provide for no remedies as a consequence of non-payment of dividends other than permitted remedies.

“Qualifying replacement capital covenant” means a replacement capital covenant that is substantially similar to the replacement capital covenant applicable to the JSNs or a replacement capital covenant, as identified by our board of directors acting in good faith and in its reasonable discretion and reasonably construing the definitions and other terms of the replacement capital covenant applicable to the JSNs (a) entered into by a company that at the time it enters into such replacement capital covenant is a reporting company under the Exchange Act, and (b) that restricts the related issuer from redeeming, repaying or purchasing identified securities except to the extent of the applicable percentage of the net proceeds from the issuance of specified replacement capital securities that have terms and provisions at the time of redemption, repayment or purchase that are as or more equity-like than the securities then being redeemed, repaid or purchased within the 180-day period prior to the applicable redemption, repayment or purchase date.

“Qualifying warrants” means any net share settled warrants to purchase our common stock that (a) have an exercise price greater than the “current stock market price” of our common stock, and (b) we are not entitled to redeem for cash and the holders of which are not entitled to require us to repurchase for cash in any circumstances. We intend that any qualifying warrants issued in accordance with the alternative payment mechanism will have exercise prices at least 10% above the current stock market price of our common stock on the date of issuance. The “current stock market price” of our common stock on any date shall be the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions by the New York Stock Exchange or, if our common stock is not then listed on the New York Stock Exchange, as reported by the principal United States securities exchange on which our common stock is traded or quoted. If our common stock is not listed on any United States securities exchange on the relevant date, the “current stock market price” will be the last quoted bid price for our common stock in the over-the-counter market on the relevant date as reported by Pink Sheets LLC or a similar organization. If our common stock is not so quoted, the “current stock market price” shall be the average of the mid-point of the last bid and ask prices for our common stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by us for this purpose.

Although our failure to comply with our obligations with respect to the alternative payment mechanism will breach the indenture, it will not constitute an event of default thereunder or give rise to a right of acceleration or similar remedy under the terms thereof. The remedies of holders of the JSNs and the Trust Preferred Securities will be limited in such circumstances as described under “Risk Factors — The property trustee, as beneficial holder of the JSNs on behalf of the Trust, has only limited rights of acceleration.”

If, due to a market disruption event or otherwise, we were able to raise some, but not all, eligible proceeds necessary to pay all deferred interest (including compounded interest thereon) on any interest payment date, we will apply any available eligible proceeds to pay accrued and unpaid deferred interest on the applicable interest payment date in chronological order based on the date each payment was first deferred, subject to the common equity issuance cap and preferred stock issuance cap, and you will be entitled to receive your pro rata share of any amounts received on the JSNs. If we have outstanding parity securities under which we are obligated to sell securities that are qualifying APM securities and apply the net proceeds to the payment of deferred interest or distributions, then on any date and for any period the amount of net proceeds received by us from those sales and available for payment of the deferred interest and distributions shall be applied to the JSNs and those other parity securities on a pro rata basis up to the common equity issuance cap or the preferred stock issuance cap (or comparable provisions in the instruments governing those parity securities) in proportion to the total amounts that are due on the JSNs and such securities, or on such other basis as the Federal Reserve may approve.

Market Disruption Events and Supervisory Events

A “market disruption event” means the occurrence or existence of any of the following events or sets of circumstances:

•	trading in securities generally (or in our common stock or preferred stock specifically) on the New York Stock Exchange, or any other national securities exchange or in the over-the-counter market on which our common stock and/or preferred stock is then listed or traded, shall have been suspended or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or market by the SEC, by the relevant exchange or by any other regulatory body or governmental body having jurisdiction, and the establishment of such minimum prices materially disrupts or otherwise has a material adverse effect on trading in, or the issuance and sale of, our common stock and/or preferred stock;

•	we would be required to obtain the consent or approval of a regulatory body (including, without limitation, any securities exchange but excluding the Federal Reserve) or governmental authority to issue or sell qualifying APM securities pursuant to the alternative payment mechanism or to issue replacement capital securities pursuant to our replacement capital obligation described under “— Repayment of Principal,” as the case may be, and that consent or approval has not yet been obtained notwithstanding our commercially reasonable efforts to obtain that consent or approval;

•	the number of shares of our common stock necessary to raise sufficient proceeds to pay the deferred interest payments would exceed our “shares available for issuance” (as defined below) and consent of our shareholders to increase the amount of authorized shares has not been obtained (PNC Financial having used commercially reasonable efforts to obtain such consent); provided that the foregoing market disruption event will not relieve us of our obligation to issue the number of shares available for issuance and to apply the proceeds thereof in partial payment of deferred interest;

•	a banking moratorium shall have been declared by the federal or state authorities of the United States such that market trading in our qualifying APM securities or replacement capital securities, as the case may be, has been materially disrupted;

•	a material disruption shall have occurred in commercial banking or securities settlement or clearance services in the United States such that market trading in our qualifying APM securities or replacement capital securities, as the case may be, has been materially disrupted;

•	the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States, there shall have been a declaration of a national emergency or war by the United States or there shall have occurred any other national or international calamity or crisis such that market trading in our qualifying APM securities or replacement capital securities, as the case may be, has been materially disrupted;

•	there shall have occurred such a material adverse change in general domestic or international economic, political or financial conditions, including without limitation as a result of terrorist activities, such that market trading in our qualifying APM securities or replacement capital securities, as the case may be, has been materially disrupted;

•	an event occurs and is continuing as a result of which the offering document for the offer and sale of qualifying APM securities or replacement capital securities, as the case may be, would, in our reasonable judgment, contain an untrue statement of a material fact or omit to state a material fact required to be stated in that offering document or necessary to make the statements in that offering document not misleading and either: (i) the disclosure of that event at such time, in our reasonable judgment, is not otherwise required by law and would have a material adverse effect on our business; or (ii) the disclosure relates to a previously undisclosed proposed or pending material business transaction, the disclosure of which would impede our ability to consummate that transaction; provided that no single suspension period described in this bullet shall exceed 90 consecutive days and multiple suspension periods described in this bullet shall not exceed an aggregate of 180 days in any 360-day period; or

•	we reasonably believe that the offering document for the offer and the sale of qualifying APM securities or replacement capital securities, as the case may be, would not be in compliance with a rule or regulation of the SEC (for reasons other than those described in the immediately preceding bullet) and we are unable to comply with such rule or regulation or such compliance is unduly burdensome; provided that no single suspension period described in this bullet shall exceed 90 consecutive days and multiple suspension periods described in this bullet shall not exceed an aggregate of 180 days in any 360-day period.

A “supervisory event” shall commence upon the date we have notified the Federal Reserve of our intention and affirmatively requested Federal Reserve approval both (i) to sell qualifying APM securities and (ii) to apply the net proceeds of such sale to pay deferred interest on the JSNs, and we have been notified that the Federal Reserve disapproves of either of those actions, even though we affirmatively requested approval. A supervisory event shall cease on the business day following the earlier to occur of (a) the tenth anniversary of the commencement of any deferral period or (b) the day on which the Federal Reserve notifies us in writing that it no longer disapproves of our intention to both (1) issue or sell qualifying APM securities and (2) apply the net proceeds from such sale to pay deferred interest on the JSNs. The occurrence and continuation of a supervisory event will excuse us from our obligation to sell qualifying APM securities and to apply the net proceeds of such sale to pay deferred interest on the JSNs and will permit us to pay deferred interest using cash from any other source without breaching our obligations under the indenture. Because a supervisory event will exist if the Federal Reserve disapproves of either of these requests, the Federal Reserve will be able, without triggering a default under the indenture, to permit us to sell qualifying APM securities but to prohibit us from applying the proceeds to pay deferred interest on the JSNs.

We will be excused from our obligations under the alternative payment mechanism in respect of any interest payment date if we provide written certification to the indenture trustee (which the indenture trustee will forward upon receipt to the property trustee who will in turn forward upon receipt to each holder of record of Trust Preferred Securities) no more than 15 and no less than 10 business days in advance of that interest payment date certifying that:

•	a market disruption event was existing after the immediately preceding interest payment date; and

•	either (i) the market disruption event continued for the entire period from the business day immediately following the preceding interest payment date to the business day immediately preceding the date on which that certification is provided or (ii) the market disruption event continued for only part of this period, but we were unable after commercially reasonable efforts to raise sufficient eligible proceeds during the rest of that period to pay all accrued and unpaid interest due on that interest payment date.

We will also be excused from our obligations under the alternative payment mechanism in respect of any interest payment date if we provide written certification to the indenture trustee (which the indenture trustee will forward upon receipt to the property trustee who will in turn forward upon receipt to each holder of record of Trust Preferred Securities) on or prior to that interest payment date certifying that:

•	a supervisory event was existing after the immediately preceding interest payment date; and

•	either (i) the supervisory event prevented the sale of qualifying APM securities for the entire period from the business day immediately following the preceding interest payment date to the business day immediately preceding the date on which that certification is provided, (ii) the supervisory event prevented the sale of qualifying APM securities for only part of this period, but we were unable after commercially reasonable efforts to raise sufficient eligible proceeds during the rest of that period to pay all accrued and unpaid interest due on that interest payment date or (iii) the supervisory event prevents us from applying the net proceeds of sales of qualifying APM securities to pay deferred interest on that interest payment date.

We will not be excused from our obligations under the alternative payment mechanism if we determine not to pursue or complete the sale of qualifying APM securities due to pricing, dividend rate or dilution considerations.

Obligation to Seek Shareholder Approval to Increase Authorized Shares

Under the indenture, we will be required to use commercially reasonable efforts to seek shareholder consent to increase the number of our authorized shares if, at any date, the “shares available for issuance” fall below the greater of:

•	6,000,000 shares (as adjusted for any stock split, reverse stock split, stock dividend, reclassification, recapitalization, split-up, combination, exchange of shares or similar transaction); and

•	three times the number of shares that we would need to issue to raise sufficient proceeds to pay (assuming a price per share equal to the average trading price of our shares over the 10 trading day period preceding such date):

•	then outstanding deferred interest on the JSN, plus

•	twelve additional months of deferred interest on the JSNs.

A failure to use our commercially reasonable efforts to seek shareholder consent to increase the number of authorized shares would constitute a breach under the indenture, but would not constitute an event of default under the indenture giving rise to acceleration rights.

Our “shares available for issuance” will be calculated in two steps. First, we will deduct from the number of our authorized and unissued shares the maximum number of shares of common stock that can be issued under existing reservations and commitments under which we are able to determine such maximum number. After deducting that number of shares from our authorized and unissued shares, we will allocate on a pro rata basis or such other basis as we determine is appropriate, the remaining authorized and unissued shares to the alternative payment mechanism and to any other similar commitment that is of an indeterminate nature and under which we are then required to issue shares. The definition of “shares available for issuance” will have the effect of giving absolute priority for issuance to those reservations and commitments under which we are able to determine the maximum number of shares issuable irrespective of when they were entered into.

We will be permitted to modify the definition of “shares available for issuance” and the related provisions of the indenture without the consent of holders of the Trust Preferred Securities or JSNs; provided that (i) we have determined, in our reasonable discretion, that such modification is not materially adverse to such holders, (ii) the rating agencies then rating the Trust Preferred Securities confirm the then current ratings of the Trust Preferred Securities and (iii) the number of shares available for issuance after giving effect to such modification will not fall below the then applicable threshold set forth in the third preceding paragraph above.

Optional Early Redemption

The JSNs:

•	are redeemable, in whole or in part, at our option at any time on or after March 15, 2013; and

•	are redeemable, in whole but not in part, at any time within 90 days following the occurrence of and during the continuation of a “tax event,” “investment company event,” “capital treatment event” or “rating agency event,” as set forth below.

Any redemption of the JSNs before the final maturity is subject to prior approval of the Federal Reserve, if such approval is then required, under the Federal Reserve’s capital guidelines applicable to bank holding companies.

The redemption price of the JSNs will be equal to (i) 100% of the principal amount of the JSNs being redeemed or (ii) in the case of a redemption prior to March 15, 2013 after the occurrence of a “rating agency event,” a “make-whole redemption price” equal to the greater of (a) 100% of the principal amount of the JSNs being redeemed and (b) the sum of the present values of the remaining scheduled payments of principal (discounted from March 15, 2013) and interest that would have been payable to and including March 15, 2013 (discounted from their respective interest payment dates) on the JSNs to be redeemed (not including any portion of such payments of interest accrued to the redemption date) to the redemption date on a quarterly basis (assuming a 360-day year consisting of twelve 30-day months) at the treasury rate plus 50 basis points, in each case plus accrued and unpaid interest to the redemption date. In the case of a redemption within 90 days after the occurrence of a “tax event,” “investment company event” or “capital treatment event,” the redemption price will be equal to 100% of the principal amount of the JSNs, plus accrued and unpaid interest to the redemption date.

A “tax event” means the receipt by PNC Financial of an opinion of counsel experienced in such matters to the effect that, as a result of any:

•	amendment to or change (including any announced prospective change) in the laws or regulations of the United States or any political subdivision or taxing authority of or in the United States that is effective on or after the date of issuance of the Trust Preferred Securities; or

•	official administrative decision or judicial decision interpreting or applying those laws or regulations that is announced on or after the date of issuance of the Trust Preferred Securities;

there is more than an insubstantial risk that:

•	the Trust is, or will be within 90 days of the date of such opinion, subject to United States federal income tax with respect to income received or accrued on the JSNs;

•	interest payable by us on the JSNs is not, or within 90 days of the date of such opinion will not be, deductible by us, in whole or in part, for United States federal income tax purposes; or

•	the Trust is, or will be within 90 days of the date of such opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

An “investment company event” means the receipt by the Trust of an opinion of counsel experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after the date of issuance of the Trust Preferred Securities, there is more than an insubstantial risk that the Trust is, or will be within 90 days of the date of such opinion of counsel, considered an “investment company” that is required to be registered under the Investment Company Act.

A “capital treatment event” means our reasonable determination that, as a result of the occurrence of any amendment to, or change (including any announced prospective change) in, the laws (or any rules or regulations thereunder) of the United States or any political subdivision thereof or therein, or as a result of any official or administrative pronouncement or action or judicial decision interpreting or applying such laws, rules or regulations, which amendment or change is effective or which pronouncement, action or decision is announced on or after the date of issuance of the Trust Preferred Securities, there is more than an insubstantial risk that we will not be entitled to treat an amount equal to the aggregate liquidation amount of the Trust Preferred Securities as “Tier 1 capital” (or the then equivalent thereof) for purposes of the capital adequacy guidelines of the Federal Reserve, as then in effect and applicable to PNC Financial.

Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of JSNs to be redeemed at its registered address. Unless we default in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the JSNs or portions thereof called for redemption.

We may not redeem the JSNs in part if the principal amount has been accelerated and such acceleration has not been rescinded or unless all accrued and unpaid interest, including deferred interest, has been paid in full on all outstanding JSNs for all interest periods terminating on or before the redemption date. In addition, we may not redeem the JSNs in part if partial redemption would result in the delisting of the Trust Preferred Securities from the New York Stock Exchange or any other national securities exchange or the over-the-counter market on which the Trust Preferred Securities are then listed or traded.

In the event of any redemption, neither we nor the indenture trustee will be required to:

•	issue, register the transfer of or exchange JSNs during a period beginning at the opening of business 15 days before the day of selection for redemption of JSNs and ending at the close of business on the day of mailing of notice of redemption; or

•	transfer or exchange any JSNs so selected for redemption, except, in the case of any JSNs being redeemed in part, any portion thereof not to be redeemed.

A “rating agency event” means an amendment, clarification or change has occurred in the equity criteria for securities such as the JSNs of any nationally recognized statistical rating organization within the meaning of Section 3(a)(62) of the Exchange Act that then publishes a rating for us (a “rating agency”), which amendment, clarification or change results in (i) the length of time for which such current criteria are scheduled to be in effect being shortened with respect to the JSNs or (ii) a lower equity credit for the JSNs than the then respective equity credit assigned by such rating agency or its predecessor on the closing date of this offering.

For the purposes of calculating the make-whole redemption price:

•	“treasury rate” means the semi-annual equivalent yield to maturity of the “treasury security” that corresponds to the “treasury price” (calculated in accordance with standard market practice and computed as of the second trading day preceding the redemption date);

•	“treasury security” means the United States Treasury security that the “treasury dealer” determines would be appropriate to use, at the time of determination and in accordance with standard market practice, in pricing the JSNs being redeemed in a tender offer based on a spread to United States Treasury yields;

•	“treasury price” means the bid-side price for the treasury security at or around 3:30 p.m., New York City time, on that trading day (expressed on a next trading day settlement basis) as determined by the treasury dealer through such alternative means as are commercially reasonable under the circumstances; and

•	“treasury dealer” means Morgan Stanley & Co. Incorporated, Citigroup Global Markets Inc. or Merrill Lynch, Pierce, Fenner & Smith Incorporated (or their respective successors) or, if any of Morgan Stanley & Co. Incorporated, Citigroup Global Markets Inc. or Merrill Lynch, Pierce, Fenner & Smith Incorporated (or their respective successors) refuses to act as treasury dealer for this purpose or ceases to be a primary United States Government securities dealer, another nationally recognized investment banking firm that is a primary United States Government securities dealer specified by us for these purposes.

Repayment of Principal

The principal amount of the JSNs, together with accrued and unpaid interest, is due and payable on March 15, 2068, which we refer to as the “final maturity date.” If that day is not a business day, such principal and interest will be due and payable on the next business day without adjustment.

However, we have agreed to redeem the JSNs on the scheduled redemption date, but only out of net proceeds raised from the sale to third party purchasers of one or more issuances of “replacement capital securities,” as defined under “— Replacement Capital Securities,” in the amounts specified under “— Replacement Capital Securities.” We refer to this obligation as the “replacement capital obligation.” If the scheduled redemption date is not a business day, the scheduled redemption date will be the following business day.

Our obligation to redeem the JSNs on the scheduled redemption date is subject to prior approval of the Federal Reserve, if such approval is then required, under the Federal Reserve’s capital guidelines applicable to bank holding companies.

In addition, our obligation to redeem the JSNs on the scheduled redemption date is limited in the following respects. We have agreed to use our “commercially reasonable efforts” (as defined below) (except as described below) to raise sufficient net proceeds from the issuance of replacement capital securities to repay the JSNs on the scheduled redemption date, only to the extent that we have raised sufficient net proceeds within the 180-day period prior to the scheduled redemption date, subject to the occurrence of a market disruption event. We will notify holders of the JSNs and the Trust Preferred Securities not more than 60 and not less than 30 days prior to the scheduled redemption date of our expectation to redeem the JSNs. If we have not raised sufficient proceeds to permit repayment of all principal and accrued and unpaid interest on the JSNs on the scheduled redemption date, we will apply any available proceeds so raised:

•	to pay accrued and unpaid interest in chronological order; and

•	to repay all principal outstanding on the JSNs.

Each holder of the Trust Preferred Securities will be entitled to receive its pro rata share of any amounts received on the JSNs.

We will agree to continue using our commercially reasonable efforts (except as described below) to raise sufficient proceeds to permit repayment of the balance of the amount due on the JSNs as soon as commercially practicable and will use any proceeds raised, on each interest payment date following the scheduled redemption date, to reduce the balance outstanding on such interest payment date until the JSNs are paid in full. The replacement capital obligation will continue to apply until the first to occur of:

•	March 15, 2048;

•	the date we have raised sufficient net proceeds to permit repayment of the JSNs in full in accordance with the replacement capital obligation; and

•	an event of default resulting in acceleration of the JSNs under the indenture.

Except under the circumstances described below, our failure to use our commercially reasonable efforts to raise sufficient proceeds would be a breach of covenant under the indenture. However, in no event will such failure be an event of default thereunder.

We may amend or supplement the replacement capital obligation with the consent of the holders of a majority by principal amount of the Trust Preferred Securities or, if the JSNs have been distributed by the property trustee, the holders of a majority by principal amount of the JSNs. We may, acting alone and without the consent of the such holders, amend or supplement the replacement capital obligation:

•	to eliminate common stock, debt exchangeable for common equity, rights to acquire common stock, and/or mandatorily convertible preferred stock as replacement capital securities if, after the date of the replacement capital obligation, we have been advised in writing by a nationally recognized independent accounting firm or an accounting standard or interpretive guidance of an existing accounting standard issued by an organization or regulator that has responsibility for establishing or interpreting accounting standards in the United States becomes effective such that there is more than an insubstantial risk that failure to do so would result in a reduction in our earnings per share as calculated in accordance with generally accepted accounting principles in the United States;

•	if the amendment or supplement is not adverse to such holders and one of our officers has delivered a written certificate to such holders to this effect; or

•	if the effect of such amendment or supplement is solely to impose additional restrictions on, or eliminate certain of, the types of securities qualifying as replacement capital securities (other than the securities covered by the first bullet above), and one of our officers has delivered a written certificate to such holders stating that, in his or her determination, such amendment or supplement would not adversely affect them.

Any principal amount of the JSNs remaining outstanding, together with accrued and unpaid interest, will be due and payable on the final maturity date (or if this day is not a business day, the following business day without adjustment), regardless of the amount of replacement capital securities we have issued and sold by that time.

“Commercially reasonable efforts” to sell securities in accordance with the replacement capital obligation means commercially reasonable efforts to complete the offer and sale of replacement capital securities to third parties that are not our subsidiaries in public offerings or private placements. We will not be considered to have made commercially reasonable efforts to effect a sale of replacement capital securities if we determine to not pursue or complete such sale due to pricing, coupon, dividend rate or dilution considerations.

We will not be required to redeem the JSNs on or after the scheduled redemption date to the extent we provide written certification to the indenture trustee (which indenture trustee will forward upon receipt to the property trustee who will in turn forward upon receipt to each holder of record of the Trust Preferred Securities) no more than 15 and no less than 10 business days in advance of the required repayment date certifying that:

•	a market disruption event was existing during the 180-day period preceding the date of the certificate or, in the case of any required repayment after the scheduled redemption date, the 90-day period preceding the date of the certificate; and

•	either (a) the market disruption event continued for the entire 180-day period or 90-day period, as the case may be, or (b) the market disruption event continued for only part of the period, but we were unable, after commercially reasonable efforts, to raise sufficient net proceeds during the rest of that period to permit repayment of the JSNs in full.

Net proceeds that we are permitted to apply to repayment of the JSNs on and after the scheduled redemption date will be applied:

•	first, to pay deferred interest to the extent of eligible proceeds under the alternative payment mechanism;

•	second, to pay current interest that we are not paying from other sources; and

•	third, to repay the principal of JSNs, subject to a minimum principal amount of $5 million to be repaid on the scheduled redemption date or any subsequent interest payment date;

provided that if we are obligated to sell replacement capital securities in accordance with the replacement capital obligation and apply the net proceeds to payments of principal of or interest on any outstanding securities in addition to the JSNs, then on any date and for any period the amount of net proceeds received by us from those sales and available for such payments will be applied to the JSNs and those other securities having the same scheduled repayment date or scheduled redemption date as the JSNs pro rata in accordance with their respective outstanding principal amounts and none of such net proceeds will be applied to any other securities having a later scheduled repayment date or scheduled redemption date until the principal of and all accrued and unpaid interest on the JSNs has been paid in full.

Replacement Capital Securities

As used in this prospectus supplement, “replacement capital securities” means securities that in the determination of our board of directors reasonably construing the definitions and other terms of the replacement capital obligation or replacement capital covenant (as described below), as the case may be, meet one of the following criteria:

•	our common stock and rights to acquire our common stock, valued at 200% of their net cash proceeds;

•	our common stock delivered, as consideration for property or assets in an arms’ length transaction or in connection with the conversion or exchange of any convertible or exchangeable securities (other than securities for which we or any or our subsidiaries have received equity credit from any NRSRO), valued at 200% of the market value of such common stock;

•	REIT preferred securities, valued at 100% of their net cash proceeds; and

•	qualifying capital securities, debt exchangeable for common equity, mandatorily convertible preferred stock, qualifying preferred stock and debt exchangeable for preferred equity, in each case valued at 100% of their net cash proceeds.

Notwithstanding the foregoing, the following will not satisfy the definition of “replacement capital securities”:

•	any securities or combinations of securities issued by us to any trust sponsored by us, without the contemporaneous issuance of a security or combination of securities that otherwise would satisfy the definition of “replacement capital securities” by such trust to a party that is not a subsidiary of ours;

•	the purchase of the JSNs, the Trust Preferred Securities or any portion thereof by any of our subsidiaries in connection with the distribution thereof or market-making or other secondary market activities; or

•	any distribution of the JSNs to holders of the Trust Preferred Securities upon dissolution of the Trust.

“Common stock” means common stock on PNC Financial (including common stock issued pursuant to our dividend reinvestment plan and employee benefit plans).

“Debt exchangeable for common equity” means a security or combination of securities (together in this definition, “such securities”) that:

•	gives the holder a beneficial interest in (a) a fractional interest in a stock purchase contract for a share of our common stock that will be settled in three years or less, with the number of shares of our common stock purchasable pursuant to such stock purchase contract to be within a range established at the time of issuance of such securities, subject to customary anti-dilution adjustments and (b) (i) subordinated debt securities issued by us that are non-callable prior to the settlement date of the stock purchase contract, or (ii) preferred securities of a trust holding such subordinated debt securities;

•	provides that the holders directly or indirectly grant us a security interest in such subordinated debt securities or trust preferred securities and their proceeds (including any substitute collateral permitted under the transaction documents) to secure the holders’ direct or indirect obligation to purchase our common stock pursuant to such stock purchase contracts;

•	includes a remarketing feature pursuant to which the subordinated debt securities or trust preferred securities are remarketed to new investors prior to the settlement date of the stock purchase contracts; and

•	provides for the proceeds raised in the remarketing to be used to purchase our common stock under the stock purchase contracts and, if there has not been a successful remarketing by the settlement date of the stock purchase contracts, provides that the stock purchase contracts will be settled by our acquiring the subordinated debt securities, trust preferred securities or other collateral directly or indirectly pledged by holders in the debt exchangeable for common equity.

“Debt exchangeable for preferred equity” means a security or combination of securities (together in this definition, “such securities”) that:

•	gives the holder a beneficial interest in (a) subordinated debt securities issued by us that are our most junior subordinated debt (or rank pari passu with our most junior subordinated debt) or preferred securities of a trust holding such subordinated debt securities, in each case that include a provision permitting us to defer distributions in whole or in part on such securities for one or more distribution periods of up to at least seven years without any remedies other than permitted remedies, and (b) an interest in a share purchase contract that obligates the holder to acquire a beneficial interest in qualifying preferred stock;

•	provides that the holders directly or indirectly grant us a security interest in such subordinated debt securities or trust preferred securities and their proceeds (including any substitute collateral permitted under the transaction documents) to secure the investors’ direct or indirect obligation to purchase qualifying preferred stock pursuant to such share purchase contracts;

•	includes a remarketing feature pursuant to which the subordinated debt securities or trust preferred securities are remarketed to new investors commencing not later than the first distribution date that is at least five years after the date of issuance of such securities, or earlier in the event of an early settlement event based on (a) one or more financial tests set forth in the terms of the instrument governing the terms of such debt exchangeable for preferred equity or (b) the dissolution of the issuer of such debt exchangeable for preferred equity;

•	provides for the proceeds raised in the remarketing to be used to purchase qualifying preferred stock under the share purchase contracts and, if there has not been a successful remarketing by the first distribution date that is six years after the date of issuance of such securities, provides that the share purchase contracts will be settled by our acquiring the subordinated debt securities, trust preferred securities or other collateral directly or indirectly pledged by investors in the debt exchangeable for preferred equity;

•	includes a qualifying replacement capital covenant that will apply to such securities and to any qualifying preferred stock issued pursuant to the share purchase contracts; provided that such qualifying replacement capital covenant may not include debt exchangeable for common equity or debt exchangeable for preferred equity as “replacement capital securities”; and

•	after the issuance of such qualifying preferred stock, provides the holder with a beneficial interest in such qualifying preferred stock.

“Distribution date” means, as to any securities or combination of securities, the dates on which distributions on such securities are scheduled to be made.

“Distribution period” means, as to any securities or combination of securities, each period from and including a distribution date for such securities to but not including the next succeeding distribution date for such securities.

“Distribution rate” means, with respect to any distribution, the rate per annum at which such distribution is paid or payable.

“Mandatorily convertible preferred stock” means cumulative preferred stock with (a) no prepayment obligation on the part of the issuer thereof, whether at the election of the holders or otherwise, and (b) a requirement that the preferred stock convert into our common stock within three years from the date of its issuance at a conversion ratio within a range established at the time of issuance of the preferred stock.

“Mandatory trigger provision” means, as to any qualifying capital securities, provisions in the terms thereof or of the related transaction agreements that:

•	require the issuer of such securities to make payment of distributions on such securities only pursuant to the issue and sale of qualifying APM securities within two years of a failure of the issuer to satisfy one or more financial tests set forth in the terms of such securities or related transaction agreements, in an amount such that the net proceeds of such sale are at least equal to the amount of unpaid distributions on such securities (including without limitation all deferred and accumulated amounts) and require the application of the net proceeds of such sale to pay such unpaid distributions; provided that (a) if the mandatory trigger provision does not require the issuance and sale within one year of such failure, the amount of our common stock and/or qualifying warrants the net proceeds of which the issuer must apply to pay such distributions pursuant to such provision may not exceed the common equity issuance cap and (b) the amount of qualifying preferred stock and still outstanding mandatorily convertible preferred stock, the net proceeds of which the issuer may apply to pay such distributions pursuant to such provision, may not exceed the preferred equity issuance cap;

•	if the provisions described in the first bullet of this definition do not require such issuance and sale within one year of such failure, include a repurchase restriction;

•	include a bankruptcy claim limitation provision; and

•	prohibit the issuer of such securities from redeeming or purchasing any of its securities ranking upon our liquidation, dissolution or winding up junior to or pari passu with any qualifying APM securities the proceeds of which were used to settle deferred interest during the relevant deferral period prior to the date six months after the issuer applies the net proceeds of the sales described in the first bullet of this definition to pay such deferred distributions in full;

provided (and it being understood) that:

•	the issuer will not be obligated to issue (or use commercially reasonable efforts to issue) qualifying APM securities for so long as a market disruption event has occurred and is continuing;

•	if, due to a market disruption event or otherwise, the issuer is able to raise and apply some, but not all, of the eligible proceeds necessary to pay all deferred distributions on any distribution date, the issuer will apply any available eligible proceeds to pay accrued and unpaid distributions on the applicable distribution date in chronological order subject to the common equity issuance cap and preferred equity issuance cap, as applicable; and

•	if the issuer has outstanding more than one class or series of securities under which it is obligated to sell a type of qualifying APM securities and applies some part of the proceeds to the payment of deferred distributions, then on any date and for any period the amount of net proceeds received by the issuer from those sales and available for payment of deferred distributions on such securities shall be applied to such securities on a pro rata basis up to the common equity issuance cap and the preferred equity issuance cap, as applicable, in proportion to the total amounts that are due on such securities, or on such other basis as the Federal Reserve may approve.

No remedy, other than permitted remedies, will arise by the terms of such securities or related transaction agreements in favor of the holders of such qualifying capital securities as a result of the issuer’s failure to pay distributions because of the mandatory trigger provision until distributions have been deferred for one or more distribution periods that total together at least ten years.

“Market value” means, on any date, (a) the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on the relevant date as reported in composite transactions by the New York Stock Exchange or, if our common stock is not then listed on the New York Stock Exchange, as reported by the principal United States securities exchange on which our common stock is traded or quoted on the relevant date, (b) if our common stock is not listed or quoted on any United States securities exchange on the relevant date, the last quoted bid price for Common Stock in the over-the-counter market on the relevant date as reported by Pink Sheets LLC or similar organization, or (c) if our common stock is not so quoted, the average of the mid-point of the last bid and ask prices for our common stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by us for this purpose.

“Non-cumulative” means, with respect to any securities, that the issuer thereof may elect not to make any number of periodic distributions without any remedy arising under the terms of the securities or related agreements in favor of the holders, other than one or more permitted remedies.

“No payment provision” means a provision or provisions in the transaction documents for securities (referred to in this definition as “such securities”) that include the following:

•	an alternative payment mechanism; and

•	an optional deferral provision modified and supplemented from the general definition of that term to provide that the issuer of such securities may, in its sole discretion, or (if the issuer elects to so provide in the terms of such securities) shall in response to a directive or order from the Federal Reserve, defer in whole or in part payment of distributions on such securities for one or more consecutive distribution periods of up to five years or, if a market disruption event has occurred and is continuing, ten years, without any remedy other than permitted remedies and the obligations (and limitations on obligations) described under “— Alternative Payment Mechanism” applying.

“NRSRO” means a nationally recognized statistical rating organization within the meaning of Section 3(a)(62) of the Securities Exchange Act of 1934, as amended.

“Optional deferral provision” means, as to any securities or combination of securities (together in this definition, “securities”), a provision in the terms thereof or of the related transaction agreements to the effect that the issuer of such securities may in its sole discretion, or shall in response to a directive order from the Federal Reserve, defer or skip in whole or in part payment of distributions on such securities for one or more consecutive distribution periods of up to ten years without any remedy other than permitted remedies.

“Person” means any individual, corporation, partnership, joint venture, trust, limited liability company or corporation, unincorporated organization or government or any agency or political subdivision thereof.

“Qualifying capital securities” means securities or combination of securities (other than REIT preferred securities, debt exchangeable for common equity, mandatorily convertible preferred stock, qualifying preferred stock and debt exchangeable for preferred equity) that, in the determination of our board of directors reasonably construing the definitions and other terms of the replacement capital covenant, meet one of the following criteria:

•	securities issued by us or our subsidiaries that (i) rank pari passu with or junior to the JSNs upon our liquidation, dissolution or winding up, (ii) have a no payment provision, (iii) have no maturity or a maturity of at least 60 years and (iv) either (A) are subject to a qualifying replacement capital covenant or (B) have a mandatory trigger provision and are subject to intent-based replacement disclosure;

•	securities issued by us or our subsidiaries that (i) rank pari passu or junior to other preferred stock of the issuer, (ii) have no maturity or a maturity of at least 40 years, (iii) are subject to a qualifying replacement capital covenant, (iv) have an optional deferral provision and (v) have a mandatory trigger provision;

•	securities issued by us or our subsidiaries that (i) rank pari passu with or junior to the JSNs upon a liquidation, dissolution or winding up of PNC Financial, (ii) have no maturity or a maturity of at least 60 years, (iii) are subject to a qualifying replacement capital covenant and (4) have an optional deferral provision;

•	securities issued by us or our subsidiaries that (i) rank pari passu with or junior to the JSNs upon a liquidation, dissolution or winding up of PNC Financial, (ii) are non-cumulative, (iii) have no maturity or a maturity of at least 60 years and (iv) are subject to intent-based replacement disclosure;

•	securities issued by us or our subsidiaries that (i) rank pari passu with or junior to the JSNs upon a liquidation, dissolution or winding up of PNC Financial, (ii) are non-cumulative, (iii) have no maturity or a maturity of at least 40 years and (iv) either (A) are subject to a qualifying replacement capital covenant or (B) have a mandatory trigger provision and are subject to intent-based replacement disclosure;

•	securities issued by us or our subsidiaries that (i) rank pari passu with or junior to the JSNs upon a liquidation, dissolution or winding up of PNC Financial, (ii) have an optional deferral provision, (iii) have a mandatory trigger provision, (iv) are subject to intent-based replacement disclosure and (v) have no maturity or a maturity of at least 40 years;

•	cumulative preferred stock issued by us or our subsidiaries that (i) has no prepayment obligation on the part of the issuer thereof, whether at the election of the holders or otherwise, and (ii) has no maturity or a maturity of at least 60 years and (iii) is subject to a qualifying replacement capital covenant;

•	other securities issued by us or our subsidiaries that (i) rank upon a liquidation, dissolution or winding up of PNC Financial either (A) pari passu with or junior to the JSNs or (B) pari passu with the claims of our trade creditors and junior to all of our long-term indebtedness for money borrowed (other than the our long-term indebtedness for money borrowed from time to time outstanding that by its terms ranks pari passu with such securities on a liquidation, dissolution or winding-up of PNC Financial), (ii) have an optional deferral provision and (iii) either (A) have no maturity or a maturity of at least 40 years and a mandatory trigger provision and are subject to intent-based replacement disclosure or (B) have no maturity or a maturity of at least 25 years and are subject to a qualifying replacement capital covenant and have a mandatory trigger provision;

•	preferred stock issued by us that (i) has no maturity or a maturity of at least 50 years, (ii) is subject to intent-based replacement disclosure and (iii) is non-cumulative;

•	securities issued by us or our subsidiaries that (i) rank pari passu with or junior to the JSNs upon a liquidation, dissolution or winding up of PNC Financial, (ii) either (A) have no maturity or a maturity of at least 60 years and are subject to intent-based replacement disclosure or (B) have no maturity or a maturity at least 30 years and are subject to a qualifying replacement capital covenant and (3) are non-cumulative;

•	securities issued by us or our subsidiaries that (i) rank pari passu with or junior to the JSNs upon a liquidation, dissolution or winding up of PNC Financial, (ii) have an optional deferral provision, (iii) have a mandatory trigger provision, (iv) have no maturity or a maturity at least 30 years and (5) are subject to intent-based replacement disclosure; or

•	cumulative preferred stock issued by us or our subsidiaries that either (i) (A) has no maturity or a maturity of at least 60 years and (B) are subject to intent-based replacement disclosure or (ii) has a maturity of at least 40 years and is subject to a qualifying replacement capital covenant.

“REIT preferred securities” means non-cumulative perpetual preferred stock of a subsidiary of a depository institution subsidiary, which issuer subsidiary may or may not be a “real estate investment trust” (“REIT”) within the meaning of Section 856 of the Internal Revenue Code of 1986, as amended, that is exchangeable for non-cumulative perpetual preferred stock issued by PNC Financial and satisfies the following requirements:

•	such non-cumulative perpetual preferred stock of a subsidiary of the depository institution subsidiary and the related non-cumulative perpetual preferred stock of PNC Financial for which it may be exchanged qualifies as Tier 1 capital of a depository institution subsidiary under the risk-based capital guidelines of the appropriate Federal banking agency and related interpretive guidance of such agency (for example, in the case of the Office of the Comptroller of the Currency, Corporate Decision 97-109);

•	such non-cumulative perpetual preferred stock of a subsidiary of the depository institution subsidiary must be exchangeable automatically into non-cumulative perpetual preferred stock of PNC Financial in the event that the appropriate Federal banking agency directs such depository institution subsidiary in writing to make a conversion because such depository institution subsidiary is (i) undercapitalized under the applicable prompt corrective action regulations (which, for example, in the case of the Office of the Comptroller of the Currency and applicable to national banks, are at 12 C.F.R. 6.4(b)), (ii) placed into conservatorship or receivership, or (iii) expected to become undercapitalized in the near term;

•	if such subsidiary of the depository institution subsidiary is a REIT, the transaction documents include provisions that would enable the REIT to stop paying distributions on its non-cumulative perpetual preferred stock without causing the REIT to fail to comply with the income distribution and other requirements of the Internal Revenue Code of 1986, as amended, applicable to REITs;

•	such non-cumulative perpetual preferred stock of PNC Financial issued upon exchange for the non-cumulative perpetual preferred stock of a subsidiary of a depository institution subsidiary issued as part of such transaction ranks pari passu with or junior to other preferred stock of PNC Financial; and

•	such REIT preferred securities and non-cumulative perpetual preferred stock of PNC Financial for which it may be exchanged are subject to a qualifying replacement capital covenant.

“Repurchase restriction” means, with respect to a security, a restriction the effect of which is that if distributions on the security are deferred, we are required not to redeem or repurchase any of our securities that on a bankruptcy or liquidation of PNC Financial rank pari passu with or junior to the security until at least one year after all deferred distributions have been paid.

“Subsidiary” means, at any time, any person the shares of stock or other ownership interests of which having ordinary voting power to elect a majority of the board of directors or other managers of such person are at the time owned, or the management or policies of which are otherwise at the time controlled, directly or indirectly, through one or more intermediaries (including other subsidiaries) or both, by another person.

Subordination

The JSNs are subordinated and junior, both in liquidation and in priority of payment of principal and interest, to the extent specified in the indenture, to all our “senior indebtedness” (as defined below). This means that no payment of principal, including redemption payments, premium, if any, or interest on the JSNs may be made if:

•	any of our senior indebtedness has not been paid when due, any applicable grace period relating to such default has ended and such default has not been cured, been waived or ceased to exist; or

•	the maturity of any of our senior indebtedness has been accelerated because of a default.

Upon any payment by us or distribution of any of our assets to creditors upon any dissolution, winding-up, liquidation or reorganization (whether voluntary or involuntary), or in bankruptcy, insolvency, receivership or other proceedings, all principal, premium (if any) and interest due or to become due on all our senior indebtedness must be paid in full before the holders of the JSNs are entitled to receive or retain any payment. Upon satisfaction of all claims related to all our senior indebtedness then outstanding, the rights of the holders of the JSNs will be subrogated to the rights of the holders of our senior indebtedness to receive payments or distributions applicable to senior indebtedness until all amounts owing on the JSNs are paid in full.

“Senior indebtedness” means:

•	the principal, premium, if any, and interest in respect of (a) indebtedness for money borrowed and (b) indebtedness evidenced by securities, notes, debentures, bonds or other similar instruments issued, assumed or guaranteed by PNC Financial, including, without limitation:

•	all guarantees by PNC Financial of indebtedness (whether now or hereafter outstanding) of PNC Funding Corp issued under the indenture, dated as of December 1, 1991, among PNC Funding Corp, as issuer, PNC, as Guarantor, and The Bank of New York, successor to Manufacturers Hanover Trust Company, as trustee, as the same has been or may be amended, modified, or supplemented from time to time,

•	all guarantees by PNC Financial of indebtedness (whether now or hereafter outstanding) issued under the indenture, dated as of June 30, 2005, among PNC Funding Corp, as issuer, PNC, as Guarantor, and The Bank of New York, successor to JPMorgan Chase Bank, N.A., as trustee, as the same has been or may be amended, modified, or supplemented from time to time,

•	all guarantees by PNC Financial of indebtedness (whether now or hereafter outstanding) issued under the indenture dated as of December 20, 2006, among PNC Funding Corp., as issuer, PNC as Guarantor, and The Bank of New York, as trustee, as the same has been or may be amended, modified, or supplemented from time to time,

•	all indebtedness (whether now or hereafter outstanding) issued to a “PNC trust” (as defined below) under the junior subordinated indentures, dated as of May 19, 1997 and June 9, 1998 between PNC and Deutsche Bank Trust Company Americas, successor to Bankers Trust Company, as trustee, as the same have been or may be amended, modified or supplemented from time to time (which we refer to collectively as the “prior junior subordinated debt indentures”), and

•	any guarantee entered into by PNC Financial in respect of any preferred securities, capital securities or preference stock of a PNC trust to which PNC Financial issued any indebtedness under the prior junior subordinated debt indenture;

•	all capital lease obligations of PNC Financial;

•	all obligations of PNC Financial issued or assumed as the deferred purchase price of property, all conditional sale obligations of PNC Financial and all obligations of PNC Financial under any conditional sale or title retention agreement (but excluding trade accounts payable in the ordinary course of business);

•	all obligations, contingent or otherwise, of PNC Financial in respect of any letters of credit, bankers acceptance, security purchase facilities or similar credit transactions;

•	all obligations of PNC Financial in respect of interest rate swap, cap or other agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts and other similar agreements;

•	all obligations of the type referred to in each of the preceding bullets of other persons for the payment of which PNC Financial is responsible or liable as obligor, guarantor or otherwise; and

•	all obligations of the type referred to in each of the preceding bullets of other persons secured by any lien on any property or asset of PNC Financial, whether or not such obligation is assumed by PNC Financial.

However, senior indebtedness will not include:

•	any other indebtedness issued under the indenture;

•	the capital securities guarantee;

•	any indebtedness or any guarantee (i) that by its terms, is subordinated to, or ranks equally with, the JSNs and (ii) the issuance of which does not at the time of issuance prevent the JSNs from qualifying for Tier 1 capital treatment (irrespective of any limits on the amount of PNC Financial’s Tier 1 capital) under applicable capital adequacy guidelines, regulations, policies, published interpretations, or the concurrence or approval of the Federal Reserve; and

•	trade accounts payable and other accrued liabilities arising in the ordinary course of business.

“PNC trust” means each of PNC Capital Trust C, PNC Capital Trust D or any other similar trust created for the purpose of issuing preferred securities (other than enhanced trust preferred securities) in connection with the issuances of junior subordinated debt securities under the prior junior subordinated debt indentures. Because the Trust Preferred Securities and similar enhanced trust preferred securities cannot be issued in connection with the issuance of junior subordinated debt securities under the prior junior subordinated debt indentures, a PNC trust does not include any trust created for the purpose of issuing the capital securities or similar enhanced trust preferred securities. Under the above definitions, in addition to indebtedness issued to a PNC trust under the prior junior subordinated debt indentures, senior indebtedness will also include any other indebtedness issued to a trust created for the purpose of issuing preferred securities, or any guarantee of such indebtedness, unless such indebtedness or guarantee, by its terms, is subordinated to, or ranks equally with, the JSNs.

Such senior indebtedness shall continue to be senior indebtedness and be entitled to the benefits of these subordination provisions irrespective of any amendment, modification or waiver of any term of such senior indebtedness.

The JSNs will rank senior to all of PNC Financial’s equity securities, including preferred stock.

We may modify or amend the indenture as provided under “— Modification of Indenture.” However, the modification or amendment may not, without the consent of the holders of all senior indebtedness outstanding, modify any of the provisions of the indenture relating to the subordination of the JSNs in a manner that would adversely affect the holders of our senior indebtedness.

The indenture places no limitation on the amount of indebtedness, including senior indebtedness that we may incur. We expect from time to time to incur additional indebtedness and other obligations constituting senior indebtedness.

Notwithstanding the above and anything to the contrary in this prospectus, holders of senior indebtedness will not have any rights under the indenture to enforce any of the covenants in the indenture, including those described under “— Alternative Payment Mechanism.”

Limitation on Claims in the Event of Our Bankruptcy, Insolvency or Receivership

The indenture provides that a holder of JSNs, by that holder’s acceptance of the JSNs, agrees that in certain events of our bankruptcy, insolvency or receivership prior to the redemption or repayment of its JSNs, that holder of JSNs will only have a claim for, or right to receive, optionally deferred and unpaid interest (including compounded interest thereon) that has not been settled through the application of the alternative payment mechanism to the extent such interest (including compounded interest thereon) relates to the earliest two years of the portion of the optional deferral period for which interest has not been paid on such holder’s JSNs.

Additional Interest

If the JSNs are owned by the Trust and if the Trust is required to pay any taxes, duties, assessments or governmental charges of whatever nature, other than withholding taxes (including backup withholding taxes), imposed by the United States, or any other taxing authority, then we will be required to pay additional interest on the JSNs. The amount of any additional interest will be an amount sufficient so that the net amounts received and retained by the Trust after paying any such taxes, duties, assessments or other governmental charges will be not less than the amounts that the Trust would have received had no such taxes, duties, assessments or other governmental charges been imposed. This means that the Trust will be in the same position it would have been in if it did not have to pay such taxes, duties, assessments or other charges.

Payment; Exchange; Transfer

We will appoint a paying agent from whom holders of JSNs can receive payment of the principal of and any premium and interest on the JSNs. We may elect to pay any interest on the JSNs by mailing a check to the person listed as the owner of the JSNs in the security register or by wire transfer to an account designated by that person in writing not less than 10 days before the date of the interest payment. One of our affiliates may serve as the paying agent under the indenture. We will pay interest on the JSNs:

•	on an interest payment date to the person in whose name that JSN is registered at the close of business on the record date relating to that interest payment date; and

•	on the date of maturity or earlier redemption or repayment to the person who surrenders such JSN at the office of our appointed paying agent.

Any money that we pay to a paying agent for the purpose of making payments on the JSNs and that remains six years after the payments were due will, at our written request, be returned to us and after that time any holder of such JSN can only look to us for the payments on such JSN.

Any JSN can be exchanged for other JSNs so long as such other JSNs are denominated in authorized denominations and have the same aggregate principal amount and same terms as the JSNs that were surrendered for exchange. The JSNs may be presented for registration of transfer, duly endorsed or accompanied by a satisfactory written instrument of transfer, at the office or agency maintained by us for that purpose in a place of payment. There will be no service charge for any registration of transfer or exchange of the JSNs, but we may require holders to pay any tax or other governmental charge payable in connection with a transfer or exchange of the JSNs. We may at any time rescind the designation or approve a change in the location of any office or agency, in addition to the security registrar, designated by us where holders can surrender the JSNs for registration of transfer or exchange. However, we will be required to maintain an office or agency in each place of payment for the JSNs.

Denominations

The JSNs will be issued only in registered form, without coupons, in denominations of $25 each or multiples of $25. We expect that the JSNs will be held in book-entry form only, as described under “Book-Entry System,” and will be held in the name of DTC or its nominee. Beneficial interests in the Trust Preferred Securities will be shown on, and transfers thereof will be effected only through, records maintained by DTC and its direct and indirect participants, including Clearstream Banking, société anonyme, Luxembourg and Euroclear Bank S.A./N.V.

Limitation on Mergers and Sales of Assets

The indenture generally permits a consolidation or merger between us and another entity. It also permits the sale or transfer by us of all or substantially all of our property and assets. However, these transactions are permitted only if:

•	the resulting or acquiring entity is a corporation organized and existing under the laws of a domestic jurisdiction and expressly assumes all of our responsibilities and liabilities under the indenture, including the payment of all amounts due on the JSNs issued under the indenture (including the principal of and any premium and interest on, all JSNs) and performance of all our other covenants in the indenture;

•	immediately after the transaction, and giving effect to the transaction, no event of default under the indenture exists, nor any event which, after the giving of notice or lapse or time or both, would become an event of default under the indenture; and

•	certain other conditions as prescribed in the indenture are met.

If we consolidate or merge with or into any other entity or sell or lease all or substantially all of our assets according to the terms and conditions of the indenture, the resulting or acquiring entity will be substituted for us in such indenture with the same effect as if it had been an original party to the indenture. As a result, such successor entity may exercise our rights and powers under the indenture, in our name and, except in the case of a lease of all or substantially all of our properties and assets, we will be released from all our liabilities and obligations under the indenture and under the JSNs.

Events of Default; Waiver and Notice

The following events are “events of default” with respect to the JSNs:

•	default in the payment of interest (including compounded interest thereon) in full on any JSNs for a period of 30 days after the conclusion of a 10-year period following the commencement of any deferral period; or

•	bankruptcy or receivership of PNC Financial.

The indenture for the JSNs provides that the indenture trustee must give holders notice of all defaults or events of default within 60 days after it becomes actually known to a responsible officer of the indenture trustee.

However, except in the cases of a default or an event of default in payment on the JSNs, the indenture trustee will be protected in withholding the notice if its responsible officers determine that withholding of the notice is in the interest of such holders.

If an event of default under the indenture occurs and continues, the indenture trustee or the holders of at least 25% in aggregate principal amount of the outstanding JSNs may declare the entire principal and all accrued but unpaid interest on all JSNs to be due and payable immediately. If the indenture trustee or the holders of JSNs do not make such declaration and the JSNs are beneficially owned by the Trust or a trustee on behalf of the Trust, the property trustee or the holders of at least 25% in aggregate liquidation amount of the Trust Preferred Securities shall have such right.

If such a declaration occurs, the holders of a majority of the aggregate principal amount of the outstanding JSNs can, subject to certain conditions (including, if the JSNs are beneficially owned by the Trust or a trustee on behalf of the Trust, the consent of the holders of at least a majority in aggregate liquidation amount of the Trust Preferred Securities), rescind the declaration. If the holders of the JSNs do not rescind such declaration and the JSNs are beneficially owned by the Trust or trustee of the Trust, the holders of at least a majority in aggregate liquidation amount of the Trust Preferred Securities shall have such right.

The holders of a majority in aggregate principal amount of the outstanding JSNs may waive any past default, except:

•	a default in payment of principal or any premium or interest; or

•	a default under any provision of the indenture that itself cannot be modified or amended without the consent of the holder of each outstanding JSN.

If the JSNs are beneficially owned by the Trust or a trustee of the Trust, any such waiver shall require a consent of the holders of at least a majority in aggregate liquidation amount of the Trust Preferred Securities.

The holders of a majority in principal amount of the JSNs shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee.

We are required to file an officers’ certificate with the indenture trustee each year that states, to the knowledge of the certifying officer, whether or not any defaults exist under the terms of the indenture.

If the JSNs are beneficially owned by a trustee on behalf of the Trust, a holder of Trust Preferred Securities may institute a direct action against us if we fail to make interest or other payments on the JSNs when due, taking into account any deferral period. A direct action may be brought without first:

•	directing the property trustee to enforce the terms of the JSNs; or

•	suing us to enforce the property trustee’s rights under the JSNs on behalf of the Trust.

This right of direct action cannot be amended in a manner that would impair the rights of the holders of the Trust Preferred Securities without the consent of all such holders.

Actions Not Restricted by Indenture

The indenture does not contain restrictions on our ability to:

•	incur, assume or become liable for any type of debt or other obligation;

•	create liens on our property for any purpose; or

•	pay dividends or make distributions on our capital stock or repurchase or redeem our capital stock, except as set forth under “— Dividend and Other Payment Stoppages during Interest Deferral and under Certain Other Circumstances.”

The indenture does not require the maintenance of any financial ratios or specified levels of net worth or liquidity. In addition, the indenture does not contain any provisions that would require us to repurchase or redeem or modify the terms of any of the JSNs upon a change of control or other event involving us that may adversely affect the creditworthiness of the JSNs.

The alternative payment mechanism, which is implemented through our covenants in the indenture, will not affect the ability of the Federal Reserve to allow or require us to issue qualifying APM securities for supervisory purposes independent of, and not restricted by, the alternative payment mechanism or the other terms of the JSNs.

No Protection in the Event of a Highly Leveraged Transaction

The indenture does not protect holders from a sudden and dramatic decline in credit quality resulting from takeovers, recapitalizations, or similar restructurings or other highly leveraged transactions.

Distribution of Corresponding Assets

If the JSNs are owned by the Trust, under circumstances involving the dissolution of the Trust, the JSNs may be distributed to the holders of the Trust securities in liquidation of the Trust after satisfaction of the Trust’s liabilities to its creditors; provided that any required regulatory approval is obtained. See “Description of the Trust Preferred Securities — Optional Liquidation of Trust and Distribution of JSNs to Holders.”

If the JSNs are distributed to the holders of Trust Preferred Securities, we anticipate that the depository arrangements for the JSNs will be substantially identical to those in effect for the Trust Preferred Securities. See “Book-Entry System.”

If the JSNs are distributed to holders of the Trust Preferred Securities, we will use our best efforts to have the JSNs listed on the New York Stock Exchange or on such other national securities exchange or over-the-counter market on which the Trust Preferred Securities are then listed or traded.

Modification of Indenture

Under the indenture, certain of our rights and obligations and certain of the rights of holders of the JSNs may be modified or amended with the consent of the holders of at least a majority of the aggregate principal amount of the outstanding JSNs. However, the following modifications and amendments will not be effective against any holder without its consent:

•	a change in the stated maturity date of any payment of principal or interest (including any compound interest);

•	a reduction in or change in the manner of calculating payments due on the JSNs;

•	a change in the place of payment or currency in which any payment on the JSNs is payable;

•	a limitation of a holder’s right to sue us for the enforcement of payments due on the JSNs;

•	a reduction in the percentage of outstanding JSNs required to consent to a modification or amendment of the indenture or required to consent to a waiver of compliance with certain provisions of the indenture or certain defaults under the indenture;

•	a reduction in the requirements contained in the indenture for quorum or voting;

•	a change in the subordination of the JSNs in a manner adverse to holders; and

•	a modification of any of the foregoing requirements contained in the indenture.

Under the indenture, the holders of at least a majority of the aggregate principal amount of the outstanding JSNs may, on behalf of all holders of the JSNs, waive compliance by us with any covenant or condition contained in the indenture.

If the JSNs are beneficially owned by a trustee on behalf of the Trust, no modification may be made that adversely affects the holders of the Trust Preferred Securities in any material respect, and no termination of the indenture may occur, and no waiver of any compliance with any covenant will be effective without the prior consent of a majority in liquidation amount of the Trust Preferred Securities. If the consent of the holder of each outstanding JSN is required for such modification or waiver, no such modification or waiver shall be effective without the prior consent of each holder of the Trust Preferred Securities.

We and the indenture trustee may execute, without the consent of any holder of JSNs, any supplemental indenture for the purposes of:

•	establishing the form or terms of securities;

•	evidencing the succession of another corporation to us, and the assumption by such successor of our covenants contained in the indenture and the JSNs;

•	adding covenants of us for the benefit of the holders of the JSNs, transferring any property to or with the indenture trustee or surrendering any of our rights or powers under the indenture;

•	adding any additional events of default for the JSNs;

•	changing or eliminating any restrictions on the payment of principal or premium, if any, on JSNs in registered form; provided that any such action shall not adversely affect the interests of the holders of the JSNs of any series in any material respect;

•	evidencing and providing for the acceptance of appointment under the indenture by a successor trustee with respect to the JSNs;

•	curing any ambiguity, correcting or supplementing any provision in the indenture that may be defective or inconsistent with any other provision therein or making any other provisions with respect to matters or questions arising under the indenture that shall not be inconsistent with any provision therein; provided that such other provisions shall not adversely affect the interests of the holders of the JSNs in any material respect or, if the JSNs are beneficially owned by a trustee on behalf of the Trust and for so long as any of the Trust Preferred Securities shall remain outstanding, the holders of the Trust Preferred Securities;

•	adding to, changing or eliminating any provision of the indenture as shall be necessary or desirable in accordance with any amendments to the Trust Indenture Act; provided that such action shall not adversely affect the interest of the holders of the JSNs in any material respect;

•	complying with any applicable requirement of the SEC to maintain the qualification of the indenture under the Trust Indenture Act; or

•	conforming the terms of the indenture and the JSNs to the description of the JSNs in this prospectus supplement, in the manner provided in the indenture.

Governing Law

The indenture and the JSNs will be governed by, and construed in accordance with, the laws of the State of New York.

The Indenture Trustee

The indenture trustee will have all of the duties and responsibilities specified under the Trust Indenture Act. Other than its duties in a case of default, the indenture trustee is under no obligation to exercise any of the powers under the indenture at the request, order or direction of any holders of JSNs unless offered indemnification to the reasonable satisfaction of the indenture trustee.

Miscellaneous

We or our affiliates may from time to time purchase any of the JSNs that are then outstanding by tender, in the open market or by private agreement.

DESCRIPTION OF THE GUARANTEE

The following is a brief description of the terms of the guarantee. It does not purport to be complete in all respects. This description is subject to and qualified in its entirety by reference to the guarantee, copies of which are available upon request from us.

General

Under a guarantee that we will execute and deliver for the benefit of the holders of Trust Preferred Securities, which we refer to as the “guarantee,” we will irrevocably and unconditionally agree to pay in full, without duplication, the following payments on the Trust Preferred Securities, which we refer to as the “guarantee payments,” if not fully paid by the Trust:

•	any accumulated and unpaid distributions required to be paid on the Trust Preferred Securities, to the extent the Trust has funds available to make the payment;

•	the redemption price for any Trust Preferred Securities called for redemption by the Trust, to the extent the Trust has funds available to make the payment; and

•	upon a voluntary or involuntary dissolution, winding-up or liquidation of the Trust, other than in connection with a distribution of a like amount of corresponding assets to the holders of the Trust Preferred Securities, the lesser of:

•	the aggregate of the liquidation amount and all accumulated and unpaid distributions on the Trust Preferred Securities to the date of payment, to the extent the Trust has funds available to make the payment; and

•	the amount of assets of the Trust remaining available for distribution to holders of the Trust Preferred Securities upon liquidation of the Trust.

Our obligation to make a guarantee payment may be satisfied by direct payment of the required amounts by us to the holders of the Trust Preferred Securities or by causing the Trust to pay the amounts to the holders.

If we do not make a required payment on the JSNs, the Trust will not have sufficient funds to make the related payments on the Trust Preferred Securities. The guarantee does not cover payments on the Trust Preferred Securities when the Trust does not have sufficient funds to make these payments. Accordingly, if we do not pay any amounts on the JSNs when due, holders of the Trust Preferred Securities will have to rely on the enforcement by the property trustee of its rights as beneficial holder of the JSNs on behalf of the Trust or proceed directly against us for payment of any amounts due on the JSNs. See “— Status of the Guarantee.”

Because we are a holding company, our rights to participate in the assets of any of our subsidiaries upon the subsidiary’s liquidation or reorganization will be subject to the prior claims of the subsidiary’s creditors, except to the extent that we may ourselves be a creditor with recognized claims against the subsidiary. The guarantee does not limit the incurrence or issuance by us of other secured or unsecured indebtedness.

The guarantee will be qualified as an indenture under the Trust Indenture Act. The Bank of New York will act as “guarantee trustee” for the guarantee for purposes of compliance with the provisions of the Trust Indenture Act. The guarantee trustee will hold the guarantee for the benefit of the holders of the Trust Preferred Securities.

Effect of the Guarantee

The guarantee, when taken together with our obligations under the indenture and the Trust’s obligations under the Declaration of Trust, including the obligations to pay costs, expenses, debts and liabilities of the Trust, other than with respect to the Trust securities, has the effect of providing a full and unconditional guarantee on a subordinated basis of payments due on the Trust Preferred Securities. See “Relationship among Trust Preferred Securities, Junior Subordinated Notes and Guarantee.”

We will also agree separately to irrevocably and unconditionally guarantee the obligations of the Trust with respect to the Trust Common Securities to the same extent as the guarantee.

Status of the Guarantee

The guarantee will be unsecured and will rank:

•	subordinate and junior in right of payment to all our indebtedness in the same manner as our JSNs as set forth in the indenture and described under “Description of the Junior Subordinated Notes — Subordination”; and

•	equally with all other guarantees for payments on Trust Preferred Securities that we issue in the future to the extent the related subordinated notes by their terms rank pari passu with the JSNs, our subordinated notes that we issue in the future to the extent that by their terms rank pari passu with the JSNs and any of our other present or future obligations that by their terms rank pari passu with such guarantee.

The guarantee will constitute a guarantee of payment and not of collection, which means that the guaranteed party may sue the guarantor to enforce its rights under the guarantee without suing any other person or entity.

The guarantee will be held for the benefit of the holders of the Trust Preferred Securities. The guarantee will be discharged only by payment of the guarantee payments in full to the extent not paid by the Trust.

Amendments and Assignment

The guarantee may be amended only with the prior approval of the holders of not less than a majority in aggregate liquidation amount of the outstanding Trust Preferred Securities. No vote will be required, however, for any changes that do not adversely affect the rights of holders of the Trust Preferred Securities in any material respect. All guarantees and agreements contained in the guarantee will bind our successors, assignees, receivers, trustees and representatives and will be for the benefit of the holders of the Trust Preferred Securities then outstanding.

Termination of the Guarantee

The guarantee will terminate:

•	upon full payment of the redemption price of all Trust Preferred Securities;

•	upon the distribution of the JSNs in exchange for all of the Trust Preferred Securities; or

•	upon full payment of the amounts payable in accordance with the Declaration of Trust upon liquidation of the Trust.

The guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of Trust Preferred Securities must restore payment of any sums paid under the Trust Preferred Securities or the guarantee.

Events of Default

An event of default under the guarantee will occur if we fail to perform any payment obligation or if we fail to perform any other obligation under the guarantee and such default remains unremedied for 30 days.

The holders of a majority in liquidation amount of the Trust Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee in respect of the guarantee or to direct the exercise of any trust or power conferred upon the guarantee trustee under the guarantee. Any holder of Trust Preferred Securities may institute a legal proceeding directly against us to enforce the guarantee trustee’s rights and our obligations under the guarantee, without first instituting a legal proceeding against the Trust, the guarantee trustee or any other person or entity.

As guarantor, we are required to file annually with the guarantee trustee a certificate as to whether or not we are in compliance with all applicable conditions and covenants under the guarantee.

Information Concerning the Guarantee Trustee

Prior to the occurrence of an event of default relating to the guarantee, the guarantee trustee is required to perform only the duties that are specifically set forth in the guarantee. Following the occurrence of an event of default, the guarantee trustee will exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs; provided that the foregoing requirements have been met, the guarantee trustee is under no obligation to exercise any of the powers vested in it by the guarantee at the request of any holder of Trust Preferred Securities, unless offered indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred thereby.

We and our affiliates may maintain certain accounts and other banking relationships with the guarantee trustee and its affiliates in the ordinary course of business.

Governing Law

The guarantee will be governed by and construed in accordance with the laws of the State of New York.

RELATIONSHIP AMONG TRUST PREFERRED SECURITIES,
JUNIOR SUBORDINATED NOTES AND GUARANTEE

As set forth in the Declaration of Trust, the exclusive purposes of the Trust are:

•	issuing the Trust securities representing beneficial interests in the Trust;

•	investing the gross proceeds of the Trust securities in the JSNs; and

•	engaging in only those activities necessary or incidental thereto.

As long as payments of interest and other payments are made when due on the JSNs, those payments will be sufficient to cover the distributions and payments due on the Trust securities. This is due to the following factors:

•	the Trust will hold an aggregate principal amount of JSNs equal to the sum of the aggregate liquidation amount of the Trust Preferred Securities and the Trust Common Securities;

•	the interest rate on the JSNs will match the distribution rate on the Trust Preferred Securities and the Trust Common Securities;

•	the interest and other payment dates on the JSNs will match the distribution dates for the Trust Preferred Securities and the Trust Common Securities;

•	under the guarantee, we will pay, and the Trust will not be obligated to pay, directly or indirectly, all costs, expenses, debts and obligations of the Trust, other than those relating to such Trust securities; and

•	the Declaration of Trust further provides that the trustees may not cause or permit the Trust to engage in any activity that is not consistent with the purposes of the Trust.

To the extent that funds are available, we guarantee payments of distributions and other payments due on the Trust securities to the extent described in this prospectus supplement. If we do not make interest payments on the JSNs, the Trust will not have sufficient funds to pay distributions on the Trust securities. The guarantee is a subordinated guarantee in relation to the Trust securities. The guarantee does not apply to any payment of distributions unless and until the Trust has sufficient funds for the payment of such distributions. See “Description of the Guarantee.”

We have the right to set off any payment that we are otherwise required to make under the indenture with any payment that we have previously made or are concurrently on the date of such payment making under the guarantee.

The guarantee covers the payment of distributions and other payments on the Trust securities only if and to the extent that we have made a payment of interest or principal or other payments on the JSNs. The guarantee, when taken together with our obligations under the JSNs, the indenture and the Declaration of Trust, will provide a full and unconditional guarantee of distributions, redemption payments and liquidation payments on the Trust securities.

If we fail to make interest or other payments on the JSNs when due, taking into account any deferral period, the Declaration of Trust allows the holders of the Trust Preferred Securities to direct the property trustee to enforce its rights under the JSNs on behalf of the Trust. If the property trustee fails to enforce these rights, any holder of Trust Preferred Securities may directly sue us to enforce such rights without first suing the property trustee or any other person or entity.

A holder of Trust Preferred Securities may institute a direct action if we fail to make interest or other payments on the JSNs when due, taking into account any deferral period. A direct action may be brought without first:

•	directing the property trustee to enforce the terms of the JSNs; or

•	suing us to enforce the property trustee’s rights under the JSNs on behalf of the Trust.

We acknowledge that the guarantee trustee will enforce the guarantee on behalf of the holders of the Trust Preferred Securities. If we fail to make payments under the guarantee, the holders of the Trust Preferred Securities may direct the guarantee trustee to enforce its rights under such guarantee on behalf of the Trust. If the guarantee trustee fails to enforce the guarantee, any holder of Trust Preferred Securities may directly sue us to enforce the guarantee trustee’s rights under the guarantee on behalf of the Trust. Such holder need not first sue the Trust, the guarantee trustee, or any other person or entity. A holder of Trust Preferred Securities may also directly sue us to enforce such holder’s right to receive payment under the guarantee. Such holder need not first direct the guarantee trustee to enforce the terms of the guarantee or sue the Trust or any other person or entity.

We and the Trust believe that the above mechanisms and obligations, taken together, are equivalent to a full and unconditional guarantee by us of payments due on the Trust Preferred Securities.

Limited Purpose of Trust

The Trust securities evidence beneficial interests in the Trust. A principal difference between the rights of a holder of a Trust security and a holder of JSNs is that a holder of JSNs would be entitled to receive from the issuer the principal amount of and interest accrued on such JSNs, while a holder of Trust securities is entitled to receive distributions from the Trust, or from us under the guarantee, if and to the extent the Trust has funds available for the payment of such distributions.

Rights upon Dissolution

Upon any voluntary or involuntary dissolution of the Trust, holders of Trust Preferred Securities will receive the distributions described under “Description of the Trust Preferred Securities — Optional Liquidation of Trust and Distribution of JSNs to Holders.” Upon any voluntary or involuntary liquidation or bankruptcy of PNC Financial, the holders of the JSNs would be subordinated creditors of PNC Financial, subordinated in right of payment to all indebtedness senior to the JSNs as set forth in the indenture, but entitled to receive payment in full of principal and interest before any of our shareholders receive distributions. Since we are the guarantor under the guarantee and have agreed to pay for all costs, expenses and liabilities of the Trust, other than the Trust’s obligations to the holders of the Trust securities, the positions of a holder of Trust Preferred Securities relative to other creditors and to our shareholders in the event of liquidation or bankruptcy are expected to be substantially the same as if that holder held the corresponding assets of the Trust directly.

REPLACEMENT CAPITAL COVENANT

The following is a brief description of the terms of the replacement capital covenant. It does not purport to be complete in all respects. This description is subject to and qualified in its entirety by reference to the replacement capital covenant, copies of which are available upon request from us.

We will covenant in the replacement capital covenant for the benefit of persons that buy or hold a specified series of our long-term indebtedness that ranks senior to the JSNs, that we will not repay, redeem or purchase, and we will not cause our subsidiaries to repay, redeem or purchase, the JSNs or the Trust Preferred Securities on or after March 15, 2038, unless:

•	we have obtained the prior approval of the Federal Reserve, if such approval is then required by the Federal Reserve; and

•	subject to certain limitations, during the 180-day period prior to the date of that repayment, redemption or purchase we have received proceeds from the sale of replacement capital securities in the amounts specified under “Description of the Junior Subordinated Notes — Replacement Capital Securities” (which amounts will vary based on the redemption date and the type of securities sold). Replacement capital securities are described under “Description of the Junior Subordinated Notes — Replacement Capital Securities.”

The term “repay” in this paragraph includes the defeasance by us of the JSNs, as well as the satisfaction and discharge of our obligations under the indenture.

Our covenants in the replacement capital covenant run only to the benefit of holders of the specified series of our long-term indebtedness (the “covered debt”). The replacement capital covenant is not intended for the benefit of holders of the Trust Preferred Securities and may not be enforced by them, and the replacement capital covenant is not a term of the indenture, the Declaration of Trust or the Trust Preferred Securities.

Our ability to raise proceeds from replacement capital securities during the 180-day period prior to a proposed redemption or purchase will depend on, among other things, market conditions at that time as well as the acceptability to prospective investors of the terms of those replacement capital securities.

We may amend or supplement the replacement capital covenant with the consent of the holders of a majority by principal amount of the debt that at the time of the amendment or supplement is the covered debt.

We may, acting alone and without the consent of the holders of the covered debt, amend or supplement the replacement capital covenant:

•	to eliminate common stock, debt exchangeable for common equity, rights to acquire common stock, and/or mandatorily convertible preferred stock as replacement capital securities if, after the date of the replacement capital covenant, we have been advised in writing by a nationally recognized independent accounting firm or an accounting standard or interpretive guidance of an existing accounting standard issued by an organization or regulator that has responsibility for establishing or interpreting accounting standards in the United States becomes effective such that there is more than an insubstantial risk that failure to do so would result in a reduction in our earnings per share as calculated in accordance with generally accepted accounting principles in the United States;

•	if the amendment or supplement is not adverse to the holders of the then-effective series of covered debt and one of our officers has delivered a written certificate to the holders of the covered debt to this effect; or

•	if the effect of such amendment or supplement is solely to impose additional restrictions on, or eliminate certain of, the types of securities qualifying as replacement capital securities (other than the securities covered by the first bullet above), and one of our officers has delivered a written certificate to the holders of the then-effective covered debt stating that, in his or her determination, such amendment or supplement would not adversely affect them.

The replacement capital covenant will terminate upon the earlier to occur of (i) March 15, 2048 or, if earlier, the date the JSNs are otherwise redeemed in full, (ii) the date on which the holders of a majority of the principal amount of the then outstanding specified series of long term indebtedness agree to terminate the replacement capital covenant, (iii) the date on which we no longer have outstanding any indebtedness eligible to qualify as “covered debt” as defined in the replacement capital covenant, or (iv) the occurrence of an event of default and acceleration of the JSNs under the indenture.

BOOK-ENTRY SYSTEM

The Depositary Trust Company

The Depository Trust Company, which we refer to along with its successors in this capacity as “DTC,” will act as securities depository for the Trust Preferred Securities. The Trust Preferred Securities will be issued only as fully registered securities registered in the name of Cede & Co. (DTC’s partnership nominee) or such other name as may be requested by an authorized representative of DTC. One or more fully registered global security certificates, representing the total aggregate number of each class of Trust Preferred Securities, will be issued and will be deposited with DTC and will bear a legend regarding the restrictions on exchanges and registration of transfer referred to below. At any time when the JSNs may be held by persons other than the property trustee on behalf of the Trust, one or more fully registered global security certificates, representing the total aggregate principal amount of JSNs, will be issued and will be deposited with DTC and will bear a legend regarding the restrictions on exchanges and registration of transfer referred to below.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer beneficial interests in Trust Preferred Securities or JSNs, so long as the corresponding securities are represented by global security certificates.

DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its direct participants deposit with DTC. DTC also facilitates the post-trade settlement among participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct participants include both United States and non-United States securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation, which, in turn, is owned by a number of direct participants of DTC and members of the National Securities Clearing Corporation, Fixed Income Clearing Corporation and Emerging Markets Clearing Corporation, as well as by the New York Stock Exchange, Inc., the American Stock Exchange LLC and the Financial Industry Regulatory Authority Inc. (“FINRA”). Access to the DTC system is also available to others, referred to as “indirect participants,” such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a direct or indirect custodial relationship with a direct participant. The rules applicable to DTC and its participants are on file with the SEC.

Purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of each beneficial owner of securities will be recorded on the direct or indirect participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchase. Beneficial owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participant through which the beneficial owner entered into the transaction. Under a book-entry format, holders may experience some delay in their receipt of payments, as such payments will be forwarded by the depository to Cede & Co., as nominee for DTC. DTC will forward the payments to its participants, who will then forward them to indirect participants or holders. Beneficial owners of securities other than DTC or its nominees will not be recognized by the relevant registrar, transfer agent, paying agent or trustee as registered holders of the securities entitled to the benefits of the Declaration of Trust and the guarantee or the indenture. Beneficial owners that are not participants will be permitted to exercise their rights only indirectly through and according to the procedures of participants and, if applicable, indirect participants.

To facilitate subsequent transfers, all securities deposited by direct participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the securities; DTC’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of redemption notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. If less than all of the securities of any class are being redeemed, DTC will determine the amount of the interest of each direct participant to be redeemed in accordance with its then current procedures.

Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to any securities unless authorized by a direct participant in accordance with DTC’s procedures. Under its usual procedures, DTC mails an omnibus proxy to the issuer as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts securities are credited on the record date (identified in a listing attached to the omnibus proxy).

DTC may discontinue providing its services as securities depository with respect to the Trust Preferred Securities at any time by giving reasonable notice to the issuer or its agent. Under these circumstances, in the event that a successor securities depository is not obtained, certificates for the Trust Preferred Securities are required to be printed and delivered. We may decide to discontinue the use of the system of book-entry-only transfers through DTC (or a successor securities depository). In that event, certificates for the Trust Preferred Securities will be printed and delivered to DTC.

As long as DTC or its nominee is the registered owner of the global security certificates, DTC or its nominee, as the case may be, will be considered the sole owner and holder of the global security certificates and all securities represented by these certificates for all purposes under the instruments governing the rights and obligations of holders of such securities. Except in the limited circumstances referred to above, owners of beneficial interests in global security certificates:

•	will not be entitled to have such global security certificates or the securities represented by these certificates registered in their names;

•	will not receive or be entitled to receive physical delivery of securities certificates in exchange for beneficial interests in global security certificates; and

•	will not be considered to be owners or holders of the global security certificates or any securities represented by these certificates for any purpose under the instruments governing the rights and obligations of holders of such securities.

All redemption proceeds, distributions and dividend payments on the securities represented by the global security certificates and all transfers and deliveries of such securities will be made to DTC or its nominee, as the case may be, as the registered holder of the securities. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from the issuer or its agent, on the payable date in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of that participant and not of DTC, the depository, the issuer or any of their agents, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions and dividend payments to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of the issuer or its agent, disbursement of such payments to direct participants will be the responsibility of DTC, and disbursement of such payments to the beneficial owners will be the responsibility of direct and indirect participants.

Ownership of beneficial interests in the global security certificates will be limited to participants or persons that may hold beneficial interests through institutions that have accounts with DTC or its nominee. Ownership of beneficial interests in global security certificates will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by DTC or its nominee, with respect to participants’ interests, or any participant, with respect to interests of persons held by the participant on their behalf. Payments, transfers, deliveries, exchanges, redemptions and other matters relating to beneficial interests in global security certificates may be subject to various policies and procedures adopted by DTC from time to time. None of us, the Trust, the trustees of the Trust or any agent for us or any of them, will have any responsibility or liability for any aspect of DTC’s or any direct or indirect participant’s records relating to, or for payments made on account of, beneficial interests in global security certificates, or for maintaining, supervising or reviewing any of DTC’s records or any direct or indirect participant’s records relating to these beneficial ownership interests.

Although DTC has agreed to the foregoing procedures in order to facilitate transfer of interests in the global security certificates among participants, DTC is under no obligation to perform or continue to perform these procedures, and these procedures may be discontinued at any time. We will not have any responsibility for the performance by DTC or its direct participants or indirect participants under the rules and procedures governing DTC.

Because DTC can act only on behalf of direct participants, who in turn act only on behalf of direct or indirect participants, and certain banks, trust companies and other persons approved by it, the ability of a beneficial owner of securities to pledge them to persons or entities that do not participate in the DTC system may be limited due to the unavailability of physical certificates for the securities.

DTC has advised us that it will take any action permitted to be taken by a registered holder of any securities under the Declaration of Trust, the guarantee, the indenture or our Articles of Incorporation, only at the direction of one or more participants to whose accounts with DTC the relevant securities are credited.

The information in this section concerning DTC and its book-entry system has been obtained from sources that we believe to be accurate, but we assume no responsibility for the accuracy thereof.

Clearstream and Euroclear

Clearstream and Euroclear will hold interests on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositories, which in turn will hold interests in customers’ securities accounts in the depositories’ names on the books of DTC. At the present time, Citibank, N.A. acts as United States depository for Clearstream and JPMorgan Chase Bank, N.A. acts as United States depository for Euroclear (the “U.S. Depositories”).

Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries.

Clearstream is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de Surveillance du Secteur Financier and the Banque Centrale du Luxembourg, which supervise and oversee the activities of Luxembourg banks. Clearstream Participants are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations, and may include the underwriters or their affiliates. Indirect access to Clearstream is available to other institutions that clear through or maintain a custodial relationship with a Clearstream Participant. Clearstream has established an electronic bridge with Euroclear as the operator of the Euroclear System (the “Euroclear Operator”) in Brussels to facilitate settlement of trades between Clearstream and the Euroclear Operator.

Distributions with respect to the Trust Preferred Securities of a series held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures, to the extent received by the U.S. Depository for Clearstream.

Euroclear holds securities and book-entry interests in securities for participating organizations (“Euroclear Participants”) and facilitates the clearance and settlement of securities transactions between Euroclear Participants, and between Euroclear Participants and participants of certain other securities intermediaries through electronic book-entry changes in accounts of such participants or other securities intermediaries. Euroclear provides Euroclear Participants, among other things, with safekeeping, administration, clearance and settlement, securities lending and borrowing, and related services. Euroclear Participants are investment banks, securities brokers and dealers, banks, central banks, supranationals, custodians, investment managers, corporations, trust companies and certain other organizations, and may include the underwriters or their affiliates. Non-participants in Euroclear may hold and transfer beneficial interests in a global security through accounts with a Euroclear Participant or any other securities intermediary that holds a book-entry interest in a global security through one or more securities intermediaries standing between such other securities intermediary and Euroclear.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

Distributions with respect to Trust Preferred Securities of a series held beneficially through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the Terms and Conditions, to the extent received by the U.S. Depository for Euroclear.

Transfers between Euroclear Participants and Clearstream Participants will be effected in the ordinary way in accordance with their respective rules and operating procedures.

Cross-market transfers between DTC’s participating organizations (“DTC Participants”), on the one hand, and Euroclear Participants or Clearstream Participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by its U.S. Depository. However, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (European time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its U.S. Depository to take action to effect final settlement on its behalf by delivering or receiving interests in the global security in DTC, and making or receiving payment in accordance with normal procedures for same-day fund settlement applicable to DTC. Euroclear Participants and Clearstream Participants may not deliver instructions directly to their respective U.S. Depositories.

Due to time zone differences, the securities accounts of a Euroclear Participant or Clearstream Participant purchasing an interest in a global security from a DTC Participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear Participant or Clearstream Participant, during the securities settlement processing day (which must be a business day for Euroclear or Clearstream) immediately following the settlement date of DTC. Cash received in Euroclear or Clearstream as a result of sales of interests in a global security related to a series of Trust Preferred Securities by or through a Euroclear Participant or Clearstream Participant to a DTC Participant will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

The information in this section concerning Euroclear and Clearstream and their book-entry systems has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy of that information.

None of us, any of the underwriters or the trustees will have any responsibility for the performance by Euroclear or Clearstream or their respective participants of their respective obligations under the rules and procedures governing their operations.

Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among participants of DTC, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform such procedures and they may discontinue the procedures at any time.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

General

The following discussion summarizes certain United States federal income tax consequences that may be relevant to you if you purchase Trust Preferred Securities in the initial offering at the original issue price and will hold the Trust Preferred Securities as capital assets. This summary does not purport to be a comprehensive description of all the tax consequences that may be relevant to a decision to purchase the Trust Preferred Securities by any particular investor, including tax consequences that arise from rules of general application to all taxpayers or to certain classes of taxpayers or that are generally assumed to be known by investors. For example, it does not address consequences that may be relevant to you if you are an investor that is subject to special tax rules, such as a bank, thrift, real estate investment trust, regulated investment company, insurance company, dealer in securities or currencies, trader in securities or commodities that elects mark-to-market treatment, person that will hold Trust Preferred Securities as a position in a “straddle” or as a “hedge,” conversion transaction or other integrated investment transaction, tax-exempt organization, partnership or other entity classified as a partnership for United States federal income tax purposes or partner therein, or a person (other than a “non-U.S. holder,” as defined below) whose “functional currency” is not the U.S. dollar.

As used in this summary, a “U.S. holder” is a beneficial owner of Trust Preferred Securities who is:

•	a citizen or resident of the United States;

•	a corporation or other entity taxable as a corporation created or organized in or under the laws of the United States or any political subdivision thereof;

•	an estate, the income of which is subject to United States federal income taxation regardless of its source; or

•	a trust if (1) a United States court is able to exercise primary supervision over the trust’s administration and one or more United States persons have the authority to control all of the trust’s substantial decisions, or (2) such trust has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person.

As used in this summary, the term “non-U.S. holder” means a beneficial owner of Trust Preferred Securities who is not a U.S. holder and the term “United States” means the United States of America, including the fifty states and the District of Columbia, but excluding its territories and possessions.

There is no statutory, judicial or administrative authority that directly addresses the United States federal income tax treatment of securities similar to the JSNs. This summary is based on laws, regulations, rulings and decisions now in effect, all of which may change. Any change could apply retroactively and could affect the continued validity of this summary. The authorities on which this summary is based are subject to various interpretations, and it is therefore possible that the federal income tax treatment of the purchase, ownership and disposition of the Trust Preferred Securities may differ from the treatment described below.

You should consult your tax adviser about the tax consequences of purchasing, holding and disposing of Trust Preferred Securities, including the relevance to your particular situation of the considerations discussed below, as well as the relevance to your particular situation of state, local, non-United States or other tax laws.

Classification of the JSNs

In connection with the issuance of the JSNs, Reed Smith LLP, our special tax counsel, will render its opinion generally to the effect that, while there is no authority directly on point and the issue is not free from doubt, under current law and assuming full compliance with the terms of the indenture (and other relevant documents), and based on the facts and assumptions contained in such opinion, the JSNs held by the Trust will be classified for U.S. federal income tax purposes as our indebtedness. An opinion of counsel is not binding on the Internal Revenue Service (the “IRS”) or a court, and it is possible that the IRS or a court would reach a different conclusion as to the proper characterization of the JSNs for United States federal income tax purposes. Prospective investors should also note that no rulings have been or are expected to be sought from the IRS with respect to any of the issues addressed by such opinion. If the IRS were to challenge successfully the classification of the JSNs as indebtedness for U.S. federal income tax purposes (and therefore, the JSNs were recharacterized as equity), interest payments on the JSNs would be treated as dividends to the extent of current and accumulated earnings and profits. In the case of non-U.S. holders, payments treated as dividends would generally be subject to withholding tax imposed at a rate of 30% (or such lower applicable treaty rate).

We agree, and by acceptance of a Trust Preferred Security, each beneficial owner of a Trust Preferred Security agrees, to treat the JSNs as our debt for United States federal income tax purposes, and remainder of the discussion assumes that the classification of the JSNs as indebtedness will be respected for United States federal income tax purposes.

Classification of the Trust

In connection with the issuance of the Trust Preferred Securities, Reed Smith LLP will render its opinion generally to the effect that, under then current law and assuming full compliance with the terms of the trust agreement, the indenture and other relevant documents, and based on the facts and assumptions contained in such opinion, the Trust will be classified for United States federal income tax purposes as a grantor trust and not as an association taxable as a corporation. Accordingly, for United States federal income tax purposes, each holder of Trust Preferred Securities generally will be considered the owner of an undivided interest in the JSNs. Each U.S. holder will be required to include in its gross income all interest or original issue discount (“OID”), if any, and any gain recognized relating to its allocable share of those JSNs.

U.S. Holders

Interest Income and Original Issue Discount.

Under applicable Treasury regulations, a “remote” contingency that stated interest will not be timely paid will be ignored in determining whether a debt instrument is issued with OID. We believe that the likelihood that we would exercise our option to defer payments of stated interest is remote within the meaning of the Treasury regulations. Based on the foregoing, we believe that, although the matter is not free from doubt, the JSNs will not be considered to be issued with OID at the time of their original issuance. Accordingly, each U.S. holder of Trust Preferred Securities should include in gross income such U.S. holder’s allocable share of interest on the JSNs in accordance with such U.S. holder’s method of tax accounting.

Under the regulations, if the possibility that we would exercise our option to defer any payment of interest was determined not to be “remote,” the JSNs would be treated as issued with OID at the time of issuance and all stated interest would be treated as OID. In such case, regardless of its method of accounting, a U.S. holder would be required to include this OID in income as it accrues, using a constant yield method. As such, a U.S. holder would include stated interest in income when it accrues, rather than when it is paid, and the actual cash payments of stated interest would not be included as taxable income.

If we were to exercise our option to defer the payment of interest on the JSNs, the JSNs would be treated as redeemed and reissued for OID purposes, with an amount of OID equal to the sum of the remaining stated interest payments on JSNs. In such case, regardless of its method of accounting, a U.S. holder would be required to include this OID in income as it accrues, using a constant yield method over the remaining term of the JSNs. As such, a U.S. holder would include the remaining stated interest in income when it accrues, rather than when it is paid, and the actual remaining cash payments of stated interest would not be included as taxable income. Consequently, during a deferral period, a U.S. holder of Trust Preferred Securities would be required to include OID in gross income even though we would not make any actual cash payments.

No rulings or other interpretations have been issued by the IRS which have addressed the meaning of the term “remote” as used in the applicable Treasury regulations, and it is possible that the IRS could take a position contrary to the interpretation in this prospectus supplement.

Corporate holders of Trust Preferred Securities will not be entitled to a dividends-received deduction with respect to any distributions on the Trust Preferred Securities, and individual holders will not be entitled to the lower income tax rate that applies to certain dividends in respect of any such distributions.

Sale, Exchange or Other Disposition of Trust Preferred Securities.

Upon the sale, exchange, retirement or other taxable disposition (collectively, a “disposition”) of a Trust Preferred Security, a U.S. holder will be considered to have disposed of all or part of its ratable share of the JSNs. Such U.S. holder will recognize gain or loss equal to the difference between its adjusted tax basis in the Trust Preferred Securities and the amount realized on the disposition of such Trust Preferred Securities. Assuming that we do not exercise our option to defer payment of interest on the JSNs and that the JSNs are not deemed to be issued with OID, a U.S. holder’s adjusted tax basis in the Trust Preferred Securities generally will be its initial purchase price. If the JSNs are deemed to be issued with OID, a U.S. holder’s tax basis in the Trust Preferred Securities will equal its initial purchase price, increased by OID previously includible in such U.S. holder’s gross income to the date of disposition and decreased by distributions or other payments received on the Trust Preferred Securities since and including the date that the JSNs were deemed to be issued with OID. Gain or loss from the disposition of the Trust Preferred Securities generally will be capital gain or loss, except to the extent of any accrued interest relating to such U.S. holder’s ratable share of the JSNs required to be included as ordinary income, and generally will be a long-term capital gain or loss if the Trust Preferred Securities have been held for more than one year. Net long-term capital gain recognized by a U.S. holder that is an individual generally will be subject to tax at a lower rate than net short-term capital gain or ordinary income.

Should we exercise our option to defer payment of interest on the JSNs, the Trust Preferred Securities may trade at a price that does not fully reflect the accrued but unpaid interest relating to the underlying JSNs. In the event of such deferral, a U.S. holder who disposes of its Trust Preferred Securities between record dates for payments of distributions will be required to include in income as ordinary income accrued but unpaid interest on the JSNs to the date of disposition (including OID, if any) and to add such amount to its adjusted tax basis in its ratable share of the underlying JSNs deemed disposed of. To the extent the selling price is less than the U.S. holder’s adjusted tax basis, such holder will recognize a capital loss. Capital losses generally cannot be applied to offset ordinary income for United States federal income tax purposes.

Receipt of JSNs or Cash upon Liquidation of the Trust.

Under the circumstances described in this prospectus supplement, JSNs may be distributed to holders in exchange for Trust Preferred Securities upon the liquidation of the Trust. Under current law, such a distribution, for United States federal income tax purposes, would not be treated as a taxable event, and each U.S. holder would have an aggregate tax basis in the JSNs equal to such holder’s aggregate tax basis in its Trust Preferred Securities. A U.S. holder’s holding period in the JSNs received in liquidation of the Trust would include the period during which the Trust Preferred Securities were held by such holder. See “Description of the Trust Preferred Securities — Optional Liquidation of Trust and Distribution of JSNs to Holders” in this prospectus supplement.

Under the circumstances described in this prospectus supplement, the JSNs may be redeemed by us for cash and the proceeds of such redemption distributed by the Trust to holders in redemption of their Trust Preferred Securities. Under current law, such redemption would, for United States federal income tax purposes, constitute a taxable disposition of the redeemed Trust Preferred Securities. Accordingly, a U.S. holder would recognize gain or loss as if it had sold such redeemed Trust Preferred Securities for cash. See “Description of the Trust Preferred Securities — Redemption” in this prospectus supplement and “— Sale, Exchange or Other Disposition of Trust Preferred Securities.”

Information Reporting and Backup Withholding.

Generally, income on the Trust Preferred Securities will be reported to the IRS and to holders on Forms 1099-INT. In addition, U.S. holders may be subject to a backup withholding tax on such payments if they do not provide their taxpayer identification numbers to the trustee in the manner required, fail to certify that they are not subject to backup withholding tax, or otherwise fail to comply with applicable backup withholding tax rules. U.S. holders may also be subject to information reporting and backup withholding tax with respect to the proceeds from a disposition of the Trust Preferred Securities. Any amounts withheld under the backup withholding rules will be allowed as a credit against the U.S. holder’s United States federal income tax liability provided the required information is timely furnished to the IRS.

Non-U.S. Holders

Under current United States federal income tax law and subject to the discussion on backup withholding, although not free from doubt:

•	withholding of United States federal income tax will not apply to a payment of interest on a Trust Preferred Security to a non-U.S. holder, provided that,

(1) such holder does not actually or constructively own 10 percent or more of the total combined voting power of all classes of stock of PNC Financial entitled to vote and is not a controlled foreign corporation directly or constructively related to PNC Financial through stock ownership;

(2) the beneficial owner provides a statement signed under penalties of perjury that includes its name and address and certifies that it is a non-U.S. holder in compliance with applicable requirements; and

(3) neither PNC Financial nor its paying agent has actual knowledge or reason to know that the beneficial owner of the Trust Preferred Security is a U.S. holder.

•	withholding of United States federal income tax will generally not apply to any gain realized on the disposition of a Trust Preferred Security.

Notwithstanding the above, if a non-U.S. holder is engaged in a trade or business in the United States (or, if certain tax treaties apply, if the non-U.S. holder maintains a permanent establishment within the United States) and the interest on the Trust Preferred Securities is effectively connected with the conduct of that trade or business (or, if certain tax treaties apply, attributable to that permanent establishment), such non-U.S. holder will be subject to United States federal income tax on the interest on a net income basis in the same manner as if such non-U.S. holder were a U.S. holder. In addition, a non-U.S. holder that is a foreign corporation engaged in a trade or business in the United States may be subject to a 30 percent (or, if certain tax treaties apply, such lower rates as provided) branch profits tax.

Any gain realized on the disposition of a Trust Preferred Security generally will not be subject to United States federal income tax unless:

•	that gain is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States (or, if certain tax treaties apply, is attributable to a permanent establishment maintained by the non-U.S. holder within the United States); or

•	the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are met.

In general, backup withholding and information reporting will not apply to a payment of interest on a Trust Preferred Security to a non-U.S. holder, or to proceeds from the disposition of a Trust Preferred Security by a non-U.S. holder, in each case, if the holder certifies under penalties of perjury that it is a non-U.S. holder and neither we nor our paying agent has actual knowledge to the contrary. Any amounts withheld under the backup withholding rules will be refunded or credited against the non-U.S. holder’s United States federal income tax liability provided the required information is timely furnished to the IRS.

The U.S. federal income tax discussion set forth above is included for general information only and may not be applicable depending upon a holder’s particular situation. Holders should consult their tax advisors in determining the tax consequences to them of the purchase, ownership and disposition of the Trust Preferred Securities, including the tax consequences under state, local, foreign and other tax laws and the possible effects of changes in U.S. federal or other tax laws.

ERISA CONSIDERATIONS

PNC Financial, the obligor with respect to the JSNs held by the Trust, and its affiliates and the property trustee may be considered a “party in interest” (within the meaning of Title I of the Employee Retirement Income Security Act of 1974 (“ERISA”)) or a “disqualified person” (within the meaning of Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”)) with respect to many employee benefit plans (“Plans”) that are subject to ERISA. Any person proposing to acquire Trust Preferred Securities with assets of any plan should consult with its counsel. The purchase and/or holding of Trust Preferred Securities by a Plan that is subject to the fiduciary responsibility provisions of ERISA and/or the prohibited transaction provisions of Section 4975 of the Code (including individual retirement arrangements and other plans described in Section 4975(e)(1) of the Code) and with respect to which we, the property trustee or any affiliate is a service provider (or otherwise is a party in interest or a disqualified person) may constitute or result in a prohibited transaction under ERISA or Section 4975 of the Code, unless such Trust Preferred Securities are acquired pursuant to and in accordance with an applicable exemption, such as Prohibited Transaction Class Exemption (“PTCE”) 84-14 (an exemption for certain transactions determined by an independent qualified professional asset manager), PTCE 91-38 (an exemption for certain transactions involving bank collective investment funds), PTCE 90-1 (an exemption for certain transactions involving insurance company pooled separate accounts), PTCE 95-60 (an exemption for transactions involving certain insurance company general accounts) or PTCE 96-23 (an exception for certain transactions determined by an in-house asset manager). In addition, a Plan fiduciary should be aware that the assets of the Trust may be considered “plan assets” for ERISA purposes. In such event, service providers with respect to the assets of the Trust may become parties in interest or disqualified persons with respect to investing Plans, and any discretionary authority exercised with respect to the JSNs by such persons could be deemed to constitute a prohibited transaction under ERISA or the Code. In order to avoid such prohibited transactions, each investing Plan, by purchasing the Trust Preferred Securities, was deemed to have represented and warranted that its purchase and holding of the Trust Preferred Securities is not prohibited by either Section 406 of ERISA or Section 4975 of the Code or is exempt from any such prohibition and to have directed the Trust to invest in the JSNs and to have appointed the property trustee.

A Plan fiduciary should consider whether the purchase or holding of Trust Preferred Securities could result in a delegation of fiduciary authority to the property trustee, and, if so, whether such a delegation of authority is permissible under the Plan’s governing instrument or any investment management agreement with the Plan. In making such determination, a Plan fiduciary should note that the property trustee is a United States bank qualified to be an investment manager (within the meaning of Section 3(38) of ERISA) to which such a delegation of authority generally would be permissible under ERISA, provided the property trustee acknowledges in writing that it is a fiduciary with respect to the Plan. Further, prior to an Event of Default with respect to the JSNs, the property trustee will have only limited custodial and ministerial authority with respect to Trust assets.

Neither the Trust, PNC Financial, the property trustee or any other person makes any representation that the Trust Preferred Securities meet all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that such securities are otherwise appropriate for Plans generally or any particular Plan.

UNDERWRITING

The PNC Financial Services Group, Inc., PNC Capital Trust E and the underwriters named below have entered into an underwriting agreement dated February 6, 2008 (the “underwriting agreement”) with respect to the Trust Preferred Securities being offered. Subject to certain conditions, the underwriters have agreed to purchase the respective number of Trust Preferred Securities indicated in the following table. Morgan Stanley & Co. Incorporated, Citigroup Global Markets Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated are the representatives of the underwriters.

Number of Trust
Underwriters	Preferred Securities

Morgan Stanley & Co. Incorporated	4,500,000
Citigroup Global Markets Inc.	4,500,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	4,500,000
UBS Securities LLC	4,500,000

Total	18,000,000

Under the terms and conditions of the underwriting agreement, the underwriters are committed to take and pay for all of the Trust Preferred Securities being offered, if any are taken.

In view of the fact that the proceeds from the sale of the Trust Preferred Securities and the Trust Common Securities will be used to purchase the JSNs issued by us, the underwriting agreement provides that we will pay as compensation for the underwriters’ arranging the investment therein of such proceeds the following amounts for the account of the underwriters.

Paid by
PNC Financial

Per Trust Preferred Security	$0.7875
Total	$14,175,000

However, we will pay the underwriters $0.50 for each Trust Preferred Security sold to certain institutions instead of the amount specified in the table above. Therefore, to the extent of any sales to such institutions, the actual total underwriting fees will be less than the amount shown in the table above.

Trust Preferred Securities sold by the underwriters to the public will be initially offered at the initial public offering price set forth on the cover of this prospectus supplement. Any Trust Preferred Securities sold by the underwriters to securities dealers may be sold at a discount from the initial public offering price of up to $0.50 per Trust Preferred Security from the initial public offering price; provided, however, that such discounts for sales to certain institutions will not be in excess of $0.30 per Trust Preferred Security. Any such securities dealers may resell any Trust Preferred Securities purchased from the underwriters to certain other brokers or dealers at a discount from the initial public offering price of up to $0.45 per Trust Preferred Security from the initial public offering price. If all the Trust Preferred Securities are not sold at the initial public offering price, the underwriters may change the offering price and the other selling terms.

The underwriters intend to offer the Trust Preferred Securities for sale primarily in the United States either directly or through affiliates or other dealers acting as selling agents. The underwriters may also offer the Trust Preferred Securities for sale outside the United States either directly or through affiliates or other dealers acting as selling agents.

We have agreed for a period from the date of this prospectus supplement continuing to and including the date 30 days after the date of this prospectus supplement or such earlier time as the underwriters may notify PNC Financial, not to offer, sell, contract to sell or otherwise dispose of, directly or indirectly, any Trust Preferred Securities (except for (a) the Trust Preferred Securities offered hereby and (b) any securities to be offered in an exchange offer or similar transaction in respect of securities outstanding on the date hereof, in each case including any guarantee of such securities), any other beneficial interests in the assets of the Trust (other than the

Trust Common Securities), any similar security issued by another trust or other limited purpose vehicle, or any preferred stock of PNC Financial, as the case may be, that are substantially similar to the Trust Preferred Securities, the JSNs, the guarantee, or any securities that are convertible into or exchangeable for or that represent the right to receive any such substantially similar securities of either the Trust, a similar trust or PNC Financial, except with the prior written consent of the representatives.

Prior to this offering, there has been no public market for the Trust Preferred Securities being offered. We intend to apply to list the Trust Preferred Securities on the New York Stock Exchange under the symbol “PNH.” If approved, we expect trading of the Trust Preferred Securities on the New York Stock Exchange to begin within the 30-day period after the original issue date. In order to meet one of the requirements for listing the Trust Preferred Securities on the New York Stock Exchange, the underwriters have undertaken to sell lots of 100 or more Trust Preferred Securities to a minimum of 100 beneficial owners.

In connection with the offering, the underwriters may purchase and sell Trust Preferred Securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of Trust Preferred Securities than they are required to purchase in the offering. Stabilizing transactions consist of certain bids or purchases of the Trust Preferred Securities made for the purpose of preventing or retarding a decline in the market price of the Trust Preferred Securities while the offering is in process.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased Trust Preferred Securities sold by or for the account of such underwriter in stabilizing or short covering transactions.

These activities by the underwriters, as well as other purchases by the underwriters for their own account, may stabilize, maintain or otherwise affect the market price of the Trust Preferred Securities. As a result, the price of the Trust Preferred Securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued at any time. These transactions may be effected on the New York Stock Exchange, in the over-the-counter market or otherwise.

It is expected that delivery of the Trust Preferred Securities will be made against payment therefor on or about the date specified on the cover page of this prospectus supplement, which is the fifth business day following the date hereof. Under Rule 15c6-1 of the SEC under the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Trust Preferred Securities on any date prior to the third business day before delivery will be required, by virtue of the fact that the Trust Preferred Securities initially will settle on the fifth business day following the day of pricing (“T+5”), to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement and should consult their own advisor.

The offering of the Trust Preferred Securities is being made in compliance with Conduct Rule 2810 of FINRA. Under Rule 2810, none of the named underwriters is permitted to sell Trust Preferred Securities in this offering to an account over which it exercises discretionary authority without the prior written approval of the customer to which the account relates.

PNC Financial estimates that its share of the total offering expenses, excluding underwriting discounts and commissions, will be approximately $800,000.

PNC Financial has agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act.

Certain of the underwriters and their affiliates have in the past provided, and may in the future from time to time provide, investment banking and other financing and banking services to PNC Financial, for which they have in the past received, and may in the future receive, customary fees and expenses.

Our affiliates, including PNC Capital Markets LLC, J.J.B. Hilliard, W.L. Lyons, Inc., and other affiliates may use this prospectus supplement and the attached prospectus in connection with offers and sales related to secondary market transactions in the Trust Preferred Securities. These affiliates may act as principal or agent in those transactions. Secondary market sales will be made at prices related to market prices at the time of sale.

In compliance with FINRA guidelines, underwriting compensation to all persons participating in the distribution may not exceed 8% of the amount offered in each offering under this prospectus supplement.

VALIDITY OF SECURITIES

The validity of the Trust Preferred Securities will be passed upon by Richards, Layton & Finger, P.A., special Delaware counsel for the Trust. The validity of the JSNs and the guarantee will be passed upon for us by George P. Long, III, Esq., Senior Counsel and Corporate Secretary of PNC Financial. The underwriters are represented by Cravath, Swaine & Moore LLP, 825 Eighth Avenue, New York, New York 10019, and Davis Polk & Wardwell, 450 Lexington Avenue, New York, New York 10017. Cravath, Swaine & Moore LLP and Davis Polk & Wardwell will rely as to certain matters of Delaware law upon the opinion of Richards, Layton & Finger, P.A. and as to all matters of Pennsylvania law upon the opinion of Mr. Long.

Mr. Long beneficially owns, or has the right to acquire, an aggregate of less than 1% of PNC Financial’s common stock.

EXPERTS

The consolidated financial statements of PNC Financial incorporated into this prospectus by reference from PNC Financial’s Annual Report on Form 10-K/A Amendment No. 1 and management’s report on the effectiveness of internal control over financial reporting incorporated into this prospectus from PNC Financial’s Annual Report on Form 10-K/A Amendment No. 2, for the year ended December 31, 2006 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports which are incorporated herein by reference (which reports (i) express an unqualified opinion on the consolidated financial statements and include explanatory paragraphs referring to the restatement of the consolidated financial statements and include explanatory paragraphs relating to the restatement of the consolidated statement of cash flows, PNC Financial’s adoption of Statement of Financial Accounting Standard No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans — an amendment of FASB Statements No. 87, 88, 106, and 132(R)” and PNC Financial’s use of the equity method of accounting to recognize its investment in BlackRock, Inc, (ii) express an unqualified opinion on management’s assessment regarding the effectiveness of internal control over financial reporting, and (iii) express an unqualified opinion on the effectiveness of internal control over financial reporting), and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

PROSPECTUS

The PNC Financial Services Group, Inc.

Junior Subordinated Debt Securities
Guarantees

PNC Capital Trust E

PNC Capital Trust F

PNC Capital Trust G

PNC Capital Trust H

Trust Preferred Securities

The securities listed above may be offered and sold, from time to time, by us and one or more of the trusts referred to above and/or may be offered and sold, from time to time, by one or more selling securityholders to be identified in the future. We will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in the securities described in the applicable prospectus supplement.

This prospectus may not be used to sell securities unless accompanied by the applicable prospectus supplement.

These securities will be our equity securities or unsecured obligations, will not be savings accounts, deposits or other obligations of any bank or savings association, and will not be insured by the Federal Deposit Insurance Corporation, the bank insurance fund or any other governmental agency or instrumentality.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 6, 2008.

Unless the context requires otherwise, references to (1) “we,” “us,” “our” or similar terms are to The PNC Financial Services Group, Inc. and its subsidiaries, and (2) the “Trusts” are to PNC Capital Trust E, PNC Capital Trust F, PNC Capital Trust G, and PNC Capital Trust H, statutory Delaware trusts and the issuers of the trust preferred securities.

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we and the Trusts filed with the Securities and Exchange Commission (“SEC”) using a “shelf” registration process. Under this shelf registration statement, we may sell junior subordinated debt securities in one or more offerings and the Trusts may sell trust preferred securities representing undivided beneficial interests in the Trusts, which will be guaranteed by us.

Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”

The registration statement that contains this prospectus, including the exhibits to the registration statement, contains additional information about us and the securities offered under this prospectus. That registration statement can be read at the SEC web site or at the SEC offices mentioned under the heading “Where You Can Find More Information.”

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission, or the “SEC.” You may read and copy any document that we file at the SEC’s public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. Please call the SEC at 800-SEC-0330 for further information on the public reference room. In addition, our SEC filings are available to the public from the SEC’s web site at www.sec.gov. Our SEC filings are also available at the offices of the New York Stock Exchange. For further information on obtaining copies of our public filings at the New York Stock Exchange, you should call 212-656-5060.

The SEC allows us to incorporate by reference the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the following documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the “Exchange Act,” until we or any of the underwriters appointed by us sell all of the securities offered by this prospectus:

•	Annual Report on Form 10-K and 10-K/A (two filings) for the year ended December 31, 2006;

•	Quarterly Reports on Form 10-Q and 10-Q/A for the quarters ended March 31, 2007, June 30, 2007 and September 30, 2007; and

•	Current Reports on Form 8-K filed January 10, 2007, January 24, 2007 (with respect to item 8.01), February 2, 2007, February 9, 2007, February 20, 2007, March 6, 2007, March 7, 2007, March 8, 2007, March 28, 2007, March 30, 2007, April 30, 2007, June 13, 2007, June 14, 2007, July 3, 2007, August 13, 2007 (with respect to item 8.01), October 1, 2007, December 12, 2007, January 22, 2008 and February 4, 2008 (two filings).

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You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

The PNC Financial Services Group, Inc.
One PNC Plaza
249 Fifth Avenue
Pittsburgh, Pennsylvania 15222-2707
Attention: Shareholder Services
Telephone: 800-982-7652
Email: webqueries@computershare.com

You should rely only on the information contained or incorporated by reference in this prospectus and the applicable prospectus supplement. We have not authorized anyone else to provide you with additional or different information. We may only use this prospectus to sell securities if it is accompanied by a prospectus supplement. We are only offering these securities in jurisdictions where the offer is permitted. You should not assume that the information in this prospectus or the applicable prospectus supplement or any document incorporated by reference is accurate as of any date other than the dates of the applicable documents.

USE OF PROCEEDS

We intend to use the net proceeds from the sales of the securities as set forth in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of PNC Financial incorporated into this prospectus by reference from PNC Financial’s Annual Report on Form 10-K/A Amendment No. 1 and management’s report on the effectiveness of internal control over financial reporting incorporated into this prospectus from PNC Financial’s Annual Report on Form 10-K/A Amendment No. 2, for the year ended December 31, 2006 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports which are incorporated herein by reference (which reports (i) express an unqualified opinion on the consolidated financial statements and include explanatory paragraphs referring to the restatement of the consolidated financial statements and include explanatory paragraphs relating to the restatement of the consolidated statement of cash flows, PNC Financial’s adoption of Statement of Financial Accounting Standard No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans — an amendment of FASB Statements No. 87, 88, 106, and 132(R)” and PNC Financial’s use of the equity method of accounting to recognize its investment in BlackRock, Inc, (ii) express an unqualified opinion on management’s assessment regarding the effectiveness of internal control over financial reporting, and (iii) express an unqualified opinion on the effectiveness of internal control over financial reporting), and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

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